Filed Pursuant to Rule 424(b)5
Registration No. 333-185288

PROSHARES TRUST II

Common Units of Beneficial Interest

Title of Securities to be Registered	Benchmark	Proposed Maximum Aggregate Offering Price Per Fund
ProShares Managed Futures Strategy	S&P Dynamic Futures Index	$200,000,000
ProShares Commodity Managed Futures Strategy	S&P Dynamic Commodities Futures Index	$100,000,000

ProShares Trust II (the “Trust”) is a Delaware statutory trust organized into separate series. The Trust may from time to time offer to sell common units of beneficial interest (“Shares”) of any or both of the two series of the Trust listed above (each, a “Fund” and collectively, the “Funds”) or other series of the Trust, which represent units of fractional undivided beneficial interest in and ownership of a series of the Trust. Please note that the Trust has series other than those that comprise the Funds. Each Fund’s Shares will be offered on a continuous basis from time to time. The Funds have not, prior to the date of this Prospectus, commenced trading and do not have any performance history. The Shares of each Fund will be listed on the BATS Exchange (the “BATS Exchange”) under the ticker symbols to be announced prior to the commencement of trading. The Funds are expected to be offered beginning in the first quarter of 2013.

Each benchmark is comprised of either commodity futures contracts or a combination of commodity futures contracts and financial futures contracts (i.e., futures contracts on an underlying currency exchange rate or U.S. Treasury security). The Funds will attempt to gain exposure to the applicable commodity or financial futures contracts through investments in financial instruments (i.e., futures contracts or other instruments, including swap agreements, whose value is derived from the value of an underlying asset, rate or benchmark).

Each Fund seeks investment results that correspond (before fees and expenses) to the performance of its corresponding benchmark, even during periods in which the applicable benchmark is flat or moving in a manner which causes the value of a Fund to decline.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 4.

Each Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expenses of the Fund.

Each Fund will continuously offer and redeem its Shares in blocks of 50,000 Shares (each such block, a “Creation Unit”). Only Authorized Participants may purchase and redeem Shares from a Fund and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with the Trust and ProShare Capital Management LLC (the “Sponsor”). It is expected that after the date of this Prospectus, the initial Authorized Participant(s) will, subject to certain terms and conditions, make minimum initial purchases of at least two initial Creation Units of 50,000 Shares of each Fund at an initial price per Share of $40.00, equal to $2,000,000 per Creation Unit. Each Fund will not commence trading unless and until its initial Authorized Participant(s) effects the minimum initial purchase with respect to such Fund. Following the initial purchase(s) by the initial Authorized Participant(s), Shares of the Funds are offered to Authorized Participants in Creation Units at each Fund’s respective net asset value (“NAV”). Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Share market price. The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants will not receive from any Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

NEITHER THE TRUST NOR ANY FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), AND NEITHER IS SUBJECT TO REGULATION THEREUNDER.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

January 31, 2013

The Shares are neither interests in nor obligations of any of the Sponsor, Wilmington Trust Company (the “Trustee”), or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

It is anticipated that the initial Authorized Participant(s) will purchase a minimum of two Creation Units of each Fund at a price of $40.00 per Share, equal to $2,000,000 per Creation Unit.

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL, AT PAGES 26 AND 27, AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 26.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 4 THROUGH 14.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR. IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY, IN CERTAIN INSTANCES, BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE BOOKS AND RECORDS OF THE FUNDS ARE MAINTAINED AS FOLLOWS:

•	All marketing materials are maintained at the offices of:

  SEI Investments Distribution Co. (“SEI” or the “Distributor”)

  1 Freedom Valley Drive

  Oaks, Pennsylvania 19456

•

Creation Unit creation and redemption books and records, accounting and certain other financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details) and certain trading and related documents received from Futures Commission Merchants (“FCMs”) are maintained at the offices of:

  Brown Brothers Harriman & Co. (“BBH&Co.” or the “Custodian”)

  50 Milk Street

  Boston, Massachusetts 02109

•

All other books and records of the Funds (including minute books and other general corporate records, trading records and related reports) are maintained at the Funds’ principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The main business telephone number of each of the Funds and the Sponsor is (240) 497-6400.

SHAREHOLDERS HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE SPONSOR’S WEBSITE AT WWW.PROSHARES.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE AT THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE

CLOSE OF THE FUNDS’ FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS. THE TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS WILL ALSO BE DISTRIBUTED.

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY OF THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN PART TWO OF THIS PROSPECTUS.

PROSHARES TRUST II

- i -

- ii -

- iii -

PART ONE: OFFERED SERIES DISCLOSURE

SUMMARY

Investors should read the following summary together with the more detailed information, including under the caption “Risk Factors,” and all exhibits to this Prospectus and the information specifically incorporated by reference in this Prospectus, including the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2011, the Quarterly Report on Form 10-Q for the period ended March 31, 2012, the Quarterly Report on Form 10-Q for the period ended June 30, 2012 and the Quarterly Report on Form 10-Q for the period ended September 30, 2012, before deciding to invest in any Shares. Please see the section entitled “Incorporation by Reference of Certain Documents” in Part Two of this Prospectus. For ease of reference, any references throughout this Prospectus to various actions taken by each of the Funds are actually actions that the Trust has taken on behalf of such Funds.

Definitions used in this Prospectus can be found in the Glossary in Appendix A.

THESE POOLS HAVE NOT COMMENCED TRADING

AND DO NOT HAVE ANY PERFORMANCE HISTORY.

Overview

The Funds seek to provide investment results that correspond (before fees and expenses) to the performance of the S&P Dynamic Futures Index (the “DFI”) or to a sub-index of the DFI. The DFI and its sub-indexes were developed by Standard & Poor’s (“S&P”) and are long/short rules-based investable indexes designed to attempt to capture the economic benefit derived from both rising and declining trends in futures prices. The DFI is composed of unleveraged positions in U.S. exchange-traded futures contracts on sixteen different tangible commodities (the “Commodity Futures Contracts”), as well as futures contracts on eight different financials, such as major currencies and U.S. Treasury securities (the “Financial Futures Contracts” and together with the Commodity Futures Contracts, the “Index Components”). The Commodity Futures Contracts and Financial Futures Contracts each comprise separate sub-indexes of the DFI: the S&P Dynamic Commodities Futures Index (the “DCFI”) and the S&P Dynamic Financial Futures Index (the “DFFI”), respectively (each a “Sub-Index” and collectively, the “Sub-Indexes”). ProShares Managed Futures Strategy seeks to provide investment results that correspond (before fees and expenses) to the performance of the DFI, while ProShares Commodity Managed Futures Strategy seeks to provide investment results that correspond (before fees and expenses) to the performance of the DCFI.

Each Fund generally will invest in Financial Instruments (i.e., futures contracts or other instruments, including swap agreements, whose value is derived from the value of an underlying asset, rate or benchmark (such asset, rate or benchmark, a “Reference Asset”)). Specifically, each Fund intends to obtain exposure to the DFI or DCFI, as applicable, by primarily investing in the applicable Commodity Futures Contracts or Financial Futures Contracts. In the event position accountability rules or position limits are reached with respect to the Commodity Futures Contracts or Financial Futures Contracts, the Sponsor may, in its commercially reasonable judgment, cause such Fund to obtain exposure through swaps whose value is derived from the level of the DFI or DCFI, one or more Index Components or, in the case of currency-based Financial Futures Contracts, the exchange rates underlying such Financial Futures Contracts, or invest in other futures contracts or swaps if such instruments tend to exhibit trading prices or returns that correlate with the DFI or DCFI or any Index Component and will further the investment objective of the Fund. The Funds may also invest in swaps if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) that prevent the Funds from obtaining the appropriate amount of investment exposure to the affected Commodity Futures Contracts or Financial Futures Contracts directly or other futures contracts described above. Each Fund may also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements) for direct investments or as collateral for the Commodity Futures Contracts or Financial Futures Contracts or swap agreements. The Sponsor does not currently intend to invest directly in any commodity or currency.

In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes in combination should produce daily returns consistent with the Funds’ objectives. The Sponsor relies upon a pre-determined model to generate orders that result in repositioning the Funds’ investments in accordance with their respective investment objective. The mathematical model is engineered during the product development phase prior to a Fund’s launch and is adjusted, when necessary, in order to help the Funds achieve their investment objectives. Changes to the mathematical model may occur at any time without notice to shareholders.

The Sponsor does not invest the assets of the Funds based on its view of the investment merit of a particular investment, other than for cash management purposes, nor does it conduct conventional research or analysis (other than in determining counterparty creditworthiness), or forecast market movement or trends in managing the assets of the Funds. Each Fund generally seeks to remain fully exposed at all times to the DFI or DCFI, as applicable, without regard to market conditions, trends or direction.

ProShare Capital Management LLC, a Maryland limited liability company, serves as the Trust’s Sponsor, commodity pool operator and commodity trading advisor. The principal office of the Sponsor and the Funds is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The telephone number of the Sponsor and each of the Funds is (240) 497-6400.

Purchases and Sales in the Secondary Market, on the BATS Exchange

The Shares of each Fund will be listed on the BATS Exchange under the ticker symbols to be announced prior to the commencement of trading. Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Creation and Redemption Transactions

Only an Authorized Participant may purchase (i.e., create) or redeem Creation Units in the Funds. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund and the supply of and demand for the Shares at the time of sale and are expected to fall between the NAV and the trading price of the Shares at the time of sale. Similarly, it is expected that Creation Units in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund closely over time. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

A creation transaction, which is subject to acceptance by SEI, generally takes place when an Authorized Participant deposits a specified amount of cash in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, generally for cash. Except when aggregated in Creation Units, Shares are not redeemable by the Funds. The prices at which creations and redemptions occur are based on the next calculation of the NAV after an order is received in a form described in the Authorized Participant Agreement and the related Authorized Participant Handbook. The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook. By placing a purchase order, an Authorized Participant agrees to deposit cash with BBH&Co., the custodian of the Funds.

Creation and redemption transactions must be placed each day with SEI by the create/redeem cut-off time (stated below), or earlier if the New York Stock Exchange (“NYSE”), the BATS Exchange or other exchange material to the valuation or operation of such Fund closes before such cut-off time, to receive that day’s NAV.

Underlying Index	Create/Redeem Cut-off	NAV Calculation Time
S&P Dynamic Futures Index	10:45 a.m. (Eastern Time)	3:00 p.m. (Eastern Time)
S&P Dynamic Commodities Futures Index	10:45 a.m. (Eastern Time)	3:00 p.m. (Eastern Time)

Breakeven Amounts

A Fund will be profitable only if returns from the Fund’s investments exceed its “breakeven amount.” Estimated breakeven amounts are set forth in the table below. The estimated breakeven amounts represent the estimated amount of trading income that each Fund would need to achieve during one year to offset the Fund’s estimated fees, costs and expenses, net of any interest income earned by the Fund on its investments. It is not possible to predict whether a Fund will break even at the end of the first twelve months of an investment or any other period. See “Charges—Breakeven Table,” beginning on page 26, for more detailed tables showing Breakeven Amounts.

Fund Name	Breakeven Amount (% Per Annum of Average Daily NAV)*	Assumed Selling Price Per Share*	Breakeven Amount ($ for the Assumed Selling Price Per Share)*
ProShares Managed Futures Strategy	0.75	$40.00	0.30
ProShares Commodity Managed Futures Strategy	0.75	$40.00	0.30

*	The breakeven analysis set forth in this table assumes that the Shares have a constant month end NAV, and assumes that the selling price per Share will equal the NAV. The analysis is based on an assumed NAV per Share of each Fund as listed in the table above under Assumed Selling Price Per Share. The initial price per Share to be paid by the initial Authorized Participant(s) is expected to be $40.00 per Share for each of the Funds. The actual NAV of each Fund will differ after the initial purchases by the initial Authorized Participant(s) and is likely to change on a daily basis.

Important Tax Information

Please note that each Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expense items of the Fund. The Schedule K-1 is a complex form and shareholders may find that preparing tax returns may require additional time or may require the assistance of an accountant or other tax preparer, at an additional expense to the shareholder.

RISK FACTORS

Before investors invest in the Shares, they should be aware that there are various risks. Investors should consider carefully the risks described below together with all of the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before they decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any prospectus supplement or post-effective amendment filed with the SEC in the future.

Historical correlation trends between the DFI or DCFI and other asset classes may not continue or may reverse, limiting or eliminating any potential diversification or other benefit from owning a Fund.

To the extent that an investor purchases a Fund seeking diversification benefits based on the historic correlation (whether positive or negative) between the returns of the strategies comprising the DFI or DCFI and other asset classes, such historic correlation may not continue or may reverse itself. In this circumstance, the diversification or other benefits sought may be limited or nonexistent.

A Fund’s exposure to commodity or financial futures markets may subject the Fund to greater volatility than investments in traditional securities, which may adversely affect an investor’s investment in that Fund.

Certain Index Components have experienced high volatility in the past. Because the DFI and DCFI are comprised of the Index Components, the DFI and the DCFI, and by extension, the Funds may be subject to greater volatility than investments in traditional securities.

The level of the DFI and DCFI, and the returns attributable to the Index Components depend on whether a particular Index Component is positioned long or short.

The impact of changes in the prices of the Index Components will affect a Fund differently depending upon whether such Index Component is positioned long or short. Increases in the price of an underlying Index Component will negatively impact a Fund’s performance when the Index Component is positioned short and decreases in the price of an underlying Index Component will negatively impact a Fund’s performance when the Index Component is positioned long.

Short positions should be considered to be speculative and could result in the total loss of an investor’s investment.

The Funds may take short positions in the Commodity Futures Contracts or Financial Futures Contracts. Because the holder of a short position is exposed to losses upon any increase in price, and a price increase is potentially unlimited, short positions will expose the Funds to potentially unlimited losses which could result in a total loss of investment.

The DFI and DCFI are based on the prices of Commodity Futures Contracts and Financial Futures Contracts, not the “spot” price of a Reference Asset (i.e., the underlying commodity or financial asset). The performance of Commodity Futures Contracts and Financial Futures Contracts may be very different than the performance of the applicable Reference Asset.

The DFI and DCFI are based on the prices of Commodity Futures Contracts and Financial Futures Contracts, not the “spot” price of any Reference Asset. While prices of futures contracts or other derivative contracts based on futures contracts are related to the prices of the relevant, underlying Reference Asset, they are not always correlated and often can perform very differently. It is possible that during certain time periods, the performance of different futures contracts may be substantially lower or higher than cash market prices for the underlying Reference Asset due to differences in derivative contract terms or as supply, demand or other economic or regulatory factors become more pronounced in either the cash or derivative markets.

Monthly repositioning may expose the Funds to increased losses in volatile markets.

The DFI and DCFI are designed to capture the economic benefit derived from both rising and declining trends in futures prices. In order to accomplish this, the DFI and DCFI are rebalanced and repositioned, either long or short, on a monthly basis. As further described in “Description of the Funds’ Indexes—Determining the Long/Short Positioning of the Index Components,” long positions or short positions in each Index Component are determined based on price movements over the past seven months. In volatile markets, this may result in the Index Components frequently being repositioned from long to short and vice versa. If the price movements that caused a particular Index Component to be repositioned subsequently reverse themselves, the relevant index will be negatively impacted. For example, if Gold is positioned long for the month of March, and the underlying futures contracts decline in price, the DFI will experience losses. Depending on the magnitude of the price decline, Gold may reposition itself to short at month end. If, in April, the market reverses and appreciates in price, Gold will again experience losses, even if the price of Gold futures contracts measured across both months is flat from a performance perspective. Such activity can cause the Fund to lose more, and possibly significantly more, than an investment focused only on long or short positions in the same futures contracts.

Correlation risks.

While the Funds seek to meet their investment objectives, there is no guarantee they will do so. Factors that may affect a Fund’s ability to meet its investment objective include: (1) the Sponsor’s ability to purchase and sell Financial Instruments in a manner that correlates to a Fund’s objective; (2) an imperfect correlation between the performance of the Financial Instruments held by a Fund and the performance of the applicable benchmark; (3) bid-ask spreads on such instruments; (4) fees, expenses, transaction costs, financing costs associated with the use of derivatives and commission costs; (5) holding instruments traded in a market that has become illiquid or disrupted; (6) a Fund’s Share prices being rounded to the nearest cent and/or valuation methodologies; (7) changes to a benchmark that are not disseminated in advance; (8) the need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (9) early and unanticipated closings of the markets on which the holdings of a Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions; and (10) accounting standards.

Furthermore, the Funds will typically need to allocate assets across many different Index Components. At times when the aggregate NAV of a Fund is lower, it may be more difficult to allocate that Fund’s assets efficiently to gain optimal exposure across all Index Components, which could result in that Fund being over- or under-exposed to the Index Components. In addition, unlike other funds that do not rebalance their portfolios as frequently, each Fund may be subject to increased trading costs associated with monthly portfolio rebalancings in order to maintain appropriate exposure to the Index Components. Such costs include commissions paid to the FCMs, and may vary by FCM. The effects of these trading costs have been estimated and included in the breakeven table. See “Charges—Breakeven Table” below.

Each Fund seeks to provide investment results that correspond (before fees and expenses) to the performance of its relevant index at all times, even during periods when the applicable index is flat as well as when the applicable index is moving in a manner which causes the Fund’s NAV to decline, thereby causing losses to such Fund.

Other than for cash management purposes, the Funds are not actively managed by traditional methods (e.g., effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions). Rather, each Fund seeks to provide investment results that correspond (before fees and expenses) to the performance of its relevant index in accordance with each Fund’s investment objective, even during periods in which the applicable index is flat or moving in a manner which causes the NAV of a Fund to decline. It is possible to lose money over time even when the level of the applicable index is up.

Risks specific to the Commodity Futures Contracts and Financial Futures Contracts comprising the DFI and DCFI.

Several factors may affect the price of commodities and, in turn, Commodity Futures Contracts and related assets, if any, owned by such a Fund, including, but not limited to:

•

Significant increases or decreases in the available supply of a physical commodity due to natural or technological factors. Natural factors would include depletion of known cost-effective sources for a commodity or the impact of severe weather on the ability to produce or distribute the commodity. Technological factors, such as increases in availability created by new or improved extraction, refining and processing equipment and methods or decreases caused by failure or unavailability of major refining and processing equipment (for example, shutting down or constructing oil refineries), also materially influence the supply of commodities.

•

Significant increases or decreases in the demand for a physical commodity due to natural or technological factors. Natural factors would include such events as unusual climatological conditions impacting the demand for commodities. Technological factors may include such developments as substitutes for particular commodities.

•

A significant increase or decrease in commodity hedging activity by commodity producers. Should there be an increase or decrease in the level of hedge activity of commodity producing companies, countries and/or organizations, it could cause a change in world prices of any given commodity, causing the level of the Index or Sub-Index including that commodity to be affected.

•

A significant change in the attitude of speculators and investors towards a commodity. Should the speculative community take a negative or positive view towards any given commodity, it could cause a change in world prices of any given commodity, the level of the Index or Sub-Index including that commodity will be affected.

•	The recent proliferation of commodity-linked products and their unknown effect on the commodity markets.

•

Large purchases or sales of physical commodities by the official sector. Governments and large institutions have large commodities holdings or may establish major commodities positions. For example, a significant portion of the aggregate world gold holdings is owned by governments, central banks and related institutions. Similarly, nations with centralized or nationalized oil production and organizations such as the Organization of Petroleum Exporting

Countries control large physical quantities of crude oil. If one or more of these institutions decides to buy or sell any commodity in amounts large enough to cause a change in world prices, the level of the Index or Sub-Index including that commodity will be affected.

•

Other political factors. In addition to the organized political and institutional trading-related activities described above, peaceful political activity such as imposition of regulations or entry into trade treaties, as well as political disruptions caused by societal breakdown, insurrection and/or war may greatly influence commodities prices.

Several factors may affect the value of foreign currencies or the U.S. dollar and, in turn, certain Financial Futures Contracts and related assets, if any, owned by a Fund, including, but not limited to:

•	Debt level and trade deficit of the relevant foreign countries;

•	Inflation rates of the United States and the relevant foreign countries and investors’ expectations concerning inflation rates;

•	Interest rates of the United States and the relevant foreign countries and investors’ expectations concerning interest rates;

•	Investment and trading activities of mutual funds, hedge funds and currency funds;

•	Global or regional political, economic or financial events and situations;

•	Sovereign action to set or restrict currency conversion; and

•	Monetary policies and other related activities of central banks within the U.S. and other relevant foreign markets.

Several factors may affect the value of U.S. Treasury securities and, in turn, certain Financial Futures Contracts and related assets, if any, owned by a Fund, including, but not limited to:

•	Perception of risk, or the lack thereof, in assets other than U.S. Treasury securities;

•	Debt level and trade deficit of the United States;

•	Inflation rates of the United States and the relevant foreign countries and investors’ expectations concerning inflation rates;

•	Interest rates of the United States and the relevant foreign countries and investors’ expectations concerning interest rates;

•	Fluctuations in the value of the U.S. dollar relative to other currencies; and

•	Fluctuations in the supply of, and demand for, the underlying U.S. Treasury securities.

These factors interrelate in complex ways, and the effect of one factor on the market value of a Fund may offset or enhance the effect of another factor.

Investments linked to commodities, futures contracts or currencies can be highly volatile and the Funds may experience large losses when buying, selling or holding such instruments.

Investments linked to commodities, futures contracts or currencies can be highly volatile compared to investments in traditional securities and funds holding instruments linked to commodities, futures contracts or currencies may experience large losses. The value of instruments linked to commodities, futures contracts or currencies may be affected by changes in overall market movements, commodity or currency benchmarks (as the case may be), volatility, changes in interest rates, or factors affecting a particular industry, commodity or currency. For example, the Commodity Futures Contracts may be affected by numerous factors, including drought, floods, fires, weather, livestock disease, pipeline ruptures or spills, embargoes, tariffs and international, economic, political or regulatory developments. In particular, trading in natural gas futures contracts (or other Financial Instruments linked to natural gas) has been very volatile and can be expected to be very volatile in the future. High volatility may have an adverse impact on the Funds beyond the impact of any performance-based losses of the underlying indexes.

The number of underlying Index Components may also impact volatility, which could adversely affect an investment in the Shares. For example, each of the indexes is comprised of a limited number of commodities. In addition, certain sectors, such as industrial metals, may only consist of one or a few Index Components. Investors should be aware that other benchmarks may be more diversified in terms of both number and variety. Concentration in fewer Index Components may result in a greater degree of volatility in an index and the NAV of the Fund which tracks that index over time.

Potential negative impact from rolling futures positions.

The Funds invest in or have exposure to futures contracts and are subject to risks related to rolling. The contractual obligations of a buyer or seller holding a futures contract to expiration may generally be satisfied by taking or making physical delivery of the underlying Reference Asset or settling in cash as designated in the contract specifications. Alternatively, futures contracts may be closed out prior to expiration by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. Once this date is reached, the futures contract “expires.” As the futures contracts held by a Fund near expiration, they are generally closed out and replaced by contracts with a later expiration. This process is referred to as “rolling.” The Funds do not intend to take physical delivery of any Reference Assets underlying a futures contract, but instead to “roll” their respective positions.

When the market for these contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the “rolling process” of the more nearby contract would take place at a price that is lower than the price of the more distant contract. This pattern of higher futures prices for longer expiration futures contracts is often referred to as “contango.” Alternatively, when the market for these contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the “rolling process” of the more nearby contract would take place at a price that is higher than the price of the more distant contract. This pattern of higher futures prices of shorter expiration futures contracts is referred to as “backwardation.”

There have been extended periods in which contango or backwardation has existed in the futures contract markets for various types of futures contracts, and such periods can be expected to occur in the future. The presence of contango in certain Commodity Futures Contracts or Financial Futures Contracts at the time of rolling would be expected to adversely affect long positions held by a Fund and positively affect short positions held by a Fund. Similarly, the presence of backwardation in certain Commodity Futures Contracts or Financial Futures Contracts at the time of rolling such contracts would be expected to adversely affect short positions held by a Fund and positively affect long positions held by a Fund.

Credit and liquidity risks associated with collateralized repurchase agreements.

A portion of each Fund’s assets may be held in cash and/or U.S. Treasury securities, agency securities, or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements). These securities may be used for direct investment or serve as collateral for such Fund’s trading in Financial Instruments, as applicable, and may include collateralized repurchase agreements. Collateralized repurchase agreements involve an agreement to purchase a security and to sell that security back to the original seller at an agreed-upon price. The resale price reflects the purchase price plus an agreed-upon incremental amount which is unrelated to the coupon rate or maturity of the purchased security. As protection against the risk that the original seller will not fulfill its obligation, the buyer receives collateral marked-to-market daily, and maintained at a value at least equal to the sale price plus the accrued incremental amount. Although the collateralized repurchase agreements that the Funds enter into require that counterparties (which act as original sellers) over-collateralize the amount owed to a Fund with U.S. Treasury securities and/or agency securities, there is a risk that such collateral could decline in price at the same time that the counterparty defaults on its obligation to repurchase the security. If this occurs, a Fund may incur losses or delays in receiving proceeds. To minimize these risks, the Funds typically enter into transactions only with major global financial institutions.

Possible illiquid markets may exacerbate losses.

Financial Instruments cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption can also make it difficult to liquidate a position or find a swap counterparty at a reasonable cost.

Market illiquidity may cause losses for the Funds. The large size of the positions which the Funds may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so.

It may not be possible to gain exposure to the benchmarks using exchange-traded Financial Instruments in the future.

The Funds generally utilize exchange-traded Commodity Futures Contracts or Financial Futures Contracts. It may not be possible to gain exposure to the benchmarks with these Financial Instruments in the future. If these Financial Instruments cease to be traded on regulated exchanges, they may be replaced with Financial Instruments traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such Financial Instruments, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the U.S. Commodity Exchange Act of 1936 (the “CEA”), or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated U.K. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in a benchmark index, may be subject to certain risks not presented by U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Fees are charged regardless of a Fund’s returns and may result in depletion of assets.

The Funds are subject to the fees and expenses described herein which are payable irrespective of a Fund’s returns. Such fees and expenses include asset-based fees of 0.75% per annum of each Fund’s average daily net assets, as well as the effects of commissions, trading spreads and embedded financing, borrow costs and fees associated with swaps and futures contracts, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality, short-term fixed-income or similar securities. Additional charges may include other fees as applicable.

The policies of S&P and changes that affect the composition and valuation of the DFI or DCFI could affect the value of an investment in a Fund’s Shares.

The policies of S&P concerning the calculation of the level of the DFI or DCFI, and any additions, deletions or substitutions of Index Components in the above indexes, respectively, and the manner in which changes affecting the Index Components or futures contracts are reflected in the indexes outlined above, could affect the level of such indexes and, therefore, the value of Fund Shares. S&P can add, delete or substitute the Index Components or make other methodological changes that could change the level of such indexes. The changing of the Index Components may affect the performance of the indexes in similar ways. Additionally, S&P may alter, discontinue or suspend calculation or dissemination of the DFI or DCFI. Any of these actions could adversely affect the value of Fund Shares. S&P has no obligation to consider shareholder interests in calculating or revising the DFI or DCFI. Any of these actions could adversely affect the value of Fund Shares. Calculation of the DFI or DCFI may not be possible or feasible under certain events or circumstances that are beyond the reasonable control of the Sponsor, which in turn may adversely impact the DFI and DCFI and/or the Shares, as applicable. Additionally, index calculations may be disrupted by rollover disruptions, rebalancing disruptions and/or market emergencies, which may have an adverse effect on the value of the Shares.

The Funds may be subject to counterparty risks.

The Funds may use swap agreements as a means to achieve their respective investment objectives when accountability rules or position limits are reached with respect to the Commodity Futures Contracts or Financial Futures Contracts. In addition, the Funds may invest in swap agreements or the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) that prevent the Funds from obtaining the appropriate amount of investment exposure to the affected Commodity Futures Contracts or Financial Futures Contracts or certain other futures contracts. Although unlikely, the Funds, under these circumstances, could have 100% exposure to swap agreements.

Swap agreements are generally traded over the counter and are essentially unregulated by the CFTC. Investors, therefore, do not receive the protection of CFTC regulation or the statutory scheme of the CEA in connection with each Fund’s swap agreements. The lack of regulation in these markets could expose investors to significant losses under certain circumstances including in the event of trading abuses or financial failure by participants.

Unlike in futures contracts, the counterparty to swap agreements is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, a Fund is subject to credit risk with respect to the amount it expects to receive from counterparties to swaps entered into as part of that Fund’s principal investment strategy. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, a Fund could suffer significant losses on these contracts and the value of an investor’s investment in a Fund may decline.

The Funds have sought to mitigate these risks by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds; however there are no limitations on the percentage of its assets each Fund may invest in swap agreements with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings. The Funds typically enter into transactions only with major global financial institutions.

Swaps are less liquid than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are generally entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty. If the level of the DFI or DCFI has a dramatic intraday move that would cause a material decline in the Fund’s NAV, the terms of the swap may permit the counterparty to immediately close out the transaction with the Fund. In that event, it may not be possible for the Fund to enter into another swap agreement or to invest in other Financial Instruments necessary to achieve the desired exposure consistent with the Fund’s objective. This, in turn, may prevent the Fund from achieving its investment objective, even if the level of the DFI or DCFI reverses all or part of its intraday move by the end of the day.

As of the date of this prospectus, the Funds’ approved counterparties for swap agreements are: Deutsche Bank AG, UBS AG, Goldman Sachs International and Société Générale. The Sponsor regularly reviews the performance of its counterparties for, among other things, creditworthiness and execution quality. In addition, the Sponsor periodically considers the addition of new counterparties. Thus, the list of counterparties noted above may change at any time. See page 20 for more information about the Funds’ swap agreements. Each day, the Funds disclose their portfolio holdings as of the prior Business Day (as such term is defined in “Creation Procedures” below). Each Fund’s portfolio holdings identifies its counterparties, as applicable. This portfolio holdings information may be accessed through the web on the Sponsor’s website at www.ProShares.com.

More information about Deutsche Bank AG, including its current financial statements, may be found on the SEC’s EDGAR website under Central Index Key No (“CIK No.”) 0001159508 (for Deutsche Bank AG). More information about UBS AG, including its current financial statements, may be found on the SEC’s EDGAR website under CIK No. 0001114446 (for UBS AG). More information about Goldman Sachs International, a U.K. broker-dealer and subsidiary of The Goldman Sachs Group, Inc., may also be found on the SEC’s EDGAR website under CIK No. 0000886982 (for The Goldman Sachs Group, Inc.). The Goldman Sachs Group, Inc. consolidates the financial statements of each of its subsidiaries, including Goldman Sachs International, with its own. More information about Société Générale, a French public limited company, including its current financial statements as filed with the AMF (the French securities regulator), may be found on Société Générale’s website. Please note that the references to third-party websites have been provided solely for informational purposes. Neither the Funds nor the Sponsor endorses or is responsible for the content or information contained on any third-party website, including with respect to any financial statements. In addition, neither the Funds nor the Sponsor makes any warranty, express or implied or assumes any legal liability or responsibility for the accuracy, completeness or usefulness of any such information.

Each counterparty and/or any of its affiliates may be an Authorized Participant or shareholder of a Fund.

Although the counterparty to a futures contract is often a clearing organization backed by a group of financial institutions, there may also be instances in which the counterparty could fail to perform its obligations, causing significant losses to a Fund.

The Funds have no operating history and, as a result, investors have no performance history to serve as a factor for evaluating an investment in the Funds.

The Funds have no performance history upon which to evaluate an investor’s investment in the Funds. Although past performance is not necessarily indicative of future results, if the Funds had any performance history, such performance history might (or might not) provide investors with more information on which to evaluate an investment in the Funds. Likewise, the Index and Sub-Indexes have a limited history which might (or might not) provide investors with more information on which to evaluate an investment in the Funds.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Funds.

Investors cannot be assured that the Sponsor will be able to continue to service the Funds for any length of time. If the Sponsor discontinues its activities on behalf of the Funds, the Funds may be adversely affected, as there may be no entity servicing the Funds for a period of time. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render trading advice to the Funds. If the Sponsor were unable to provide services and/or trading advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and trading advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator and/or commodity trading advisor could be found. Such an event could result in termination of the Funds.

The lack of active trading markets for the Shares of the Funds may result in losses on investors’ investments at the time of disposition of Shares.

Although the Shares of the Funds will be listed and traded on the BATS Exchange, there can be no guarantee that an active trading market for the Shares of the Funds will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

A Fund may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the NYSE, the BATS Exchange, the Chicago Mercantile Exchange (including the Chicago Board of Trade (“CBOT”) and the New York Mercantile Exchange (“NYMEX”)) and the Intercontinental Exchange (“ICE”)

or any other exchange, marketplace or trading center, deemed to affect the normal operations of the Funds, is closed, or when trading is restricted or suspended or restricted on such exchanges in any of the Funds’ Commodity Futures Contracts or Financial Futures Contracts, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Funds. In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of a Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the BATS Exchange, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

The NAV may not always correspond to market price and, as a result, investors may be adversely affected by the creation or redemption of Creation Units at a value that differs from the market price of the Shares.

The NAV per Share of a Fund changes as fluctuations occur in the market value of a Fund’s portfolio. Investors should be aware that the public trading price of a number of Shares of a Fund otherwise amounting to a Creation Unit may be different from the NAV of an actual Creation Unit (i.e., 50,000 individual Shares may trade at a premium over, or a discount to, the NAV of a Creation Unit of a Fund), and similarly, the public trading price per Share of a Fund may be different from the NAV per Share of the Fund. Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of a Fund at a discount or a premium to the public trading price per Share of that Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of a Fund are closely related, but not identical, to the same forces influencing the price of a Reference Asset at any point in time.

Authorized Participants, or their clients or customers, may have an opportunity to realize a profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of a Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of a Fund. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the NAV per Share of the Funds closely over time.

The value of a Share may be influenced by non-concurrent trading hours between the BATS Exchange and the exchange on which the Commodity Futures Contracts or Financial Futures Contracts underlying the applicable DFI and DCFI are traded. The Shares of each Fund will trade on the BATS Exchange from 9:30 a.m. to 4:00 p.m. (Eastern Time). The Commodity Futures Contracts or Financial Futures Contracts, however, may have different fixing or settlement times. Consequently, liquidity in such futures contracts underlying the DFI and DCFI will be reduced after such fixing or settlement time. As a result, during the time when the BATS Exchange is open but after the applicable fixing or settlement time for futures contracts underlying the DFI or the DCFI has passed, trading spreads and the resulting premium or discount on the Shares of a Fund may widen and, therefore, may increase the difference between the price of the Shares of a Fund and the NAV of such Shares. Furthermore, the NAV for the Funds is determined prior to the close of the BATS Exchange. Consequently, the closing market price per Share may differ from the NAV per Share at the end of each day. Also, during the time when the BATS Exchange is open but a Fund’s NAV has already been determined, there could be market developments or other events that cause or exacerbate the difference between the price of the Shares of such Fund and the NAV of such Shares.

Trading on exchanges outside the United States is not subject to U.S. regulation and may result in different or diminished investor protections.

Some of the Funds’ trading may be conducted on exchanges outside the United States. Trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, the Shares are subject to the risk of adverse exchange rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such investors would not have otherwise been subject had the Funds’ trading been limited to U.S. markets.

Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Shares.

Although the Sponsor does not anticipate that such claims will adversely impact the Funds, it is impossible to provide definite assurances that no such negative impact will occur. The Sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties could allege ownership as to such rights and may bring an action in asserting their claims. To the extent any action is brought by a third party asserting such rights, the expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Funds.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of the Funds due to the valuation method employed on the date of the NAV calculation.

Calculating the NAV of the Funds includes, in part, any unrealized profits or losses on open Financial Instrument positions. Under normal circumstances, the NAV of a Fund reflects the value of the Financial Instruments held by a Fund, as of the time the NAV is calculated. However, if any of the Financial Instruments held by a Fund could not be purchased or sold on a day when a Fund is accepting creation and redemption orders (due to the operation of daily limits or other rules of the exchange or otherwise), a Fund may be improperly exposed which could cause it to fail to meet its stated investment objective. Alternatively, a Fund may attempt to calculate the fair value of such Financial Instruments. In such a situation, there is a risk that the calculation of the DFI or DCFI, and therefore, the NAV of the applicable Fund on such day, may not accurately reflect the realizable market value of the Financial Instruments underlying such index.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the BATS Exchange or in other markets, if any, in which the Shares may be traded.

The BATS Exchange may halt trading in the Shares of a Fund which would adversely impact investors’ ability to sell Shares.

Trading in Shares of a Fund may be halted due to market conditions or, in light of BATS Exchange rules and procedures, for reasons that, in the view of the BATS Exchange, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified decline or rise in a market index (e.g., Dow Jones Industrial Average) or in the price of a Fund’s Shares. Additionally the ability to short sell a Fund’s shares may be restricted when there is a 10% or greater change from the previous day’s official closing price. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

None of the Funds are subject to registration or regulation under the 1940 Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, shareholders do not have the right to elect directors, the Funds may enact splits or reverse splits without shareholder approval and the Funds are not required to pay regular distributions, although the Funds may pay distributions at the discretion of the Sponsor.

The value of the Shares will be adversely affected if the Funds are required to indemnify the Trustee.

Under the Amended and Restated Trust Agreement of the Trust, as may be further amended and restated from time to time (the “Trust Agreement”), the Trustee has the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of one or more of the Funds.

Although the Shares of the Funds are limited liability investments, certain circumstances such as bankruptcy of a Fund will increase a shareholder’s liability.

The Shares of the Funds are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Failure of the FCMs to segregate assets may increase losses in the Funds.

The CEA requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. There is a risk that assets deposited by the Sponsor on behalf of the Funds as margin with the FCMs may, in certain circumstances, be used to satisfy losses of other clients of the FCMs. If an FCM fails to segregate the funds received from the Sponsor, the assets of the Funds might not be fully protected in the event of the FCM’s bankruptcy. Furthermore, in the event of an FCM’s bankruptcy, Fund Shares could be limited to recovering only a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts, even though certain property specifically traceable to a particular Fund was held by the FCM. Each FCM may, from time to time, have been the subject of certain regulatory and private causes of action.

In the event of a bankruptcy or insolvency of any exchange or a clearing house, a Fund could experience a loss of the funds deposited through its FCM as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

A court could potentially conclude that the assets and liabilities of one Fund are not segregated from those of another series of the Trust and may thereby potentially expose assets in a Fund to the liabilities of another series of the Trust.

Each series of the Trust is a separate series of a Delaware statutory trust and not itself a separate legal entity. Section 3804(a) of the Delaware Statutory Trust Act (the “DSTA”) provides that if certain provisions are in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the statutory trust generally or any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted Section 3804(a) of the DSTA or provided any guidance as to what is required for compliance. The Sponsor maintains separate and distinct records for each series and accounts for them separately, but it is possible a court could conclude that the methods used did not satisfy Section 3804(a) of the DSTA and thus potentially expose assets of a Fund to the liabilities of another series of the Trust.

There may be circumstances that could prevent a Fund from being operated in a manner consistent with its investment objective and principal investment strategies.

There may be circumstances outside the control of the Sponsor and/or a Fund that make it, for all practical purposes, impossible to re-position such Fund and/or to process a purchase or redemption order. Examples of such circumstances include: natural disasters; public service disruptions or utility problems such as those caused by fires, floods, extreme weather conditions, and power outages resulting in telephone, telecopy, and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the aforementioned parties, as well as the Depository Trust Company (“DTC”), the National Securities Clearing Corporation (“NSCC”), or any other participant in the purchase process; and similar extraordinary events. Accordingly, while the Sponsor has implemented and tested a business continuity plan that transfers functions of any disrupted facility to another location and has effected a disaster recovery plan, circumstances, such as those above, may prevent a Fund from being operated in a manner consistent with its investment objective and/or principal investment strategies.

Shareholders’ tax liability will exceed cash distributions on the Shares.

Shareholders of each Fund are subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Each Fund does not currently expect to make distributions with respect to capital gains or ordinary income. Accordingly, shareholders of a Fund will not receive cash distributions equal to their share of the Fund’s taxable income or the tax liability that results from such income. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own shares in a Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

The U.S. Internal Revenue Service (“IRS”) could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Fund.

U.S. federal income tax rules applicable to partnerships, which each Fund is anticipated to be treated as under the Internal Revenue Code of 1986, as amended (the “Code”), are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. The Funds apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the shareholders’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations (as defined below). It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations promulgated thereunder (the “Regulations”) and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to investors.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1 which the Funds will distribute to shareholders will contain information regarding the income items and expense items of the Funds. If you have not received Schedule K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

Investors could be adversely affected if the current treatment of long-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to increase to 20% for tax years beginning after December 31, 2012.

Shareholders of each Fund may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Funds, the Funds may realize and pass-through to Shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains, which generally are taxed at a preferential rate. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own shares in a Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Regulatory changes or actions, including the implementation of new legislation, may alter the operations and profitability of the Funds.

Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of swaps and futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010. The Dodd-Frank Act will make sweeping changes to the way in which the U.S. financial system is supervised and regulated. Title VII of the Dodd-Frank Act sets forth a new legislative framework for OTC derivatives, including certain Financial Instruments, such as swaps, in which the Funds may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and will require clearing and exchange trading of many OTC derivatives transactions.

Provisions in the Dodd-Frank Act include the requirement that position limits on commodity futures contracts be established; new registration, recordkeeping, capital and margin requirements for “swap dealers” and “major swap participants” as determined by the Dodd-Frank Act and applicable regulations; and the forced use of clearinghouse mechanisms for many OTC derivative transactions. Additionally, the new law requires the aggregation, for purposes of position limits, of all positions in futures held by a single entity and its affiliates, whether such positions exist on U.S. futures exchanges, non-U.S. futures exchanges, or in OTC contracts.

The CFTC, the SEC and other federal regulators have been tasked with developing the rules and regulations enacting the provisions of the Dodd-Frank Act. While certain regulations have been promulgated and are already in effect, it is not possible at this time to assess the exact nature and full scope of the impact of the Dodd-Frank Act on any of the Funds. The new legislation and the related regulations that may be promulgated in the future may negatively impact a Fund’s ability to meet its investment objective either through limits on its investments or requirements imposed on it or any of its counterparties. In particular, new requirements, including capital requirements and mandatory clearing of over-the-counter derivative transactions, may increase the cost of a Fund’s investments and the cost of doing business, which could adversely affect investors.

Regulatory and exchange accountability levels may restrict the creation of Creation Units and the operation of the Trust.

Many U.S. commodities exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. In addition, the CFTC, U.S. futures exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in derivatives traded on such exchanges.

In connection with these limits, the Dodd-Frank Act has required the CFTC to adopt regulations establishing speculative position limits applicable to regulated futures and over-the-counter derivatives and impose aggregate speculative position limits across regulated U.S. futures, over-the-counter positions and certain futures contracts traded on non-U.S. exchanges. In accordance with this mandate, in October 2011 the CFTC finalized rules that established position limits with respect to 28 physical delivery commodity futures and options contracts, as well as to swaps that are economically equivalent to such contracts. The new position limits established by the CFTC would apply with respect to contracts traded on all U.S. and certain foreign exchanges on an aggregate basis. In addition, the CFTC required U.S. commodities exchanges to establish corresponding speculative position limits. Under the adopted CFTC regulations, all accounts owned or managed by commodity trading advisors, such as the Sponsor, their principals and their affiliates would be combined for position limit purposes.

In September 2012, the U.S. District Court in Washington, D.C. struck down these CFTC position limit rules adopted in connection with the Dodd-Frank Act, remanding such rules to the CFTC to resolve various issues identified in the court’s decision. Although it is unclear what future position limit rules will be, the Sponsor is subject to current position and accountability limits established by the CFTC and other exchanges. Accordingly, it may be required to reduce the size of outstanding positions or not enter into new positions that would otherwise be taken for the Funds or not trade certain markets on behalf of the Funds in order to comply with those limits or any future limits established by the CFTC and the relevant exchanges. Derivative contract prices could move to a limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of derivatives positions and potentially subjecting the Funds to substantial losses or periods in which such Funds do not create additional Creation Units. Modification of trades made by the Trust, if required, could adversely affect the Trust’s operations and profitability and significantly limit the Trust’s ability to reinvest income in additional contracts, create additional Creation Units, or add to existing positions in the desired amount.

In addition, the Sponsor may be required to liquidate certain open positions in order to ensure compliance with the speculative position limits at unfavorable prices, which may result in substantial losses for the relevant Funds. There also can be no assurance that the Sponsor will liquidate positions held on behalf of all the Sponsor’s accounts, including any proprietary accounts, in a proportionate manner. In the event the Sponsor chooses to liquidate a disproportionate number of positions held on behalf of any of the Funds at unfavorable prices, such Funds may incur substantial losses and the value of the Shares may be adversely affected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference contain forward-looking statements that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this Prospectus and the documents incorporated by reference in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements.

Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

DESCRIPTION OF THE FUNDS’ INDEXES

Overview

Developed by S&P and launched on February 19, 2010, the Index and each Sub-Index are long/short rules-based investable indexes designed to attempt to capture the economic benefit derived from both rising and declining trends in futures prices. The Index (the DFI) is composed of the Index Components, representing unleveraged long or short positions in futures contracts in the commodity and financial markets. These Index Components are then formed into groups of one or more contracts with similar characteristics known as “sectors.” Index Components within each sector are chosen based on fundamental characteristics and liquidity. The Commodity Futures Contracts comprise the S&P Dynamic Commodities Futures Index (the DCFI), and the Financial Futures Contracts comprise the S&P Dynamic Financial Futures Index (the DFFI).

The weight assigned to each Index Component is set on an annual basis. Commodity Futures Contracts weights are based on generally known world production levels as determined by the S&P GSCI Light Energy Index. Weightings of the Financial Futures Contracts are based on, but not directly proportional to, gross domestic product. The Index Components are rebalanced to these weights each month concurrently with the roll and repositioning, as further described herein.

The positions the DFI (and accordingly, each Sub-Index) takes in the Index Components are not long-only, but are set long or short based on the relation of the current price input of the Index Component with a seven-month weighted moving average of the price input of the same Index Component.

The following charts reflect the initial 2012 weighting schemes for the DFI and the DCFI (each rounded to the nearest one-hundredth). The initial DFI weights (to which the DFI rebalances each month) will be as follows:

	DFI Weights*
Sub-Index	Weight	Sector	Weight	Component	Weight
Commodity	50%	Energy	15.06%	Light Crude	10.93%
Futures Contracts				Heating Oil	1.79%
				RBOB Natural Gas	1.74%
				Natural Gas	0.59%
		Industrial Metals	4.67%	Copper	4.67%
		Precious Metals	5.09%	Gold	4.36%
				Silver	0.72%
		Livestock	6.02%	Lean Hogs	2.12%
				Live Cattle	3.90%
		Grains	13.33%	Corn	6.20%
				Soybeans	3.16%
				Wheat	3.97%
		Softs	5.83%	Coffee	1.23%
				Cocoa	0.31%
				Sugar	2.67%
				Cotton	1.63%
Financial	50%	Australian dollar	1.61%	Australian dollar	1.61%
Futures		British pound	3.01%	British pound	3.01%
Contracts		Canadian dollar	2.05%	Canadian dollar	2.05%
		Euro	16.49%	Euro	16.49%
		Japanese yen	7.09%	Japanese yen	7.09%
		Swiss franc	0.66%	Swiss franc	0.66%
		U.S. Treasury Notes	9.54%	U.S. Treasury Notes	9.54%
		U.S. Treasury Bonds	9.54%	U.S. Treasury Bonds	9.54%

Totals	100%		100%		100%

*	Sector and component weights have been rounded to the nearest .01%.

For the DCFI, the initial index weightings (to which the DCFI rebalances each month) are as follows:

DCFI Weights*
Sector	Weight	Component	Weight
Energy	30.12%	Light Crude	21.86%
		Heating Oil	3.58%
		RBOB Natural Gas	3.49%
		Natural Gas	1.19%
Industrial Metals	9.34%	Copper	9.34%
Precious Metals	10.18%	Gold	8.73%
		Silver	1.45%
Livestock	12.04%	Lean Hogs	4.24%
		Live Cattle	7.80%
Grains	26.67%	Corn	12.41%
		Soybeans	6.31%
		Wheat	7.95%
Softs	11.67%	Coffee	2.45%
		Cocoa	0.62%
		Sugar	5.34%
		Cotton	3.26%

Total	100%		100%

*	Sector and component weights have been rounded to the nearest .01%.

Determining the Long/Short Positioning of the Index Components

Each month, the DFI and the DCFI will take long or short positions in each Index Component by measuring the monthly price change of the Index Component relative to the seven-month exponential weighted moving average price change. Long positions are tracked when an Index Component’s current one-month price change is greater than or equal to the exponential average of the past seven monthly price inputs. Short positions are tracked when an Index Component’s current one-month price change is less than the exponential average of the past seven monthly price inputs. The price inputs represent the monthly percentage change of an Index Component’s price. Monthly positions are determined on the second to last DFI business day of the month (defined as the position determination date, or PDD) when the monthly percentage change of an Index Component’s price is compared to past monthly price changes, exponentially weighted to give greatest weight to the most recent return and least weight to the return seven months prior. The weighted sum of the percentage changes of all the Index Component prices equals the daily movement of the Index. To create an exponential average for comparison, price inputs (percentage change from current and previous PDDs) are weighted per the schedule below. Due to this weighting methodology, current price movements are more important than those of the more distant past.

Number of Months	Weight*
7	2.32%
6	3.71%
5	5.94%
4	9.51%
3	15.22%
2	24.34%
1	38.95%

Total	100.00%

*	Monthly weights have been rounded to the nearest .01%.

Rolling

During this monthly rebalancing, each of the DFI and DCFI will also “roll” certain of its positions from the current contract to a contract further from settlement. In order to maintain consistent exposure to the Index Components that compose the index, each Index Component contract must be sold prior to its expiration date and replaced by a contract maturing at a specified date in the future. This process is known as “rolling”. Index Component contracts are rolled periodically. The rolls are implemented pursuant to a roll schedule over a five-day period from the first (1st) through the fifth (5th) Index business days of the month. An Index business day is any day on which the majority of the Index Components are open for official trading and official settlement prices are provided, excluding holidays and weekends.

Information about the Index Provider

THE FUNDS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND ITS AFFILIATES OR CBOE. S&P AND CBOE MAKE NO REPRESENTATION, CONDITION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE FUNDS OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE FUNDS PARTICULARLY OR THE ABILITY OF THE INDEXES TO TRACK MARKET PERFORMANCE OF CERTAIN FINANCIAL MARKETS AND/OR SECTIONS THEREOF AND/OR OF GROUPS OF ASSETS OR ASSET CLASSES AND/OR TO ACHIEVE ITS STATED OBJECTIVE AND/OR TO FORM THE BASIS OF A SUCCESFUL INVESTMENT STRATEGY, AS APPLICABLE. S&P’S AND CBOE’S ONLY RELATIONSHIP TO PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC IS THE LICENSING OF CERTAIN TRADEMARKS AND TRADE NAMES AND OF THE INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC OR THE FUNDS. S&P HAS NO OBLIGATION TO TAKE THE NEEDS OF PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC OR THE OWNERS OF THE FUNDS INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE INDEXES. S&P AND CBOE ARE NOT ADVISORS TO THE FUNDS AND ARE NOT RESPONSIBLE FOR AND HAVE NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND AMOUNT OF THE FUNDS OR THE TIMING OF THE ISSUANCE OR SALE OF THE FUNDS OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE FUND SHARES ARE TO BE CONVERTED INTO CASH. S&P AND CBOE HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING, OR TRADING OF THE FUNDS.

NEITHER S&P, ITS AFFILIATES NOR THIRD PARTY LICENSORS, INCLUDING CBOE, GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN AND S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P AND CBOE MAKE NO WARRANTY, CONDITION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN. S&P AND CBOE MAKE NO EXPRESS OR IMPLIED WARRANTIES, REPRESENTATIONS OR CONDITIONS, AND EXPRESSLY DISCLAIM ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ANY OTHER EXPRESS OR IMPLIED WARRANTY OR CONDITION WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS, INCLUDING CBOE, HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) RESULTING FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

Investment Objectives

Each Fund seeks to provide investment results that correspond (before fees and expenses) to the performance of the DFI or DCFI, as applicable. Currently, ProShares Managed Futures Strategy seeks to provide investment results that correspond to the DFI, while ProShares Commodity Managed Futures Strategy seeks to provide investment results that correspond to the DCFI. The DFI and DCFI are designed to capture the economic benefit derived from both rising and declining trends in the futures prices of their respective Index Components.

If a Fund is successful in meeting its objective, its value (before fees and expenses) should gain approximately as much on a percentage basis as the level of the corresponding index when such index rises. Conversely, its value (before fees and expenses) should lose approximately as much on a percentage basis as the level of the corresponding index when such index declines. Each Fund acquires exposure through the Financial Instruments, such that the Fund has exposure intended to approximate its applicable index at the time of its NAV calculation.

There can be no assurance that any Fund will achieve its investment objective or avoid substantial losses. The Funds may not necessarily invest in Commodity Futures Contracts or Financial Futures Contracts in the applicable index, and the timing and maturities of the contracts underlying such index may vary from the futures contracts in which the Funds invest, so the results of the Funds may vary from the results of their corresponding index for any given time period, at times significantly. A Fund will lose money if its benchmark’s performance is flat over time and it is possible for a Fund to lose money over time even if its index performance increases.

Principal Investment Strategies

In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes, in combination, should produce daily returns consistent with the Funds’ objectives. The Sponsor relies upon a pre-determined model to generate orders that result in repositioning the Funds’ investments in accordance with their respective investment objective.

Each Fund intends to meet its investment objective by investing primarily in Commodity Futures Contracts or Financial Futures Contracts. In the event position accountability rules or position limits are reached with respect to Futures Contracts, the Sponsor may, in its commercially reasonable judgment, cause such Fund to obtain exposure to the DFI or DCFI, as applicable, through swaps whose value is derived from the level of the Index, a Sub-Index, one or more Index Components or, in the case of currency-based Financial Futures Contracts, the exchange rates underlying such Financial Futures Contracts, or invest in other futures contracts or swaps if such instruments tend to exhibit trading prices or returns that correlate with the Index, the Sub-Indexes or any Index Component and will further the investment objective of the applicable Fund. The Funds may also invest in swaps if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) that prevent the Funds from obtaining the appropriate amount of investment exposure to the affected Commodity Futures Contracts or Financial Futures Contracts directly or other futures contracts. The Funds will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements) for direct investment or as collateral for Financial Instruments. Each Fund may also invest up to 100% of its assets in any of these types of cash or cash equivalent instruments.

In October 2011, the CFTC finalized rules imposing aggregate position limits applicable to regulated futures and swaps, which may significantly limit the Funds’ ability to obtain the appropriate amount of investment exposure to the indexes through futures and swaps and impair the Trust’s ability to achieve its investment objectives. In September 2012, the U.S. District Court in Washington, D.C. struck down these CFTC position limit rules, remanding such rules to the CFTC to resolve various issues identified in the court’s decision. Although it is unclear what future position limit rules will be, the Sponsor is subject to current position and accountability limits established by the CFTC and other exchanges. Accordingly, it may be required to reduce the size of outstanding positions or not enter into new positions that would otherwise be taken for the Funds or not trade certain markets on behalf of the Funds in order to comply with those limits or any future limits established by the CFTC and the relevant exchanges. See “Risk Factors—Regulatory and exchange position limits may restrict the creation of Creation Units and the operation of the Trust.”

The Sponsor does not invest the assets of the Funds based on its view of the investment merit of a particular investment, other than for cash management purposes, nor does it conduct conventional commodity or currency research or analysis, or forecast market movement or trends, in managing the assets of the Funds. The Funds seek to remain fully exposed at all times to the Funds’ applicable index without regard to market conditions, trends or direction.

A Fund may hold through Financial Instruments a representative sample of the components in its underlying index, which have aggregate characteristics similar to those of the underlying index. This “sampling” process typically involves selecting a representative sample of components in an index principally to enhance liquidity and reduce transaction costs while seeking to maintain high correlation with, and similar aggregate characteristics (e.g., underlying commodities and valuations) to, the underlying index. In addition, a Fund may obtain exposure to components not included in its underlying index, invest in assets that are not included in the underlying index or may overweight or underweight certain components contained in the underlying index.

The amount of exposure each Fund has to Financial Instruments differs with each particular Fund and may be changed without shareholder approval at any given time. Currently, the Funds anticipate that, in the normal course of business and absent any unforeseen circumstances, they will be exposed to the specific Financial Instruments below as follows:

	Swaps	Futures
ProShares Managed Futures Strategy	0%	100%
ProShares Commodity Managed Futures Strategy	0%	100%

Swap Agreements

Swap agreements are two-party contracts entered into primarily by institutional investors for a specified period ranging from a day to more than a year. In a standard swap transaction, the parties agree to exchange the returns on a particular predetermined investment, instrument or index for a fixed or floating rate of return in respect of a predetermined notional amount. The notional amount of the agreement reflects the extent of a Fund’s total investment exposure under the swap agreement. In the case of futures contracts based indexes, such as the Index and Sub-Indexes, the reference interest rate is zero, although a financing spread or fee is normally still applied. Transaction or commission costs are reflected in the benchmark level at which the transaction is entered into. The gross returns to be exchanged are calculated with respect to the notional amount and the benchmark returns to which the swap is linked. Swaps are usually closed out on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Thus, while the notional amount reflects a Fund’s total investment exposure under the swap agreement (i.e., the entire face amount or principal of a swap agreement), the net amount is a Fund’s current obligations (or rights) under the swap agreement, which is the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement on any given termination date.

Swap agreements involve, to varying degrees, elements of market risk and exposure to loss in excess of the amount which would be reflected on the Statement of Assets and Liabilities. The primary risks associated with the use of swap agreements arise from the inability of counterparties to perform. Each Fund that invests in swaps bears the risk of loss of the net amount, if any, expected to be received under a swap agreement in the event of the default or bankruptcy of a swap counterparty. Each such Fund enters or intends to enter into swap agreements only with major, global financial institutions; however, there are no limitations on the percentage of its assets each Fund may invest in swap agreements with a particular counterparty. Each Fund that invests in swaps may use various techniques to minimize credit risk.

Each Fund that invests in swaps generally collateralizes the swap agreements with cash and/or certain securities. Such collateral is generally held for the benefit of the counterparty in a segregated tri-party account at the Custodian to protect the counterparty against non-payment by the Fund. The counterparty also may collateralize the swap agreements with cash and/or certain securities, which collateral is typically held for the benefit of the Fund in a segregated tri-party account at the Custodian. In the event of a default by the counterparty, and the Fund is owed money in the swap transaction, such Fund will seek withdrawal of this collateral from the segregated account and may incur certain costs exercising its right with respect to the collateral. These Funds remain subject to credit risk with respect to the amount it expects to receive from counterparties.

The Funds will seek to mitigate these risks by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.

Money Market Instruments

Money market instruments are short-term debt instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles. Money market instruments may include U.S. government securities, securities issued by governments of other developed countries and repurchase agreements.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a particular underlying asset at a specified time and place or alternatively may call for cash settlement. Futures contracts are traded on a wide variety of underlying assets, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The notional size and calendar term futures contracts on a particular underlying asset are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. Each Fund generally deposits cash with an FCM for its open positions in the Commodity Futures Contracts or Financial Futures Contracts. Such deposits are generally held for the benefit of the counterparty at the FCM to protect the counterparty against non-payment by the Fund. In the event of a default by the counterparty, and the Fund is owed money in the Commodity Futures Contracts or Financial Futures Contract, the Fund will seek withdrawal of this deposit from the FCM and may incur certain costs exercising its right with respect to the deposited cash.

Certain futures contracts settle in cash, reflecting the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either side to have to deliver the underlying asset. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

U.S. Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal futures exchanges in the United States are the Chicago Mercantile Exchange (“CME”) (which includes, among others, the CBOT and NYMEX) and the ICE.

Each futures exchange in the United States has an associated “clearing house.” Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, members effecting futures transactions on an organized exchange do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Regulations

Futures exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency currently regulates the OTC foreign exchange markets.)

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and to prescribe rules and regulations of the marketing of each. The CFTC also regulates the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Funds. The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Sponsor, and requires commodity trading advisors to maintain current and accurate records within the United States. If the registration of a Sponsor as a commodity trading advisor were to be terminated, restricted or suspended, the Sponsor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Funds. If the Sponsor were unable to provide services and/or trading advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and trading advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator and/or commodity trading advisor could be found. Such an event could result in termination of the Funds.

The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. See “Risk Factors—Failure of the FCMs to segregate assets may increase losses in the Funds.”

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants shareholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator and commodity trading advisor), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self regulatory organization for commodities professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, FCMs, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (the Funds themselves are not required to become members of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.

The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.

Non-U.S. Futures Exchanges

Foreign futures exchanges differ in certain respects from their U.S. counterparts. Non-U.S. futures exchanges are not subject to regulation by the CFTC. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange or an affiliated clearing house, if any, does not become substituted for any party. Therefore, participants in such markets must often satisfy themselves as to the creditworthiness of their counterparty. Additionally, in the event of the insolvency or bankruptcy of a non-U.S. market or broker, the rights of market participants are likely to be more limited than the rights afforded by the U.S. futures exchanges. The Sponsor does not anticipate that the Funds will hold futures traded on foreign exchanges.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or swap agreements) limit the amount of fluctuation in some futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit. As of October 31, 2012, the following futures contracts held in the DFI and DCFI had the following price limits:

•

As of October 31, 2012, the maximum daily price fluctuation limit for CBOT Corn futures contracts was $0.40 per bushel expandable to $0.60 when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.

•

As of October 31, 2012, the maximum daily price fluctuation limit for ICE Cotton No. 2® futures contracts was subject to a daily price limit that can range from 3 to 7 cents per pound, with details set forth in ICE Futures U.S.®, Inc. Cotton No. 2 Rule 10.09.

•	As of October 31, 2012, the maximum daily price fluctuation limit for CME Live Cattle futures contracts was $.03 per pound above or below the previous day’s settlement price.

•

As of October 31, 2012, the maximum daily price fluctuation limit for CME Lean Hogs futures contracts was $.03 per pound above or below previous day’s settlement price; none in the spot month contract during the last 2 days of trading.

•

As of October 31, 2012, the maximum daily price fluctuation limit for natural gas futures contracts was $1.50 per mmBtu ($15,000 per contract) for all months. One mmBtu is equivalent to 10,000 million British thermal units. Once the daily price fluctuation limit is reached, the limit is reset after a five minute trading halt. There is no maximum price fluctuation limit during any one trading session.

•

As of October 31, 2012, the maximum daily price fluctuation limit for CBOT Soybeans futures contracts was $0.70 per bushel expandable to $1.05 and then to $1.60 when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.

•

As of October 31, 2012, the maximum daily price fluctuation limit for CBOT Soybean Oil futures contracts was 2.5 cents per pound expandable to 3.5 cents per pound and then to 5.5 cents per pound when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.

•

As of October 31, 2012, the maximum daily price fluctuation limit for CBOT Wheat futures contracts was $0.60 per bushel expandable to $0.90 and then to $1.35 when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.

Margin

“Initial” or “original” margin is the minimum amount of funds that a futures trader must deposit with his commodity broker in order to initiate futures contract trading. Maintenance margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments.

Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and may require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. At the close of each trading day, each open futures contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position.

PERFORMANCE OF THE OFFERED COMMODITY POOLS OPERATED BY

THE COMMODITY POOL OPERATOR

No performance information is presented with respect to the Funds, which have not traded prior to the date of this Prospectus and which will not begin trading until after the initial Creation Units of the Funds are purchased by the initial Authorized Participant(s) for the Funds (all as described in the “Plan of Distribution” section in Part Two of this Prospectus). The performance of the Funds will differ materially in certain respects from the performance of other series of the Trust (the “Other Funds”) which is included in the section entitled “Performance of Other Commodity Pools Operated by the Commodity Pool Operator” in Part Two of this Prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Investors should consider Management’s Discussion and Analysis of Financial Condition and Results of Operations with respect to the Funds, which section is incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012 and September 30, 2012.

CHARGES

Breakeven Table

The projected twelve-month breakeven analysis for the Funds is set forth in the Breakeven Table below. For purposes of calculating the amounts in the Breakeven Table for the Funds, the analysis assumes that the average daily NAV per Fund is $40.00.

	Dollar Amount and Percentage of Expenses per Fund
Expenses [1]	ProShares Managed Futures Strategy		ProShares Commodity Managed Futures Strategy
	$	%	$	%
Selling price per share	40.00		40.00
Management fee [2]	0.23	0.57%	0.25	0.63%
Initial Offering Costs[3]	0.07	0.18%	0.05	0.12%
Brokerage commissions and fees	0.01	0.02%	0.01	0.02%
Other expenses	0.00	0.00%	0.00	0.00%
Total fees and expenses	0.31	0.77%	0.31	0.77%
Interest income[4]	(0.01)	(0.02)%	(0.01)	(0.02)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven)[5]	0.30	0.75%	0.30	0.75%

1.	The initial price per Share to be paid by the initial Authorized Participant(s) is $40.00 per Share for each Fund. The actual NAV for each Fund will differ after the initial purchase by the initial Authorized Participant(s) and is likely to change on a daily basis. The numbers provided in this chart have been rounded to the nearest 0.01. The breakeven analysis reflects all fees and expenses, including estimated rebalancing expenses, that are anticipated to be incurred by each Fund during the first year of an investor’s investment.
2.	From the Management Fee, though not contractually required, the Sponsor is responsible for paying the fees and expenses of the Administrator, Custodian, Distributor, ProFunds Distributors, Inc. (“PDI”), Transfer Agent and all routine operational, administrative and other ordinary expenses of each Fund, including fees payable to index providers. Please note that these fees and expenses are not included in the above breakeven table.
3.	Expenses incurred in connection with the initial offering of the Fund’s shares will be paid by the Trust, and the Sponsor will not charge its fee in the first year of operations of each Fund in an amount equal to the organization and offering expenses and the Sponsor will reimburse a Fund to the extent that its initial organizational and offering costs exceeds 0.75% of each Fund’s average daily net assets for the first year of operations. Expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of its trading operations will be paid by the Sponsor.
4.	Based on current U.S. Treasury securities yields and anticipated investment levels in the various Funds, the breakeven analysis assumes an interest rate of 0.02% for the Funds.
5.	Investors may pay customary brokerage commissions in connection with purchases of the Shares.

Organization and Offering Stage

Initial Offering Costs

Initial offering costs will be amortized by the Funds over a twelve-month period on a straight line basis. The Sponsor will not charge its fee in the first year of operations of each Fund in an amount equal to the initial offering costs incurred by such Fund. The Sponsor will reimburse each such Fund to the extent that its offering costs exceed 0.75% of its average daily net assets for the first year of operations. Normal and expected expenses incurred in connection with the continuous offering of Shares of each Fund are paid by the Sponsor.

Operational Stage

Management Fee

Each Fund will pay the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 0.75% per annum of its average daily net assets except as noted under “Initial Offering Costs,” above. No other management fee is paid by the Funds. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Funds that the Sponsor pays directly.

Licensing Fee

The Sponsor will pay S&P a licensing fee for use of the DFI and DCFI as benchmarks for the Funds.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor will pay all of the routine operational, administrative and other ordinary expenses of each Fund, generally, as determined by the Sponsor, including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, PDI and Transfer Agent, licensing fees, accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding 0.021% per annum of the net assets of the Funds, Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fees, individual Schedule K-1 preparation and mailing fees not exceeding 0.10% per annum of the net assets of the Funds, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

The Funds will pay all of their non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Funds. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit.

Brokerage Commissions and Fees

Each Fund pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments.

Other Transaction Costs

The Funds will bear other transaction costs including the effects of trading spreads and financing costs/fees associated with the use of Financial Instruments and costs relating to the purchase of U.S. Treasury securities or similar high credit quality, short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements).

FUTURES COMMISSION MERCHANTS

Each of Goldman, Sachs & Co. (“Goldman Sachs”), Jefferies Bache, LLC (“JBL”) (formerly Prudential Bache Commodities, LLC), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and RBC Capital Markets, LLC (“RBC”) (formerly RBC Capital Markets Corporation), in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Funds’ futures transactions. Each of Goldman Sachs, JBL, Merrill Lynch and RBC acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give up all such transactions to Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable.

The investor should be advised that neither Goldman Sachs, JBL, Merrill Lynch nor RBC is affiliated with or acts as a supervisor of the Funds or the Funds’ commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers. Additionally, neither Goldman Sachs, JBL, Merrill Lynch nor RBC is acting as an underwriter or sponsor of the offering of any Shares or interests in the Funds or has passed upon the merits of participating in this offering.

Neither Goldman Sachs, JBL, Merrill Lynch nor RBC has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, neither Goldman Sachs, JBL, Merrill Lynch nor RBC provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon Goldman Sachs, JBL, Merrill Lynch or RBC in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional clearing brokers or replace Goldman Sachs, JBL, Merrill Lynch and/or RBC as the Funds’ clearing broker.

Litigation and Regulatory Disclosure Relating to FCMs

Goldman Sachs & Co. (Goldman Sachs)

Goldman Sachs, in addition to being a registered futures commission merchant, is a registered broker-dealer. From time to time, Goldman Sachs and its affiliates are involved in judicial, regulatory and arbitration concerning matters arising in connection with the conduct of its business. Goldman Sachs’ management believes, based on currently available information, that the results of such proceedings, in the aggregate, will not have a material adverse effect on Goldman Sachs’ financial condition, but may be material to Goldman Sachs’ operating results for any particular period, depending, in part, upon the results for such period. For further information, please refer to the periodic public filings by The Goldman Sachs Group, Inc. (“GS Group”) as periodically filed with the SEC and to Goldman Sachs’ Form BD as periodically filed with FINRA.

IPO Process Matters

Goldman Sachs is among numerous financial services companies that have been named as defendants in a variety of lawsuits alleging improprieties in the process by which those companies participated in the underwriting of public offerings in recent years.

Goldman Sachs has been named as a defendant in a number of related lawsuits filed in the U.S. District Court for the Southern District of New York alleging, among other things, that the prospectuses for the offerings violated the federal securities laws by failing to disclose the existence of alleged arrangements tying allocations in certain offerings to higher customer brokerage commission rates as well as purchase orders in the aftermarket, and that the alleged arrangements resulted in market manipulation. On October 5, 2009, the district court approved a settlement agreement entered into by the parties. Goldman Sachs has paid into a settlement fund the full amount that Goldman Sachs would contribute in the settlement. Certain objectors appealed certain aspects of the settlement’s approval, but all such appeals have been withdrawn or finally dismissed, thereby concluding the matter.

Goldman Sachs was among numerous underwriting firms named as defendants in a number of complaints filed commencing October 3, 2007, in the U.S. District Court for the Western District of Washington alleging violations of Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) in connection with offerings of securities for 15 issuers during 1999 and 2000. The complaints generally asserted that the underwriters, together with each issuer’s directors, officers and principal shareholders, entered into purported agreements to tie allocations in the offerings to increased brokerage commissions and aftermarket purchase orders. The complaints further alleged that, based upon these and other purported agreements, the underwriters violated the reporting provisions of, and are subject to short-swing profit recovery under, Section 16 of the 1934 Act. The district court granted defendants’ motions to dismiss on the grounds that the plaintiff’s demands were inadequate with respect to certain actions and that the remaining actions were time-barred. On December 2, 2010, the appellate court affirmed in part and reversed in part, upholding the dismissal of seven of the actions in which Goldman Sachs is a defendant that were dismissed based on the deficient demands but remanding the remaining eight actions in which Goldman Sachs is a defendant that were dismissed as time-barred for consideration of other bases for dismissal. On March 26, 2012, the U.S. Supreme Court vacated the appellate court’s determination that the actions were timely and remanded actions to determine if the claims were subject to equitable tolling in further proceedings consistent with the Supreme Court’s opinion. On July 8, 2012, pursuant to the plaintiff’s notices of voluntary dismissal, all of the actions were dismissed with prejudice as to the deficiency of the demand letters and without prejudice as to all other issues, bringing this matter to conclusion.

Goldman Sachs has been named as a defendant in an action commenced on May 15, 2002 in New York Supreme Court, New York County, by an official committee of unsecured creditors on behalf of eToys, Inc., alleging that Goldman Sachs intentionally underpriced eToys, Inc.’s initial public offering. The action seeks, among other things, unspecified compensatory damages resulting from the alleged lower amount of offering proceeds. On appeal from rulings on Goldman Sachs’ motion to dismiss, the New York Court of Appeals dismissed claims for breach of contract, professional malpractice and unjust enrichment, but permitted claims for breach of fiduciary duty and fraud to continue. On remand, the lower court granted Goldman Sachs’ motion for summary judgment and, on December 8, 2011, the appellate court affirmed the lower court’s decision. On September 6, 2012, the New York Court of Appeals granted the creditors’ motion for leave to appeal.

Research Matters

Goldman Sachs is subject to a number of investigations and reviews by various governmental and regulatory bodies and self-regulatory organizations relating to research practices, including, among other things, research analysts’ methods for obtaining receipt and distribution of information and communications among research analysts, sales and trading personnel and clients. On June 9, 2011, pursuant to a settlement, a consent order was entered by the Massachusetts Securities Division pursuant to which Goldman Sachs paid a $10 million civil penalty and agreed to various undertakings regarding certain of its research practices. On April 12, 2012, the SEC and FINRA issued orders in connection with Goldman Sachs’ settlement of charges relating to matters similar to those involved in the Massachusetts settlement. Pursuant to these settlements, Goldman Sachs paid $11 million to each of the SEC and FINRA and agreed to various undertakings with regard to its policies and procedures.

Adelphia Communications Fraudulent Conveyance Litigation

Goldman Sachs is named a defendant in two adversary proceedings commenced in the U.S. Bankruptcy Court for the Southern District of New York, one on July 6, 2003 by a creditors committee, and the second on or about July 31, 2003 by an equity committee of Adelphia Communications, Inc. Those proceedings were consolidated in a single amended complaint filed by the Adelphia Recovery Trust on October 31, 2007. The complaint seeks, among other things, to recover, as fraudulent conveyances, approximately $62.9 million allegedly paid to Goldman Sachs by Adelphia Communications, Inc. and its affiliates in respect of margin calls made in the ordinary course of business on accounts owned by members of the family that formerly controlled Adelphia Communications, Inc. The district court assumed jurisdiction over the action and on April 8, 2011 granted Goldman Sachs’ motion for summary judgment. The plaintiff appealed on May 6, 2011.

Treasury Matters

Goldman Sachs was named as a defendant in a purported class action filed on March 10, 2004 in the U.S. District Court for the Northern District of Illinois on behalf of holders of short positions in 30-year U.S. Treasury futures and options on the morning of October 31, 2001. The complaint alleged that Goldman Sachs purchased 30-year bonds and futures prior to a forthcoming U.S. Treasury refunding announcement that morning based on non-public information about that announcement, and that such purchases increased the costs of covering such short positions. The complaint also named as defendants the Washington, D.C.-based political consultant who allegedly was the source of the information, a former Goldman Sachs economist who allegedly received the information, and another company and one of its employees who also allegedly received and traded on the information prior to its public announcement. The complaint alleged violations of the federal commodities and antitrust laws, as well as Illinois statutory and common law, and seeks, among other things, unspecified damages including treble damages under the antitrust laws. The district court dismissed the antitrust and Illinois state law claims but permitted the federal commodities law claims to proceed. Plaintiff’s motion for class certification was denied. Goldman Sachs moved for summary judgment, and the district court granted the motion but only insofar as the claim relates to the trading of treasury bonds. On October 13, 2009, the parties filed an offer of judgment and notice of acceptance with respect to plaintiff’s individual claim. The plaintiff attempted to pursue an appeal of the denial of class certification, as did another individual trader who had previously litigated and lost an individual claim and unsuccessfully sought to intervene in the purported class action. On August 5, 2011, the U.S. Court of Appeals for the Seventh Circuit affirmed the lower court’s rulings that neither the plaintiff nor the proposed intervenor could pursue the class issues on appeal, but remanded for further consideration as to the amount of pre-judgment interest on the plaintiff’s individual claim. The appellants’ petition for reconsideration en banc was denied on October 19, 2011. On remand, the district court entered a final stipulation and order on December 7, 2011 regarding calculation of pre-judgment interest, which concluded the matter.

Fannie Mae Litigation

Goldman Sachs was added as a defendant in an amended complaint filed on August 14, 2006 in a purported class action pending in the U.S. District Court for the District of Columbia. The complaint asserts violations of the federal securities laws generally arising from allegations concerning Fannie Mae’s accounting practices in connection with certain Fannie Mae-sponsored REMIC transactions that were allegedly arranged by Goldman Sachs The complaint does not specify a dollar amount of damages. The other defendants include Fannie Mae, certain of its past and present officers and directors, and accountants. By a decision dated May 8, 2007, the district court granted Goldman Sachs’ motion to dismiss the claim against it. The time for an appeal will not begin to run until disposition of the claims against other defendants. A motion to stay the action filed by the Federal Housing Finance Agency (FHFA), which took control of the foregoing action following Fannie Mae’s conservatorship, was denied on November 14, 2011.

Mortgage-Related Matters

On April 16, 2010, the SEC brought an action (the “SEC Action”) under the U.S. federal securities laws in the U.S. District Court for the Southern District of New York against Goldman Sachs and Fabrice Tourre, one of its employees, in connection with a CDO offering made in early 2007 (ABACUS 2007-AC1 transaction), alleging that the defendants made materially false and misleading statements to investors and seeking, among other things, unspecified monetary penalties. Investigations of Goldman Sachs by FINRA and of GSI by the FSA were subsequently initiated, and GS Group and certain of its affiliates have received subpoenas and requests for information from other regulators, regarding CDO offerings, including the ABACUS 2007-AC1 transaction, and related matters.

On July 14, 2010, Goldman Sachs entered into a consent agreement with the SEC, settling all claims made against Goldman Sachs in the SEC Action (the “SEC Settlement”), pursuant to which Goldman Sachs paid $550 million of disgorgement and civil penalties, and which was approved by the U.S. District Court for the Southern District of New York on July 20, 2010.

On January 6, 2011, ACA Financial Guaranty Corp. filed an action against Goldman Sachs in respect of the ABACUS 2007-AC1 transaction in New York Supreme Court, New York County. The complaint includes allegations of fraudulent inducement, fraudulent concealment and unjust enrichment and seeks at least $30 million in compensatory damages, at least $90 million in punitive damages and unspecified disgorgement. On March 8, 2011, Goldman Sachs filed a motion to compel arbitration and/or to dismiss the complaint. By a decision dated April 23, 2012, the court granted the motion to dismiss as to the unjust enrichment claim and denied the motion as to the other claims, and on May 29, 2012, Goldman Sachs appealed the decision to the extent that its motion was denied and filed counterclaims for breach of contract and fraudulent inducement, and third-party claims against ACA Management, LLC for breach of contract, unjust enrichment and indemnification. ACA Financial Guaranty Corp. and ACA Management, LLC moved to dismiss Goldman Sachs’ counterclaims and third-party claims on August 31, 2012.

Beginning April 22, 2010, a number of putative shareholder derivative actions were filed in New York Supreme Court, New York County, and the U.S. District Court for the Southern District of New York against GS Group, the Board and certain officers and employees of GS Group and its affiliates in connection with mortgage-related matters between 2004 and 2007, including the ABACUS 2007-AC1 transaction and other CDO offerings. These derivative complaints generally included allegations of breach of fiduciary duty, corporate waste, abuse of control, mismanagement, unjust enrichment, misappropriation of information, securities fraud and insider trading, and challenge the accuracy and adequacy of GS Group’s disclosure. These derivative complaints seek, among other things, declaratory relief, unspecified compensatory damages, restitution and certain corporate governance reforms. In addition, the plaintiffs in a compensation-related Delaware Court of Chancery action twice amended their complaint, including to assert allegations similar to those in the derivative claims referred to above, the Delaware court granted the defendants’ motion to dismiss the second amended complaint and the Delaware Supreme Court affirmed the dismissal on May 3, 2012.The federal court cases were consolidated, plaintiffs filed a consolidated amended complaint on August 1, 2011, and, on October 6, 2011, the defendants moved to dismiss the action. On June 25, 2012, in light of the decision of the Delaware Supreme Court, the parties in the New York state action stipulated to a voluntary dismissal, which the court has entered.

In addition, the Board has received books and records demands from several shareholders for materials relating to, among other subjects, Goldman Sachs’ mortgage servicing and foreclosure activities, participation in federal programs providing assistance to financial institutions and homeowners, loan sales to Fannie Mae and Freddie Mac, mortgage-related activities and conflicts management.

Since April 23, 2010, the Board has received letters from shareholders demanding that the Board take action to address alleged misconduct by Goldman Sachs, the Board and certain officers and employees of GS Group and its affiliates. These demands, which the Board has rejected, generally alleged misconduct in connection with Goldman Sachs’ securitization practices, including the ABACUS 2007-AC1 transaction, the alleged failure by GS Group to adequately disclose the SEC investigation that led to the SEC Action, and GS Group’s 2009 compensation practices. An additional demand that the Board investigate and take action was received from another shareholder in June 2012, relating to the firm’s mortgage related activities and to stock sales by certain directors and executives of the firm.

In addition, beginning April 26, 2010, a number of purported securities law class actions have been filed in the U.S. District Court for the Southern District of New York challenging the adequacy of GS Group’s public disclosure of, among other things, Goldman Sachs’ activities in the CDO market and the SEC investigation that led to the SEC Action. The purported class action complaints, which name as defendants GS Group and certain officers and employees of GS Group and its affiliates, have been consolidated, generally allege violations of Sections 10(b) and 20(a) of the Exchange Act and seek unspecified damages. Plaintiffs filed a consolidated amended complaint on July 25, 2011. On October 6, 2011, the defendants moved to dismiss, and by a decision, dated June 21, 2012, the district court dismissed the claims based on GS Group’s not disclosing that it had received a “Wells” notice from the staff of the SEC related to the ABACUS 2007-AC1 transaction, but permitted the plaintiffs other claims to proceed.

Goldman Sachs is a defendant in a putative class action commenced on December 11, 2008 in the U.S. District Court for the Southern District of New York brought on behalf of purchasers of various mortgage pass-through certificates and asset-backed certificates issued by various securitization trusts established by Goldman Sachs and underwritten by Goldman Sachs in 2007. The complaint generally alleges that the registration statement and prospectus supplements for the certificates violated the federal securities laws, and seeks unspecified compensatory damages and rescission or rescissionary damages. The defendants’ motion to dismiss the second amended complaint was granted with leave to replead certain claims. On March 31, 2010, the plaintiff filed a third amended complaint relating to two offerings, which the defendants moved to dismiss. This motion to dismiss was denied as to the plaintiff’s Section 12(a)(2) claims and granted as to the plaintiff’s Section 11 claims, and the plaintiff’s motion for reconsideration was denied. The plaintiff filed a motion for entry of final judgment or certification of an interlocutory appeal as to plaintiff’s Section 11 claims, which was denied. The plaintiff then filed a motion for leave to amend to reinstate the damages claims based on allegations that it had sold its securities, which was denied. On May 5, 2011, the court granted plaintiff’s motion for entry of a final judgment dismissing all its claims. The plaintiff appealed from the dismissal with respect to all 17 of the offerings included in its original complaint. By a decision dated September 6, 2012, the U.S. Court of Appeals for the Second Circuit affirmed the district court’s dismissal of plaintiff’s claims with respect to 10 of the offerings included in plaintiff’s original complaint but vacated the dismissal and remanded the case to the district court with instructions to reinstate the plaintiff’s claims with respect to the other seven offerings. On October 26, 2012, the defendants filed a petition for certiorari with the U.S. Supreme Court seeking review of the Second Circuit decision. On October 31, 2012, the plaintiff served defendants with a fourth amended complaint relating to those seven offerings, plus seven additional offerings. On June 3, 2010, another investor (who had unsuccessfully sought to intervene in the action) filed a separate putative class action asserting substantively similar allegations relating to an additional offering pursuant to the 2007 registration statement. The district court twice granted defendants’ motions to dismiss this separate action, both times with leave to replead. On July 9, 2012, that separate plaintiff issued, and Goldman Sachs underwrote, approximately $11 billion principal amount of certificates to all purchasers in the 14 offerings at issue in the initial plaintiff’s fourth amended complaint and the one offering at issue in the separate plaintiff’s second amended complaint.

Goldman Sachs is among the defendants in a separate putative class action commenced on February 6, 2009 in the U.S. District Court for the Southern District of New York brought on behalf of purchasers of various mortgage pass-through certificates and asset-backed certificates issued by various securitization trusts established by Goldman Sachs and underwritten by Goldman Sachs in 2006. The other original defendants include three current or former GS Group employees and various rating agencies. The second amended complaint generally alleges that the registration statement and prospectus supplements for the certificates violated the federal securities laws, and seeks unspecified compensatory and rescissionary damages. Defendants moved to dismiss the second amended complaint. On January 12, 2011, the district court granted the motion to dismiss with respect to offerings in which plaintiff had not purchased securities as well as all claims against the rating agencies, but denied the motion to dismiss with respect to a single offering in which the plaintiff allegedly purchased securities. These trusts issued, and Goldman Sachs underwrote, approximately $698 million principal amount of certificates to all purchasers in the offerings at issue in the complaint (excluding those offerings for which the claims have been dismissed). On February 2, 2012, the district court granted the plaintiff’s motion for class certification and on June 13, 2012, the U.S. Court of Appeals for the Second Circuit granted defendants’ petition to review that ruling. On July 31, 2012, the parties reached a settlement, subject to court approval. The firm has paid the full amount of the proposed settlement in an escrow account.

On September 30, 2010, a putative class action was filed in the U.S. District Court for the Southern District of New York against Goldman Sachs, GS Group and two former Goldman Sachs employees on behalf of investors in $821 million of notes issued in 2006 and 2007 by two synthetic CDOs (Hudson Mezzanine 2006-1 and 2006-2). The complaint, which was amended on February 4, 2011, asserts federal securities law and common law claims, and seeks unspecified compensatory, punitive and other damages. The defendants moved to dismiss on April 5, 2011, and the motion was granted as to plaintiff’s claim of market manipulation and denied as to the remainder of the plaintiff’s claims by a decision dated March 21, 2012. On May 21, 2012, the defendants counterclaimed for breach of contract and fraud.

Goldman Sachs, GSMC and GSMSC are among the defendants in a lawsuit filed in August 2011 by CIFG Assurance of North America, Inc. (“CIFG”) in the New York Supreme Court. The complaint alleges that CIFG was fraudulently induced to provide credit enhancement for a 2007 securitization sponsored by GSMC, and seeks, among other things, the repurchase of $24.7 million in aggregate principal amount of mortgages that CIFG had previously stated to be non-conforming, an accounting for any proceeds associated with mortgages discharged from the securitization and unspecified compensatory damages. On October 11, 2011, the Goldman Sachs defendants moved to dismiss. By a decision dated May 1, 2012, the court dismissed the fraud and accounting claims but denied the motion as to certain breach of contract claims that were also alleged. On June 6, 2012, the Goldman Sachs defendants filed counterclaims for breach of contract. In addition, the parties have each appealed the court’s May 1, 2012 decision to the extent adverse. The parties have been ordered to mediate, and proceedings in the trial court have been stayed pending mediation.

Various alleged purchasers of, and counterparties involved in transactions relating to, mortgage pass-through certificates, CDOs and other mortgage-related products (including certain Allstate affiliates, Basis Yield Alpha Fund (Master), Bayerische Landesbank, Cambridge Place Investment Management Inc., the Charles Schwab Corporation, Deutsche Zentral-Genossenschaftbank, the FDIC (as receiver for Guaranty Bank), the Federal Home Loan Banks of Boston, Chicago, Indianapolis and Seattle, the FHFA (as conservator for Fannie Mae and Freddie Mac), Heungkuk Life Insurance Co. Limited (Heungkuk), HSH Nordbank, IKB Deutsche Industriebank AG, John Landesbank Baden-Württemberg, Massachusetts Mutual Life Insurance Company, MoneyGram Payment Systems, Inc., the National Credit Union Administration, Phoenix Light SF Limited and related parties, Prudential Insurance Company of America and related parties, Sealink Funding Limited, Stichting Pensioenfonds ABP, The Union Central Life Insurance Company, Ameritas Life Insurance Corp., Acacia Life Insurance Company, Watertown Savings Bank, and The Western and Southern Life Insurance Co., John Hancock and related parties, and Royal Park Investments SA/NV) have filed complaints in state and federal court or initiated arbitration proceedings against firm affiliates, generally alleging that the offering documents for the securities that they purchased contained untrue statements of material facts and material omissions and generally seeking rescission and/or damages. Certain of these complaints allege fraud and seek punitive damages. Certain of these complaints also name other firms as defendants.

A number of other entities (including American International Group, Inc. (“AIG”), Deutsche Bank National Trust Company, Erste Abwicklungsanstalt and related parties, John Hancock and related parties, M&T Bank and Norges Bank Investment Management) have threatened to assert claims of various types against Goldman Sachs in connection with various mortgage-related transactions, and Goldman Sachs has entered into agreements with a number of these entities to toll the relevant statute of limitations.

As of the date hereof, the aggregate notional amount of mortgage-related securities sold to plaintiffs in active cases brought against Goldman Sachs where those plaintiffs are seeking rescission of such securities was approximately $20.1 billion (which does not reflect adjustment for any subsequent paydowns or distributions or any residual value of such securities, statutory interest or any other adjustments that may be claimed). This amount does not include the threatened claims noted above, potential claims by these or other purchasers in the same or other mortgage-related offerings that have not actually been brought claims against Goldman Sachs, or claims that have been dismissed.

In June 2011, Heungkuk filed a criminal complaint against certain past and present employees of Goldman Sachs in South Korea relating to its purchase of a CDO securitization from GS Group. The filing does not represent any judgment by a governmental entity, but starts a process whereby the prosecutor investigates the complaint and determines whether to take action.

Goldman Sachs is among the numerous financial services firms named as defendants in a qui tam action originally filed by a realtor on April 7, 2010 purportedly on behalf of the City of Chicago and State of Illinois in Cook County, Illinois Circuit Court asserting claims under the Illinois Whistleblower Reward and Protection Act and Chicago False Claims Act, based on allegations that defendants had falsely certified compliance with various Illinois laws, which were purportedly violated in connection with mortgage origination and servicing activities. The complaint, which was originally filed under seal, seeks treble damages and civil penalties. Plaintiff filed an amended complaint on December 28, 2011, naming Goldman Sachs, among others, as an additional defendant and a second amended complaint on February 8, 2012.

On March 12, 2012, the action was removed to the U.S. District Court for the Northern District of Illinois and on September 17, 2012, the district court granted plaintiff’s motion to remand the action to state court.

Goldman Sachs has also received, and continues to receive, requests for information and/or subpoenas from federal, state and local regulators and law enforcement authorities, relating to the mortgage-related securitization process, subprime mortgages, CDOs, synthetic mortgage-related products, particular transactions involving these products, and servicing and foreclosure activities, and is cooperating with these regulators and other authorities, including in some cases agreeing to the tolling of the relevant statute of limitations. See also “Financial Crisis-Related Matters” below.

On February 24, 2012, Goldman Sachs received a “Wells” notice from the staff of the SEC with respect to the disclosures contained in the offering documents used in connection with a late 2006 offering of approximately $1.3 billion of subprime residential mortgage-backed securities underwritten by Goldman Sachs. On August 6, 2012, Goldman Sachs was notified by the SEC staff that the investigation into this offering has been completed as to Goldman Sachs and that the staff does not intend to recommend any enforcement action by the SEC against Goldman Sachs with respect to this offering.

On August 21, 2008, Goldman Sachs entered into a settlement in principle with the Office of the Attorney General of the State of New York and the Illinois Securities Department (on behalf of the North American Securities Administrators Association) regarding auction rate securities. Under the agreement, GS Group agreed, among other things, (i) to offer to repurchase at par the outstanding auction rate securities that its private wealth management clients purchased through Goldman Sachs prior to February 11, 2008, with the exception of those auction rate securities where auctions were clearing, (ii) to continue to work with issuers and other interested parties, including regulatory and governmental entities, to expeditiously provide liquidity solutions for institutional investors, and (iii) to pay a $22.5 million fine. The settlement is subject to approval by the various states. Goldman Sachs has entered into consent orders with New York, Illinois and most other states and is in the process of doing so with the remaining states.

Beginning in February 2012, Goldman Sachs was named as respondent in three FINRA arbitrations filed, respectively, by the cities of Houston, Texas and Reno, Nevada and a California school district, based on Goldman Sachs’ role as underwriter and broker-dealer of the claimants’ issuances of an aggregate of over $1.7 billion of auction rate securities from 2004 through 2007 (in the Houston arbitration, two other financial services firms were named as respondents as well). Each claimant alleges that Goldman Sachs failed to disclose that it had a practice of placing cover bids on auctions, and failed to offer the claimant the option of a formulaic maximum rate (rather than a fixed maximum rate), and that, as a result, the claimant was forced to engage in a series of expensive refinancing and conversion transactions after the failure of the auction market (at an estimated cost, in the case of Houston, of approximately $90 million). Houston and Reno also allege that Goldman Sachs advised them to enter into interest rate swaps in connection with their auction rate securities issuances, causing them to incur additional losses (including, in the case of Reno, a swap termination obligation of over $8 million). The claimants assert claims for breach of fiduciary duty, fraudulent concealment, negligent misrepresentation, breach of contract, violations of the 1934 Act and state securities laws, and breach of duties under the rules of the Municipal Securities Rulemaking Board and the NASD, and seek unspecified damages. Goldman Sachs has moved in federal court to enjoin the Reno and California school district arbitrations pursuant to an exclusive forum selection clause in the transaction documents.

Washington Mutual Securities Litigation

Goldman Sachs is among numerous underwriters named as defendants in a putative securities class action amended complaint filed on August 5, 2008 in the U.S. District Court for the Western District of Washington. As to the underwriters, plaintiffs allege that the offering documents in connection with various securities offerings by Washington Mutual, Inc. failed to describe accurately the company’s exposure to mortgage-related activities in violation of the disclosure requirements of the federal securities laws. The defendants include past and present directors and officers of Washington Mutual, the company’s former outside auditors, and numerous underwriters. On June 30, 2011, the underwriter defendants and plaintiffs entered into a definitive settlement agreement, pursuant to which Goldman Sachs would contribute to a settlement fund. On November 4, 2011, the court approved the settlement, and the time to appeal has run, thereby concluding the matter. Goldman Sachs has paid the full amount of Goldman Sachs’ contribution to the settlement fund.

IndyMac Pass-Through Certificates Litigation

Goldman Sachs is among numerous underwriters named as defendants in a putative securities class action filed on May 14, 2009 in the U.S. District Court for the Southern District of New York. As to the underwriters, plaintiffs allege that the offering documents in connection with various securitizations of mortgage-related assets violated the disclosure requirements of the federal securities laws. The defendants include IndyMac-related entities formed in connection with the securitizations, the underwriters of the offerings, certain ratings agencies which evaluated the credit quality of the securities, and certain former officers and directors of IndyMac affiliates. On November 2, 2009, the underwriters moved to dismiss the complaint. The motion was granted in part on February 17, 2010 to the extent of dismissing claims based on offerings in which no plaintiff purchased, and the court reserved judgment as to the other aspects of the motion. By a decision dated June 21, 2010, the district court formally dismissed all claims relating to offerings in which no named plaintiff purchased certificates (including all offerings underwritten by Goldman Sachs), and both granted and denied the defendants’ motions to dismiss in various other respects. On October 12, 2012, the plaintiffs filed a motion seeking reinstatement of claims relating to 42 offerings previously dismissed for lack of standing. Goldman Sachs was a co-underwriter for one of the 42 offerings; however, the plaintiffs’ motion does not seek to add Goldman Sachs as a defendant. On May 17, 2010, four additional investors filed a motion seeking to intervene in order to assert claims based on additional offerings (including two underwritten by Goldman Sachs). The defendants opposed the motion on the ground that the putative intervenors’ claims were time-barred and, on June 21, 2011, the court denied the motion to intervene with respect to, among others, the claims based on the offerings underwritten by Goldman Sachs. Certain of the putative intervenors (including those seeking to assert claims based on two offerings underwritten by Goldman Sachs) have appealed.

Goldman Sachs underwrote approximately $751 million principal amount of securities to all purchasers in the offerings at issue in the May 2010 motion to intervene. On July 11, 2008, IndyMac Bank was placed under an FDIC receivership, and on July 31, 2008, IndyMac Bancorp, Inc. filed for Chapter 7 bankruptcy in the U.S. Bankruptcy Court in Los Angeles, California.

RALI Pass-Through Certificates Litigation

Goldman Sachs is among numerous underwriters named as defendants in a putative securities class action filed on May 14, 2009 in the U.S. District Court for the Southern District of New York. As to the underwriters, plaintiffs allege that the offering documents in connection with various securitizations of mortgage-related assets violated the disclosure requirements of the federal securities laws. The defendants include IndyMac-related entities formed in connection with the securitizations, the underwriters of the offerings, certain ratings agencies which evaluated the credit quality of the securities, and certain former officers and directors of IndyMac affiliates. On November 2, 2009, the underwriters moved to dismiss the complaint. The motion was granted in part on February 17, 2010 to the extent of dismissing claims based on offerings in which no plaintiff purchased, and the court reserved judgment as to the other aspects of the motion. By a decision dated June 21, 2010, the district court formally dismissed all claims relating to offerings in which no named plaintiff purchased certificates (including all offerings underwritten by Goldman

Sachs), and both granted and denied the defendants’ motions to dismiss in various other respects. On May 17, 2010, four additional investors filed a motion seeking to intervene in order to assert claims based on additional offerings (including two underwritten by Goldman Sachs). The defendants opposed the motion on the ground that the putative intervenors’ claims were time-barred and, on June 21, 2011, the court denied the motion to intervene with respect to, among others, the claims based on the offerings underwritten by Goldman Sachs. Certain of the putative intervenors (including those seeking to assert claims based on two offerings underwritten by Goldman Sachs) have appealed.

Goldman Sachs underwrote approximately $751 million principal amount of securities to all purchasers in the offerings at issue in the May 2010 motion to intervene. On July 11, 2008, IndyMac Bank was placed under an FDIC receivership, and on July 31, 2008, IndyMac Bancorp, Inc. filed for Chapter 7 bankruptcy in the U.S. Bankruptcy Court in Los Angeles, California.

MF Global Securities Litigation

Goldman Sachs is among numerous underwriters named as defendants in class action complaints filed in the U.S. District Court for the Southern District of New York commencing November 18, 2011. These complaints generally allege that the offering materials for two offerings of MF Global Holdings Ltd. (“MF Global”) convertible notes (aggregating approximately $575 million in principal amount) in February 2011 and July 2011 failed to, among other things, failed to describe adequately the nature, scope and risks of MF Global’s exposure to European sovereign debt, in violation of the disclosure requirements of the federal securities laws. On August 20, 2012, the plaintiffs filed a consolidated amended complaint and on October 19, 2012, the defendants filed a motion to dismiss the amended complaint. Goldman Sachs underwrote an aggregate principal amount of approximately $214 million of the notes. On October 31, 2011, MF Global filed for Chapter 11 bankruptcy in the U.S. Bankruptcy Court in Manhattan, New York.

Goldman Sachs has also received inquiries from various governmental and regulatory bodies and self-regulatory organizations concerning certain transactions with MF Global prior to its bankruptcy filing. GS Group is cooperating with all such inquiries.

Employment-Related Matters

On May 27, 2010, a putative class action was filed in the U.S. District Court for the Southern District of New York by several contingent technology workers who were employees of third-party vendors. The plaintiffs are seeking overtime pay for alleged hours worked in excess of 40 per work week. The complaint alleges that the plaintiffs were de facto employees of Goldman Sachs and that Goldman Sachs is responsible for the overtime pay under federal and state overtime laws. The complaint seeks class action status and unspecified damages. On March 21, 2011, the parties agreed to the terms of a settlement in principle and on February 10, 2012, the court approved the terms of the settlement. Goldman Sachs has reserved the full amount of the proposed settlement.

On September 15, 2010, a putative class action was filed in the U.S. District Court for the Southern District of New York by three former female employees alleging that GS Group and Goldman Sachs have systematically discriminated against female employees in respect of compensation, promotion, assignments, mentoring and performance evaluations. The complaint alleges a class consisting of all female employees employed at specified levels by GS Group and Goldman Sachs since July 2002, and asserts claims under federal and New York City discrimination laws. The complaint seeks class action status, injunctive relief and unspecified amounts of compensatory, punitive and other damages. The action has been ongoing with several motions by the defendants to stay or strike claims and allegations. By a decision dated January 19, 2012, the magistrate judge recommended that defendants’ most recent motion be denied as premature. The defendants have filed their objections to that recommendation with the district judge, and on July 17, 2012, the district court issued a decision granting in part GS Group and Goldman Sachs’ motion to strike plaintiffs’ class allegations on the ground that plaintiffs lacked standing to pursue certain equitable remedies and denying in part GS Group’s and Goldman Sachs’ motion to strike plaintiffs’ class allegations in their entirety as premature.

Hellenic Republic (Greece) Matters

GS Group and certain of its affiliates have been subject to a number of investigations and reviews by various governmental and regulatory bodies and self-regulatory organizations in connection with Goldman Sachs’ transactions with the Hellenic Republic (Greece), including financing and swap transactions, as well as trading and research activities with respect to Greek sovereign debt. GS Group has cooperated with the investigations and reviews.

Investment Management Services

GS Group and certain of its affiliates are parties to various civil litigation and arbitration proceedings and other disputes with clients relating to losses allegedly sustained as a result of Goldman Sachs’ investment management services. These claims generally seek, among other things, restitution or other compensatory damages and, in some cases, punitive damages. In addition, GS Group and its affiliates are subject from time to time to investigations and reviews by various governmental and regulatory bodies and self-regulatory organizations in connection with Goldman Sachs’ investment management services. GS Group is cooperating with all such investigations and reviews.

Financial Advisory Services

GS Group and certain of its affiliates are parties to various civil litigation and arbitration proceedings and other disputes with clients and third parties relating to the firm’s financial advisory activities. These claims generally seek, among other things, compensatory damages and, in some cases, punitive damages, and in certain cases allege that the firm did not appropriately disclose or deal with conflicts of interest. In addition, GS Group and its affiliates are subject from time to time to investigations and reviews by various governmental and regulatory bodies and self-regulatory organizations in connection with conflicts of interest. GS Group is cooperating with all such investigations and reviews.

GS Group, Goldman Sachs and The Goldman, Sachs & Co. L.L.C. are defendants in an action brought by the founders and former majority shareholders of Dragon Systems, Inc. (Dragon) on November 18, 2008, alleging that the plaintiffs incurred losses due to Goldman Sachs’ financial advisory services provided in connection with the plaintiffs’ exchange of their purported $300 million interest in Dragon for stock of Lernout & Hauspie Speech Products, N.V. (L&H) in 2000. L&H filed for Chapter 11 bankruptcy in the U.S. Bankruptcy Court in Wilmington, Delaware on November 29, 2000. The action is pending in the United States District Court for the District of Massachusetts. The complaint, which was amended in November 2011 following the 2009 dismissal of certain of the plaintiffs’ initial claims, seeks unspecified compensatory, punitive and other damages, and alleges breach of fiduciary duty, breach of contract, breach of implied covenant of good faith and fair dealing, violation of state unfair trade practices laws, negligence, negligent and intentional misrepresentation, gross negligence, willful misconduct and bad faith. Former minority shareholders of Dragon have brought a similar action against Goldman Sachs with respect to their purported $49 million interest in Dragon, and this action has been consolidated with the action described above. All parties moved for summary judgment. By an order dated October 31, 2012, the court granted summary judgment with respect to certain counterclaims and an indemnification claim brought by the Goldman Sachs defendants against one of the shareholders, but denied summary judgment with respect to all other claims.

Sales, Trading and Clearance Practices

GS Group and certain of its affiliates are subject to a number of investigations and reviews, certain of which are industry-wide, by various governmental and regulatory bodies and self-regulatory organizations relating to the sales, trading and clearance of corporate and government securities and other financial products, including compliance with the SEC’s short sale rule, algorithmic and quantitative trading, futures trading, transaction reporting, securities lending practices, trading and clearance of credit derivative instruments, commodities trading, private placement practices and compliance with the U.S. Foreign Corrupt Practices Act.

The European Commission announced in April 2011 that it is initiating proceedings to investigate further numerous financial services companies, including GS Group, in connection with the supply of data related to credit default swaps and in connection with profit sharing and fee arrangements for clearing of credit default swaps, including potential anti-competitive practices. Theproceedings in connection with the supply of data related to credit default swaps are ongoing but the proceedings related to profit sharing and fee arrangements for clearing of credit default swaps have been suspended indefinitely. Goldman Sachs has received civil investigative demands from the U.S. Department of Justice (DOJ) for information on similar matters.

The CFTC has been investigating the role of Goldman Sachs Execution & Clearing, L.P. (“GSEC”), as the clearing broker for an SEC-registered broker-dealer client. The CFTC staff has orally advised GSEC that it intends to recommend that the CFTC bring aiding and abetting, civil fraud and supervision-related charges against GSEC arising from its provision of clearing services to this broker-dealer client based on allegations that GSEC knew or should have known that the client’s subaccounts maintained at GSEC were actually accounts belonging to customers of the broker-dealer client and not the client’s proprietary accounts. GSEC has been discussing a potential resolution. GS Group is cooperating with the investigations and reviews.

In December 2012, Goldman Sachs, without admitting or denying the findings, consented to a civil monetary penalty in the amount of $1.5 million and a cease and desist order from the CFTC in connection with CFTC findings that Goldman Sachs failed to ensure that certain aspects of its risk management, compliance and supervision programs comported with its obligations to supervise diligently the trading activities of an associated person (the “trader”), whose trading activities on seven days in mid-November and mid-December 2007 in the e-mini S&P 500 futures contract traded on the CME resulted in a substantial loss to Goldman Sachs. Specifically, in violation of CFTC Regulation 166.3, Goldman Sachs was alleged to have failed to have procedures reasonably designed to detect and prevent the manual entry of fabricated futures trades into its front office systems, which aggregated manually entered and electronically executed trades in the same product. As a result, the trader entered fabricated e-mini S&P 500 sell trades into its manual trading system, which artificially offset and camouflaged e-mini S&P buy trades the trader had executed in the market. In particular, the trader established an $8.3 billion e-mini S&P 500 position in a firm trading account causing Goldman Sachs a loss of over $118 million in unwinding the trader’s position. Separately, after the trader was discharged, Goldman Sachs withheld certain key information from the NFA and the CFTC until after the CFTC’s Division of Enforcement commenced its investigation. In addition to the civil monetary penalty, Goldman Sachs agreed to cease and desist from violating CFTC Regulation 166.3.

Insider Trading Investigations

From time to time, Goldman Sachs and its employees are the subject of or otherwise involved in regulatory investigations relating to insider trading, the potential misuse of material nonpublic information and the effectiveness of Goldman Sachs’ insider trading controls and information barriers. It is Goldman Sachs’ practice to fully cooperate with any such investigations.

Municipal Securities Matters

GS Group and certain of its affiliates are subject to a number of investigations and reviews by various governmental and regulatory bodies and self-regulatory organizations relating to transactions involving municipal securities, including wall-cross procedures and conflict of interest disclosure with respect to state and municipal clients, the trading and structuring of municipal derivative instruments in connection with municipal offerings, political contribution rules, underwriting of Build America Bonds and the possible impact of credit default swap transactions on municipal issuers. GS Group is cooperating with the investigations and reviews.

On August 21, 2008, Goldman Sachs entered into a settlement in principle with the Office of the Attorney General of the State of New York and the Illinois Securities Department (on behalf of the North American Securities Administrators Association) regarding auction rate securities. Under the agreement, GS Group agreed, among other things, (i) to offer to repurchase at par the outstanding auction rate securities that its private wealth management clients purchased through Goldman Sachs prior to February 11, 2008, with the exception of those auction rate securities where auctions were clearing, (ii) to continue to work with issuers and other interested parties, including regulatory and governmental entities, to expeditiously provide liquidity solutions for institutional investors, and (iii) to pay a $22.5 million fine. The settlement is subject to approval by the various states. Goldman Sachs has entered into consent orders with New York, Illinois and most other states and is in the process of doing so with the remaining states.

Beginning in February 2012, Goldman Sachs was named as respondent in three FINRA arbitrations filed, respectively, by the cities of Houston, Texas and Reno, Nevada and a California school district, based on Goldman Sachs’ role as underwriter and broker-dealer of the claimants’ issuances of an aggregate of over $1.7 billion of auction rate securities from 2004 through 2007 (in the Houston arbitration, two other financial services firms were named as respondents as well). Each claimant alleges that Goldman Sachs failed to disclose that it had a practice of placing cover bids on auctions, and failed to offer the claimant the option of a formulaic maximum rate (rather than a fixed maximum rate), and that, as a result, the claimant was forced to engage in a series of expensive refinancing and conversion transactions after the failure of the auction market (at an estimated cost, in the case of Houston, of approximately $90 million). Houston and Reno also allege that Goldman Sachs advised them to enter into interest rate swaps in connection with their auction rate securities issuances, causing them to incur additional losses (including, in the case of Reno, a swap termination obligation of over $8 million). The claimants assert claims for breach of fiduciary duty, fraudulent concealment, negligent misrepresentation, breach of contract, violations of the 1934 Act and state securities laws, and breach of duties under the rules of the Municipal Securities Rulemaking Board and the NASD, and seek unspecified damages. Goldman Sachs has moved in federal court to enjoin the Reno and California school district arbitrations pursuant to an exclusive forum selection clause in the transaction documents.

Financial Crisis-Related Matters

GS Group and certain of its affiliates are subject to a number of investigations and reviews by various governmental and regulatory bodies and self-regulatory organizations and litigation relating to the 2008 financial crisis, including the establishment and unwind of credit default swaps between GS Group and AIG and other transactions with, and in the securities of, AIG, The Bear Stearns Companies Inc., Lehman Brothers Holdings Inc. and other firms. Goldman Sachs is cooperating with the investigations and reviews.

In the second quarter of 2011, a Staff Report of the Senate Permanent Subcommittee on Investigations concerning the key causes of the financial crisis was issued. Goldman Sachs and another financial institution were used as case studies with respect to the role of investment banks. The report was referred to the DOJ and the SEC for review. Goldman Sachs is cooperating with the investigations arising from this referral. On August 9, 2012, the DOJ announced that it had concluded its investigation and would not be bringing criminal charges against Goldman Sachs or any of its current or fomer employees in connection with this matter.

Jefferies Bache, LLC (JBL)

From time to time JBL (in its capacity as a commodities broker) and its principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the actions described below, during the five years preceding the date of this offering memorandum there has been no administrative, civil, or criminal action against JBL or any of its principals which is material, in light of all the circumstances, to an investor’s decision to invest.

In April 2006, one of JBL’s commodities brokers filed an arbitration proceeding in connection with the broker’s termination based upon allegations of sexual harassment. The broker alleged that the termination was a pretext to steal his business without compensation. The claims, brought against an affiliate of JBL, included fraud, breach of contract, unjust enrichment, quantum meruit and defamation. The claimant sought damages in excess of $28 million, of which $25 million was for defamation, and unspecified punitive damages. The parties settled this matter in December 2007, prior to the arbitration hearing scheduled for January 2008. The former employee executed a Settlement Agreement and General Release dismissing the matter with prejudice, essentially in exchange for commissions owed, interest and certain costs associated with the proceeding.

In December 2009, JBL was served with a Statement of Claim in an arbitration brought before the National Futures Association. The claimant, an oil company involved in the marketing, supply and transportation of petroleum products, alleged that JBL knew that one of claimant’s employees, who had been an authorized trader for the claimant, engaged in unauthorized trading and that JBL permitted him to do so. Claimant alleged actual damages of $7 million and, to the extent it also alleged that JBL violated the “RICO” statute, claimed treble damages, or $21 million.

In February 2010, JBL filed an answer which denied any responsibility for the conduct of the claimant’s employee. Pursuant to the sale of JBL to Jefferies Group, Inc. earlier in 2011, Prudential Financial, Inc. retained responsibility for this matter, although JBL remained as the respondent in the arbitration. In October 2011, Prudential Financial and the claimant reached a settlement of this matter; JBL did not contribute any monies to the settlement.

Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill Lynch)

Merrill Lynch has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation arising in connection with its activities as a global, diversified, financial services institution.

Some of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. In some cases, the issuers that would otherwise be the primary defendants in such cases are bankrupt or otherwise in financial distress. Merrill Lynch is also involved in investigations and/or proceedings by governmental and self-regulatory agencies.

Bank of America Corporation (“Bank of America”), Merrill Lynch’s ultimate parent, makes all required disclosures in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which may be updated in reports on Form 8-K, all of which are filed with the SEC (“Regulatory Filings”). Merrill Lynch makes all required disclosures in its Form BD and ADV filings (“Form BD and ADV Filings”) with FINRA. Those Regulatory Filings and Form BD and ADV Filings include disclosures of regulatory inquiries as required by federal law and applicable regulations. The Regulatory Filings are publicly available on the SEC’s website at www.sec.gov. The Form BD filings are publicly available on the FINRA BrokerCheck system at http://www.finra.org/Investors/Tools Calculators/ BrokerCheck/index.htm. The Form ADV filings are publicly available on the SEC’s Investment Adviser Search website at: http://www.adviserinfo.sec.gov.

In view of the inherent difficulty of predicting the outcome of litigation and regulatory matters, particularly where the claimants seek very large or indeterminate damages or where the matters present novel legal theories or involve a large number of parties, Merrill Lynch generally cannot predict what the eventual outcome of the pending matters will be, what the timing of the ultimate resolution of these matters will be, or what the eventual loss, fines or penalties related to each pending matter may be.

In accordance with applicable accounting guidance, Merrill Lynch establishes an accrued liability for litigation and regulatory matters when those matters present loss contingencies that are both probable and estimable. In such cases, there may be an exposure to loss in excess of any amounts accrued. When a loss contingency is not both probable and estimable, Merrill Lynch does not establish an accrued liability. As a litigation or regulatory matter develops, Merrill Lynch, in conjunction with any outside counsel handling the matter, evaluates on an ongoing basis whether such matter presents a loss contingency that is probable and estimable. If, at the time of evaluation, the loss contingency related to a litigation or regulatory matter is not both probable and estimable, the matter will continue to be monitored for further developments that would make such loss contingency both probable and estimable. Once the loss contingency related to a litigation or regulatory matter is deemed to be both probable and estimable, Merrill Lynch will establish an accrued liability with respect to such loss contingency and continue to monitor the matter for further developments that could affect the amount of the accrued liability that has been previously established.

In some of the matters described below, loss contingencies are not both probable and estimable in the view of Merrill Lynch management, and accordingly, an accrued liability has not been established for those matters. Information is provided below regarding the nature of these contingencies and, where specified, the amount of the claim associated with these loss contingencies. Based on current knowledge, management does not believe that loss contingencies arising from pending matters, will have a material adverse effect on Merrill Lynch’s consolidated financial position or liquidity. However, in light of the inherent uncertainties involved in these matters, and the very large or indeterminate damages sought in some or all of these matters, an adverse outcome in one or more of these matters could be material to Merrill Lynch’s results of operations or cash flows for any particular reporting period.

The actions against Merrill Lynch include, but are not limited to, the following:

Auction Rate Securities Litigation

Since October 2007, Merrill Lynch & Co., Inc. (the direct corporate parent of Merrill Lynch, the “Parent”) and certain of its affiliates, have been named as defendants in a variety of lawsuits and other proceedings brought by customers and both individual and institutional investors regarding auction rate securities (“ARS”). These actions generally allege that the defendants (i) misled the plaintiffs into believing that there was a deeply liquid market for ARS, and (ii) failed to adequately disclose their or their affiliates’ practice of placing their own bids to support ARS auctions. Plaintiffs assert that ARS auctions started failing from August 2007 through February 2008 when the defendants and other broker-dealers stopped placing those “support bids.” In addition to the matters described in more detail below, numerous arbitrations and individual lawsuits have been filed against Merrill Lynch and certain affiliates by parties who purchased ARS and are seeking relief that includes compensatory and punitive damages totaling in excess of $1.2 billion, as well as rescission, among other relief.

Securities Actions

Merrill Lynch and the Parent face a number of civil actions relating to the sales of ARS and management of ARS auctions, including two putative class action lawsuits in which the plaintiffs seek to recover the alleged losses in market value of ARS securities purportedly caused by the defendants’ actions. Plaintiffs also seek unspecified damages, including rescission, other compensatory and consequential damages, costs, fees and interest. The first action, In Re Merrill Lynch Auction Rate Securities Litigation, is the result of the consolidation of two separate class action suits in the U.S. District Court for the Southern District of New York. These suits were brought by two customers of Merrill Lynch, on behalf of all persons who purchased ARS in auctions managed by Merrill Lynch and other affiliates, against the Parent and Merrill Lynch. On March 31, 2010, the U.S. District Court for the Southern District of New York granted Merrill Lynch’s motion to dismiss. Plaintiffs appealed and on November 14, 2011, the U.S. Court of Appeals for the Second Circuit affirmed the district court’s dismissal. Plaintiffs’ time to seek a writ of certiorari to the U.S. Supreme Court expired on February 13, 2012, and, as a result, this action is now concluded. The second action, Bondar v. Bank of America Corporation, was brought by a putative class of ARS purchasers against Bank of America and BAS. On February 24, 2011, the U.S. District Court for the Northern District of California dismissed the amended complaint and directed plaintiffs to state whether they will file a further amended complaint or appeal the court’s dismissal. Following the Second Circuit’s decision in In re Merrill Lynch Auction Rate Securities Litigation, plaintiffs voluntarily dismissed their action on January 4, 2012. The dismissal is subject to the district court’s approval.

Bank of America Merger-related Matters

Since January 2009, Bank of America, Parent and/or certain of their current and former officers and directors, among others, have been named as defendants in a variety of securities actions filed in federal courts relating to Bank of America’s acquisition of Parent (the “Acquisition”). The claims in these actions generally concern (i) the Acquisition; (ii) the financial condition and 2008 fourth quarter losses experienced by Bank of America and Parent; (iii) due diligence conducted in connection with the Acquisition; (iv) the Acquisition agreements’ terms regarding Parent’s ability to pay bonuses to Parent employees up to $5.8 billion; (v) Bank of America’s discussions with government officials in December 2008 regarding Bank of America’s consideration of invoking the material adverse change clause in the Acquisition agreement and the possibility of obtaining government assistance in completing the Acquisition; and/or (vi) alleged material misrepresentations and/or material omissions in the proxy statement and related materials for the Acquisition.

Plaintiffs in In re Bank of America Securities, Derivative and Employment Retirement Income Security Act (“ERISA”) Litigation (the “Securities Plaintiffs”), a putative class action pending in the U.S. District Court for the Southern District of New York, represent all (i) purchasers of the Bank of America common and preferred securities between September 15, 2008 and January 21, 2009 and its January 2011 options, (ii) holders of Bank of America common stock as of October 10, 2008, and (iii) purchasers of Bank of America’s common stock issued in the offering that occurred on or about October 7, 2008. During the purported class period, Bank of America common shares declined from $33.74 on September 12, 2008 to $6.68 on January 21, 2009. Securities Plaintiffs claim violations of Sections 10(b), 14(a) and 20(a) of the 1934 Act, and SEC rules promulgated thereunder. Bank of America and its co-defendants filed motions to dismiss, which the court granted in part by dismissing certain of the Securities Plaintiffs’ claims under Section 10(b) of the 1934 Act. Securities Plaintiffs filed a second amended complaint which repleaded some of the dismissed claims as well as added claims under Sections 10(b) and 20(a) of the 1934 Act on behalf of holders of certain debt, preferred securities and option securities. Securities Plaintiffs’ amended complaint also alleges violations of Sections 11,12(a)(2) and 15 of the Securities Act of 1933, as amended (the “1933 Act”), related to the offering of Bank of America’s common stock that occurred on or about October 7, 2008, and names Merrill Lynch, among others, as defendants on certain claims. Bank of America and its co-defendants filed motions to dismiss, which the court granted in part in August 2010 by dismissing certain of the Securities Plaintiffs’ claims under Section 10(b) of the 1934 Act. In July 2011, the court granted in part defendants’ motion to dismiss the second amended complaint. As a result of the court’s July 2011 ruling the Securities Plaintiffs were (in addition to the claims sustained in the court’s August 2010 ruling) permitted to pursue a claim under Section 10(b) asserting that defendants should have made additional disclosures in connection with the Acquisition about the financial condition and 2008 fourth-quarter losses experienced by Parent. Securities Plaintiffs seek unspecified monetary damages, legal costs and attorneys’ fees. On February 6, 2012, the court granted Securities Plaintiffs’ motion for class certification. On February 21, 2012, Bank of America filed a petition requesting that the U.S. Court of Appeals for the Second Circuit review the district court’s order granting Securities Plaintiffs’ motion for class certification.

Several individual plaintiffs have opted to pursue claims apart from the In re Bank of America Securities, Derivative, and Employment Retirement Income Security Act (ERISA) Litigation and, accordingly, have initiated individual actions in the U.S. District Court for the Southern District of New York relying on substantially the same facts and claims as the Securities Plaintiffs.

Benistar Litigation

In Gail A. Cahaly, et al. v. Benistar Property Exchange Trust Company, Inc, et al. (“Benistar”), a matter filed on August 1, 2001, in the Massachusetts Superior Court, Suffolk County, plaintiffs allege that Merrill Lynch aided and abetted a fraud and breach of fiduciary duty allegedly perpetrated by Benistar, a former client of Merrill Lynch. In 2002, following a trial, a jury rendered a verdict requiring Merrill Lynch to pay plaintiffs $8.6 million in compensatory damages. After the court granted Merrill Lynch’s motion to vacate the verdict, the court granted plaintiffs’ motion for a new trial. On June 25, 2009, the jury in the second trial found in favor of plaintiffs on all counts. Plaintiffs filed discovery-related sanctions motions, as well as a petition seeking attorneys’ fees and costs. On January 11, 2011, the court issued its rulings denying plaintiffs’ request for sanctions and punitive damages, but awarding consequential damages and attorneys’ fees to plaintiffs in an amount not material to Merrill Lynch’s results of operations. Plaintiffs and Merrill Lynch have appealed the court’s January 11, 2011 rulings on damages and sanctions.

“Good Reason” Litigation

Since 2009, Merrill Lynch and certain affiliates have been named as defendants in lawsuits and arbitrations brought by former Merrill Lynch employees, primarily financial advisors, who participated in certain Merrill Lynch equity and contingent long term incentive compensation plans (the “Plans”). These actions generally allege that the former employees had “good reason” to resign as that term is defined under the change in control provisions of the applicable Plans and, as such, are entitled to immediate vesting and payment of forfeited awards and/or monetary sums under those Plans. In addition to litigation and arbitration, additional employees or their representatives have sent letters seeking payment directly from the Parent.

A putative class action was filed in October 2009, entitled Chambers et al v. Merrill Lynch & Co. et al. in the U.S. District Court for the Southern District of New York, seeking certification of a putative class of financial advisors and seeking damages and other payments under the good reason provisions of certain contingent incentive compensation plans. Plaintiffs filed a motion for class certification on April 9, 2012.

Illinois Funeral Directors Association Matters

Commencing in 1979, the Illinois Funeral Directors Association (“IFDA”), an Illinois not-for-profit corporation that serves as a trade association representative for the Illinois funeral industry, began providing trust services to Illinois consumers for the deposit of payments for pre-paid funeral services. Illinois law regulates the sale of pre-paid funeral goods and services and requires that proceeds of those sales be held in trust. In 1986, the IFDA began offering a tax-advantaged pre-need trust administered by its subsidiary, IFDA Services, Inc. (“IFDA Services”). The tax-advantaged pre-need trust invested primarily in variable universal life insurance (“VUL”) policies written against the lives of “keymen” of IFDA, its members and its affiliates. In response to the stated investment objectives of IFDA’s executive director and its board of directors, Merrill Lynch recommended the purchase of the VUL policies to IFDA for the tax-advantaged pre-need trust, and Merrill Lynch Life Agency, Inc. (“MLLA”), sold the pre-need trust approximately 270 VUL policies as investment vehicles.

During IFDA Services’ operation of the pre-need trust, it credited IFDA members with earnings on deposits into the pre-need trust based on a rate of return set by IFDA Services, even though the crediting rate sometimes exceeded the actual earnings on the trust investments. As a result, a deficit developed between the amounts that the IFDA credited to IFDA members and the actual earnings of the trust. The Illinois Office of the Comptroller, the trust’s regulator, removed IFDA Services as trustee of the trust in 2008, and asked Merrill Lynch Bank & Trust Company, FSB (“MLBTC”), to serve as successor trustee.

On February 10, 2012, the State of Illinois Office of the Secretary of State, Securities Department (“ISD”) entered into a consent order with Merrill Lynch to resolve the ISD’s investigation of the sale of life insurance policies to the pre-need trust. The consent order provides for payment by Merrill Lynch of an amount not material to Merrill Lynch’s results of operations as restitution to the tax-advantaged pre-need trust and its beneficiaries to mitigate any potential loss or injuries that Illinois pre-need patrons or funeral homes might otherwise suffer and fund the anticipated funeral costs of Illinois pre-need patrons. In addition, the consent order provides for payment by Merrill Lynch of the costs of the ISD’s investigation and of administration and distribution of the ISD settlement funds.

On June 16, 2009, a purported class action on behalf of a proposed class of pre-need contract holders, David Tipsword as Trustee of Mildred E. Tipsword Trust, individually and on behalf of all others similarly situated v. I.F.D.A. Services Inc., et al., was filed in the U.S. District Court for the Southern District of Illinois against Merrill Lynch, among other defendants. The complaint alleges that Merrill Lynch breached purported fiduciary duties and committed negligence and seeks compensatory and punitive damages, reasonable attorneys’ fees, and costs. The court denied Merrill Lynch’s motion to dismiss.

On June 30, 2009, a purported class action on behalf of a proposed class of funeral directors, Clancy-Gernon Funeral Home, Inc., et al. v. Merrill Lynch, et al., was filed in the Illinois Circuit Court, Cook County, alleging that Merrill Lynch and MLLA, among other defendants, committed consumer fraud, civil conspiracy, unjust enrichment, and conversion. Merrill Lynch and MLLA removed the complaint to the U.S. District Court for the Northern District of Illinois, and the case ultimately transferred to the U.S. District Court for the Southern District of Illinois. On November 9, 2010, plaintiffs filed a third amended complaint, which added new parties, including MLBT-FSB, and additional claims for fraud, breach of fiduciary duty, negligence and aiding and abetting fiduciary duty against Merrill Lynch and MLLA, and breach of fiduciary duty and negligence against MLBT-FSB. The third amended complaint seeks disgorgement and remittance of all commissions, premiums, fees and compensation; an accounting; compensatory damages; pre-judgment and post-judgment interest; and reasonable attorneys’ and experts’ fees and costs. The court denied MLBT-FSB’s motion to dismiss and permitted Merrill Lynch and MLLA to withdraw their motions to dismiss.

On December 9, 2010, a purported class action on behalf of a proposed class of funeral directors, Pettett Funeral Home, Ltd., et al. v. Merrill Lynch, et al., was filed in the U.S. District Court for the Southern District of Illinois. The allegations and relief sought in the Pettett matter are virtually identical to the claims in Clancy-Gernon.

On July 28, 2010, Charles G. Kurrus, III, P.C., a funeral director and owner of a funeral home, filed an action in the Illinois Circuit Court, St. Clair County, against Merrill Lynch, MLLA and MLBT-FSB, among others, including present and former Merrill Lynch employees. The complaint, entitled Charles F. Kurrus, III, P.C. v. Merrill Lynch, Pierce, Fenner & Smith, Inc., et al., asserts causes of action for breach of the Illinois Consumer Fraud and Deceptive Business Practices Act and civil conspiracy against all defendants; breach of fiduciary duty against Merrill Lynch and MLBT-FSB; and negligence and aiding and abetting breach of fiduciary duty against Merrill Lynch. The complaint seeks declaratory relief; disgorgement of all commissions, fees and revenues received by Merrill Lynch, MLLA and MLBT-FSB; pre-judgment and post-judgment interest; an accounting; and attorneys’ fees. Defendants filed motions to dismiss.

On February 15, 2012, the parties to the above-referenced litigations executed a settlement agreement to fully resolve the claims asserted in the class action litigations and the Kurrus litigation, and fully release and bar any civil claims against Merrill Lynch, its employees or affiliates with respect to the IFDA pre-need trust. The settlement agreement, which received preliminary approval by the court on February 17, 2012, provides for payment by Merrill Lynch in an amount not material to Merrill Lynch’s results of operations (which amount was fully accrued as of December 31, 2011).

In re Initial Public Offering Securities Litigation

The Parent, Merrill Lynch and certain of their subsidiaries, along with other underwriters, and various issuers and others, were named as defendants in a number of putative class action lawsuits that have been consolidated in the U.S. District Court for the Southern District of New York as In re Initial Public Offering Securities Litigation. Plaintiffs contend, among other things, that defendants failed to make certain required disclosures in the registration statements and prospectuses for applicable offerings regarding alleged agreements with institutional investors that tied allocations in certain offerings to the purchase orders by those investors in the aftermarket. Plaintiffs allege that such agreements allowed defendants to manipulate the price of the securities sold in these offerings in violation of Section 11 of the 1933 Act, and Section 10(b) of the 1934 Act and SEC rules promulgated thereunder. The parties agreed to settle the matter, for which the court granted final approval in an amount that was not material to Merrill Lynch’s results of operations. Some putative class members have filed an appeal, which remains pending, in the U.S. Court of Appeals for the Second Circuit seeking reversal of the final approval. On August 25, 2011, the district court, on remand from the U.S. Court of Appeals for the Second Circuit, dismissed the objection by the last remaining putative class member, concluding that he was not a class member. On January 9, 2012, that objector dismissed with prejudice an appeal of the court’s dismissal pursuant to a settlement agreement. On November 28, 2011, an objector whose appeals were dismissed by the Second Circuit filed a petition for a writ of certiorari with the U.S. Supreme Court that was rejected as procedurally defective. On January 17, 2012, the Supreme Court advised the objector that the petition was untimely and should not be resubmitted to the Supreme Court.

Lehman Brothers Holdings, Inc. Litigation

Beginning in September 2008, Merrill Lynch, including BAS, along with other underwriters and individuals, were named as defendants in several putative class action lawsuits filed in federal and state courts. All of these cases have since been transferred or conditionally transferred to the U.S. District Court for the Southern District of New York under the caption In re Lehman Brothers Securities and ERISA Litigation. Plaintiffs allege that the underwriter defendants violated Section 11 of the Securities Act of 1933, as well as various state laws, by making false or misleading disclosures about the real estate-related investments and mortgage lending practices of Lehman Brothers Holdings, Inc. (“LBHI”) in connection with various debt and convertible stock offerings of LBHI. Plaintiffs seek unspecified damages. On June 4, 2010, defendants filed a motion to dismiss the complaint. On July 27, 2011, the court granted in part and denied in part the motion. Certain of the allegations in the complaint that purported to support the Section 11 claim against the underwriter defendants were dismissed; others were not dismissed relating to alleged misstatements regarding LBHI’s leverage and financial condition, risk management and risk concentrations.

On September 23, 2011, the majority of the underwriter defendants, including BAS, the Company and approximately 40 others, reached an agreement in principle with the lead plaintiffs to settle the securities class action as to the settling underwriters. On May 2, 2012, the court gave final approval to the settlement. The Company’s portion of the settlement is not material to its results of operations or financial condition.

MBIA Insurance Corporation CDO Litigation

On April 30, 2009, MBIA Insurance Corporation (“MBIA”) and LaCrosse Financial Products, LLC filed a complaint in New York State Supreme Court, New York County, against Merrill Lynch and Merrill Lynch International (“MLI”) under the caption MBIA Insurance Corporation and LaCrosse Financial Products, LLC v. Merrill Lynch Pierce Fenner and Smith Inc., and Merrill Lynch International (“MLI”). The complaint relates to certain credit default swap and insurance agreements by which plaintiffs provided credit protection to Merrill Lynch and MLI and other parties on CDO securities. Plaintiffs claim that Merrill Lynch and MLI did not adequately disclose the credit quality and other risks of the CDO securities and underlying collateral. The complaint alleges claims for fraud, negligent misrepresentation, breach of the implied covenant of good faith and fair dealing and breach of contract and seeks rescission and unspecified compensatory and punitive damages, among other relief. On April 9, 2010, the court granted defendants’ motion to dismiss as to the fraud, negligent misrepresentation, and breach of the implied covenant of good faith and fair dealing and rescission claims, as well as a portion of the breach of contract claim. Plaintiffs appealed the dismissal of their claims and MLI has cross-appealed the denial of its motion to dismiss the breach of contract claim in its entirety. On February 1, 2011, the appellate court dismissed the case against MLI in its entirety. On July 11, 2011, the parties reached an agreement to settle the litigation. The settlement did not require any payment by Merrill Lynch.

Mortgage-Backed Securities Litigation

The Parent, Merrill Lynch and their affiliates have been named as defendants in several cases relating to their various roles as issuer, originator, seller, depositor, sponsor, underwriter and/or controlling entity in mortgage-backed securities (“MBS”) offerings, pursuant to which the MBS investors were entitled to a portion of the cash flow from the underlying pools of mortgages. These cases generally include actions by individual MBS purchasers. Although the allegations vary by lawsuit, these cases generally allege that the registration statements, prospectuses and prospectus supplements for securities issued by securitization trusts contained material misrepresentations and omissions, in violation of Sections 11, 12 and 15 of the 1933 Act, Sections 10(b) and 20 of the 1934 Act and/or state securities laws and other state statutory and common laws.

These cases generally involve allegations of false and misleading statements regarding (i) the process by which the properties that served as collateral for the mortgage loans underlying the MBS were appraised; (ii) the percentage of equity that mortgage borrowers had in their homes; (iii) the borrowers’ ability to repay their mortgage loans; (iv) the underwriting practices by which those mortgage loans were originated; (v) the ratings given to the different tranches of MBS by rating agencies; and (vi) the validity of each issuing trusts’ title to the mortgage loans comprising the pool for the securitization (collectively, “MBS Claims”). Plaintiffs in these cases generally seek unspecified compensatory damages, unspecified costs and legal fees and, in some instances, seek rescission. A number of other entities (including the National Credit Union Administration) have threatened legal actions against Merrill Lynch and its affiliates concerning MBS offerings.

AIG Litigation

On August 8, 2011, American International Group, Inc. and certain of its affiliates (collectively, “AIG”) filed a complaint in New York Supreme Court, New York County, in a case entitled American International Group, Inc. et al. v. Bank of America Corporation et al. AIG has named, among others, Merrill Lynch and a number of its related entities as defendants. AIG’s complaint asserts certain MBS Claims pertaining to 158 MBS offerings and two MBS private placements offerings relating to Merrill Lynch entities, in which AIG alleges that it purchased securities between 2005 and 2007. AIG seeks rescission of its purchases or a rescissory measure of damages or, in the alternative, compensatory damages of not less than $10 billion as to all defendants; punitive damages; and other unspecified relief. Defendants removed the case to the U.S. District Court for the Southern District of New York, which has denied AIG’s motion to remand the case to state court. On April 24, 2012, the U.S. Court of Appeals for the Second Circuit granted plaintiffs’ petition for leave to appeal the ruling of the federal district court in the Southern District of New York denying plaintiffs’ motion to remand the case to New York Supreme Court.

Federal Housing Finance Agency Litigation

On September 2, 2011, the Federal Housing Finance Agency (“FHFA”), as conservator for Fannie Mae (“FNMA”) and Freddie Mac (“FHLMC”), filed complaints in the U.S. District Court for the Southern District of New York against Bank of America, Merrill Lynch-related entities, and certain current and former officers and directors of these entities. The actions are entitled Federal Housing Finance Agency v. Bank of America Corporation, et al., and Federal Housing Finance Agency v. Merrill Lynch & Co., Inc., et al. The complaints assert certain MBS Claims relating to MBS issued and/or underwritten by Bank of America, Merrill Lynch and related entities in 23 MBS offerings and in 72 MBS offerings, respectively, between 2005 and 2008 and allegedly purchased by either FNMA or FHLMC. The FHFA seeks among other relief, rescission of the consideration FNMA and FHLMC paid for the securities or alternatively damages allegedly incurred by FNMA and FHLMC. The FHFA also seeks recovery of punitive damages in the Merrill Lynch action.

Federal Home Loan Bank Litigation

On October 15, 2010, the Federal Home Loan Bank of Chicago (“FHLB Chicago”) filed a complaint against Merrill Lynch and other defendants in Illinois Circuit Court, Cook County, entitled Federal Home Loan Bank of Chicago v. Banc of America Funding Corp., et al. On April 8, 2011, FHLB Chicago filed an amended complaint adding Merrill Lynch Mortgage Investors (“MLMI”) as a defendant. FHLB Chicago’s complaint asserts certain MBS Claims arising from FHLB Chicago’s alleged purchases from 10 MBS offerings issued and/or underwritten by affiliates of Merrill Lynch in 2005 and 2006 and seeks rescission, unspecified damages and other unspecified relief.

On March 15, 2010, the Federal Home Loan Bank of San Francisco (“FHLB San Francisco”) filed an action in California Superior Court, San Francisco County, entitled Federal Home Loan Bank of San Francisco v. Deutsche Bank Securities Inc., et al. FHLB San Francisco asserts certain MBS Claims against Merrill Lynch in connection with its alleged purchase of five MBS issued in 2005 and 2007 that were underwritten by Merrill Lynch and seeks rescission and unspecified damages. The plaintiff dismissed its federal law claims with prejudice on August 11, 2011. On September 8, 2011, the court denied the defendants’ motions to dismiss the state law claims in this action.

Merrill Lynch MBS Litigation.

The Parent, Merrill Lynch, Merrill Lynch Mortgage Investors, Inc. (“MLMI”) and certain current and former directors of MLMI are named as defendants in a consolidated class action in the U.S. District Court in the Southern District of New York, entitled Public Employees’ Ret. System of Mississippi v. Merrill Lynch & Co. Inc. Plaintiffs assert certain MBS Claims in connection with their purchase of MBS. In March 2010, the court dismissed claims related to 65 of 84 offerings with prejudice due to lack of standing as no named plaintiff purchased securities in those offerings. On November 8, 2010, the court dismissed claims related to one additional offering on separate grounds. On May 7, 2012, the court granted final approval of a settlement providing for a payment in an amount not material to Merrill Lynch’s results of operations (which was fully accrued as of December 31, 2011).

Stichting Pensioenfonds Litigation.

On August 19, 2010, Stichting Pensioenfonds ABP (“ABP”) filed a complaint against Merrill Lynch related entities, and certain current and former directors of MLMI, and certain other defendants, in New York Supreme Court, New York County, entitled Stichting Pensioenfonds v. Merrill Lynch & Co., Inc., et al. The action was removed to the U.S. District Court for the Southern District of New York. ABP’s original complaint asserted certain MBS Claims in connection with alleged purchases in 13 offerings of Merrill Lynch-related MBS issued between 2006 and 2007. On October 12, 2011, ABP filed an amended complaint regarding the same offerings and adding additional federal securities law and state law claims. ABP seeks unspecified compensatory damages, interest and legal fees, or alternatively rescission.

Regulatory Investigations

Merrill Lynch, including BAS, has received a number of subpoenas and other requests for information from regulators and governmental authorities regarding MBS and other mortgage-related matters, including inquiries and investigations related to a number of transactions involving Merrill Lynch’s underwriting and issuance of MBS and its participation in certain CDO offerings. These inquiries and investigations include, among others, an investigation by the SEC related to Merrill Lynch’s risk control, valuation, structuring, marketing and purchase of CDOs. Merrill Lynch has provided documents and testimony and continues to cooperate fully with these inquiries and investigations.

Rosen Capital Partners LP & Rosen Capital Institutional LP’s FINRA Arbitration

On May 28, 2008, two former hedge fund clients of Merrill Lynch Professional Clearing Corporation, Rosen Capital Partners LP and Rosen Capital Institutional LP (collectively, the “Rosen Funds”), filed a statement of claim asserting claims for breach of contract, fraud, and negligence against Merrill Lynch Professional Clearing Corporation in connection with alleged losses in the fall of 2008. On July 5, 2011, a FINRA panel awarded the Rosen Funds $64 million plus interest at the rate of 9% per year, accruing from October 7, 2008 until the award is paid in full. The Rosen Funds have moved to confirm the award in the Superior Court of California. On December 23, 2011, the court granted the Rosen Funds’ motion to confirm the award. On February 23, 2012, Merrill Lynch Professional Clearing Corporation filed a notice of appeal with the California Court of Appeal.

Regulatory Actions

Squawk Box Settlement

The SEC alleged, and Merrill Lynch neither admitted nor denied, that Merrill Lynch failed to maintain policies and procedures reasonably designed to prevent the misuse of customer order information as required by Section 15(f) of the 1934 Act and Section 204A of the Advisers Act. The order (1) requires that Merrill Lynch cease and desist from committing or causing any future violations of the provisions charged, (2) censures Merrill Lynch, (3) imposed a civil money penalty in the amount of $7,000,000, and (4) orders Merrill Lynch to comply with undertakings regarding the enhancement of certain policies and procedures. On March 11, 2009, without admitting or denying the SEC’s findings, Merrill Lynch consented to the entry of an administrative SEC order finding violations of Section 15(f) of the 1934 Act and Section 204A of the Advisers Act for allegedly failing to maintain written policies and procedures reasonably designed to prevent the misuse of customer order information. The order requires Merrill Lynch to comply with undertakings to implement (or to continue) and maintain policies and procedures to, among things: (1) inform employees that information concerning customer order information is confidential, (2) address employee access to the equity squawk box, and (3) train employees who use squawk box related technology. In addition, Merrill Lynch’s internal audit department shall conduct periodic reviews of these policies and procedures and provide the SEC staff with a copy of the audit report.

Consulting Services Settlement

On January 30, 2009, Merrill Lynch, without admitting or denying any findings of misconduct by the SEC, consented to the entry of an administrative order by the SEC that (1) found that Merrill Lynch violated Sections 204 and 206(2) of the Advisers Act, and Rule 204-2(a)(14) thereunder; (2) required that Merrill Lynch cease and desist from committing or causing any violation or further violations of the provisions charged; (3) censured Merrill Lynch pursuant to Section 203(e) of the Advisers Act; and (4) required Merrill Lynch to pay a civil money penalty of $1 million. The order found that Merrill Lynch, through its pension consulting services advisory program, breached its fiduciary duty to certain current and prospective pension fund clients by misrepresenting and omitting to disclose material information.

Multi-State Auction Rate Securities Settlement

The Commonwealth of Massachusetts Office of the Secretary of the Commonwealth Securities Division (“MSD”) alleged that Merrill Lynch violated the Massachusetts Uniform Securities Act, which, in part, prohibits unethical or dishonest conduct or practices in the securities business, concerning the sale of ARS to retail and other customers by Merrill Lynch. Without admitting or denying the allegations, Merrill Lynch entered into a settlement with the MSD, in which it agreed to certain undertakings, including offering to buy back eligible ARS from eligible investors. Merrill Lynch agreed to pay the MSD a civil penalty of $1,598,650.90, as part of a $125,000,000 fine that will be allocated at the Commonwealth of Massachusetts and other states’ discretion to resolve all underlying conduct relating to the sale of ARS.

Banc of America Investment Services, Inc./Banc of America Securities LLC Auction Rate Securities Settlement

As the result of the merger of Banc of America Investment Services, Inc. (“BAI”) with and into Merrill Lynch on October 23, 2009 and the merger of Banc of America Securities LLC (“BAS”) with and into Merrill Lynch on November 1, 2010, Merrill Lynch assumed the liabilities of BAI and BAS in the following matter: The SEC alleged that BAI and BAS (together, the “Firms”), misled customers regarding the fundamental nature and increasing risks associated with ARS that the Firms underwrote, marketed, and sold. The SEC also alleged that, by engaging in such conduct, the Firms violated Section 15(c) of the 1934 Act. The Firms neither admit nor deny these allegations. Among other undertakings, the Firms have, through their affiliate Blue Ridge Investments, L.L.C., offered to purchase at par from “Individual Investors” (as defined in the Consent of Defendants Banc of America Securities LLC and Banc of America Investment Services, Inc.) certain ARS, and have substantially completed the purchase of those ARS. The Firms have also agreed to pay a total civil penalty of $50,000,000 that will be distributed among the states and U.S. territories that enter into administrative or civil consent orders related to ARS.

Multi-State Client Associate Registration Settlement

The Texas State Securities Board (the “Board”) alleged that in connection with the sale of securities in Texas by certain of Merrill Lynch’s client associates who were not registered in Texas, Merrill Lynch failed to establish a supervisory system reasonably designed to achieve compliance with the Texas Securities Act and Rules and Regulations of the Texas State Securities Board (the “Board Rules”) and failed to enforce its established written procedures in violation of §§ 115.10(a) and (b)(1) of the Board Rules, respectively. Without admitting or denying the findings of fact or conclusions of law, Merrill Lynch entered into a Consent Order with the Board in which it agreed to a reprimand, to cease and desist from engaging in the sale of securities in Texas through unregistered agents, and to comply with certain undertakings. Merrill Lynch agreed to pay the State of Texas $1,568,985.00, as part of a total payment, consisting of fines, penalties and any other monetary sanctions, of $26,563,094.50 that will be allocated among the 50 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Merrill Lynch also agreed to pay $25,000.00 to the North American Securities Administrators Association (“NASAA”) as consideration for financial assistance provided by NASAA in connection with the multi-state investigation.

Muni Derivatives Settlement

As the result of the merger of BAS with and into Merrill Lynch on November 1, 2010, Merrill Lynch assumed the liabilities of BAS in the following matter: On December 7, 2010, the SEC issued an administrative and cease-and-desist order finding that BAS willfully violated Section 15(c)(1)(A) of the 1934 Act when certain employees participated in improper bidding practices involving the temporary investment of proceeds of tax-exempt municipal securities in reinvestment products during the period 1998-2002. The order censured BAS, ordered BAS to cease and desist from committing or causing such violations and future violations, and ordered BAS to pay disgorgement plus prejudgment interest in the amount of $36,096,442.00. BAS consented to the order without admitting or denying the SEC’s findings.

Prop Trading Settlement

Pursuant to an offer of settlement made by Merrill Lynch, the SEC issued on January 25, 2011 an order finding that between February 2003 and February 2005 Merrill Lynch market makers executing institutional customer orders for securities sometimes shared information concerning those trades with traders on a Merrill Lynch securities proprietary trading desk. The order found that, at times, Merrill Lynch’s securities proprietary traders used that information to place trades for Merrill Lynch after execution of the institutional customer order. The order found that this disclosure and use of institutional customer order information by Merrill Lynch’s traders was improper and contrary to Merrill Lynch’s confidentiality representations to its customers. The order also found instances between 2002 and 2007 when Merrill Lynch charged institutional and high net worth customers undisclosed mark-ups and mark-downs on riskless securities principal trades for which Merrill Lynch had agreed to charge the customer only a commission equivalent fee. The order found that, in doing so, Merrill Lynch acted improperly and contrary to its agreements with its customers. The order also found that from 2002 through 2007 Merrill Lynch failed in many instances to make records of its agreements with institutional customers to guarantee an execution price, which agreements were part of the terms and conditions of the institutional customer orders. The order found that, as a result of its conduct, Merrill Lynch willfully violated Section 15(c)(1)(A) of the 1934 Act by effecting transactions in securities by means of manipulative, deceptive or other fraudulent devices or contrivances, and willfully violated Section 15(g) of the 1934 Act by failing to establish, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse of material, nonpublic information. The order also found that under Section 15(b)(4)(E) of the 1934 Act, Merrill Lynch failed reasonably to supervise its traders with a view towards preventing them from violating the federal securities laws. The order also found that Merrill Lynch willfully violated Section 17(a) of the 1934 Act and Rule 17a-3(a)(6) thereunder by failing to record certain terms and conditions of customer orders. Merrill Lynch neither admitted nor denied the findings in the order. The findings in the order are not binding on any person or entity other than Merrill Lynch. On December 17, 2010, Merrill Lynch submitted an offer of settlement to the SEC. In the offer of settlement, Merrill Lynch agreed to consent to the entry of the order, without admitting or denying the findings contained therein (other than those relating to jurisdiction). The order was issued on January 25, 2011. The order (1) required that Merrill Lynch cease and desist from committing or causing any violations and any future violations of Sections 15(c)(1)(A), 15(g) and 17(a) of the 1934 Act and Rule 17a-3(a)(6) thereunder; (2) censured Merrill Lynch pursuant to Section 15(b)(4) of the 1934 Act; and (3) required pursuant to Section 15(b)(4) and Section 21B of the 1934 Act that Merrill Lynch pay a civil money penalty in the amount of $10 million. The penalty was paid on February 1, 2011.

RBC Capital Markets LLC (RBC)

RBC is a large broker-dealer subject to many different complex legal and regulatory requirements. As a result, certain of RBC’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with RBC with respect to issues raised in various investigations. RBC complies fully with its regulators in all investigations being conducted and in all settlements it reaches. In addition, RBC is and has been subject to a variety of civil legal claims in various jurisdictions, a variety of settlement agreements and a variety of orders, awards and judgments made against it by courts and tribunals, both in regard to such claims and investigations. RBC complies fully with all settlements it reaches and all orders, awards and judgments made against it.

RBC has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation including those described below, arising in connection with its activities as a broker-dealer. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. RBC is also involved, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding RBC’s business, including among other matters, accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief.

RBC contests liability and/or the amount of damages as appropriate in each pending matter. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases where claimants seek substantial or indeterminate damages or where investigations and proceedings are in the early stages, RBC cannot predict the loss or range of loss, if any, related to such matters; how or if such matters will be resolved; when they will ultimately be resolved; or what the eventual settlement, fine, penalty or other relief, if any, might be. Subject to the foregoing, RBC believes, based on current knowledge and after consultation with counsel, that the outcome of such pending matters will not have a material adverse effect on the consolidated financial condition of RBC.

On May 2, 2012, the Massachusetts Securities Division entered a consent order settling an administrative complaint against RBC, which alleged that RBC recommended unsuitable products to its brokerage and advisory clients and failed to supervise its registered representatives’ sales of inverse and leveraged ETFs in violation of Section 204(a)(2) of the Massachusetts Uniform Securities Act (“MUSA”). Without admitting or denying the allegations of fact, RBC consented to permanently cease and desist from violations of MUSA, pay restitution of $2.9 million to the investors who purchased the inverse and leveraged ETFs and pay a civil monetary penalty of $250,000.

As of April 17, 2012, RBC has been involved in the following recent actions with the SEC. On February 24, 2009, the SEC commenced and settled an administrative proceeding against RBC for willful violations of Section 15B(c)(1) of the 1934 Act and Municipal Securities Rulemaking Board Rules G-17, G-20 and G-27, related to municipal expenses in connection with ratings agency trips. The firm was censured and paid a civil monetary penalty of $125,000.

On June 9, 2009, the SEC commenced and settled a civil action against RBC for willful violations of Section 15(c) of the 1934 Act, in connection with auction rate securities (ARS). The firm agreed to repurchase ARS owned by certain retail customers and to use best efforts to provide ineligible customers opportunities to liquidate ARS, and other ancillary relief.

On September 27, 2011, the SEC commenced and settled an administrative proceeding against RBC for willful violations of Sections 17(a)(2) and 17(a)(3) of the 1933 Act for negligently selling the collateralized debt obligations to five Wisconsin school districts despite concerns about the suitability of the product. The firm agreed to pay disgorgement of $6.6 million, prejudgment interest of $1.8 million, and a civil monetary penalty of $22 million.

Please see RBC’s Form BD for more details.

Margin Levels Expected to be Held at the FCMs

The following is based on how the Funds initially will be managed as of the date of this Prospectus. While the portfolio composition may vary over time, it is not expected that the Funds will ever have futures exposure greater than 1x the Funds’ assets. The margin levels described below are based upon current exchange requirements for non-hedger accounts. It is possible that the Funds’ FCMs will require margins greater than the levels set by the relevant exchange and it is also possible that the Funds may qualify for the lower margin levels available to hedge accounts. However, because there is no certainty as to these probabilities, the estimates are made with the assumption that the applicable margin levels for the Funds are the current exchange margin levels for non-hedger accounts. The expected amount is listed first and the maximum amount is listed second. These amounts are based on current margin requirements and current futures levels. They will fluctuate with changes to either factor.

Initially, ProShares Managed Futures Strategy expects to have futures contracts with notional amounts equal to approximately 100% of Fund assets. As of October 31, 2012, the minimum margin requirement as a percentage of futures notional was approximately 4.01%. Thus, the minimum margin held at FCMs will be approximately 4.01% of Fund assets.

Initially, ProShares Commodity Managed Futures Strategy expects to have futures contracts with notional amounts equal to approximately 100% of Fund assets. As of October 31, 2012, the minimum margin requirement as a percentage of futures notional was approximately 6.09%. Thus, the minimum margin held at FCMs will be approximately 6.09% of Fund assets.

The Funds receive the income on any securities or other property of the Funds transferred to the FCMs to fulfill requirements for margin to be held by the FCMs in respect of commodity interests, and receive a negotiated portion of any income derived by the FCMs in respect of any cash transferred to the FCMs and held for this purpose.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities or commodities;

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	partnerships and persons in their capacity as partners;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual that is a nonresident alien;

•	a foreign corporation;

•	a foreign estate; or

•	a foreign trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If an investor is a partner of a partnership holding Shares, the Trust urges such investor to consult its own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax adviser concerning the particular U.S. federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Funds

Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (1) interests in the partnership are traded on an established securities market or (2) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. It is expected that initially or in the future each Fund may be treated as a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership is not required to register under the Investment Company Act, it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from certain swap agreements or regulated futures with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Clifford Chance US LLP has acted as counsel to the Trust in connection with this offering. Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based on factual representations made by each Fund, in the opinion of Clifford Chance US LLP, each Fund will be classified as a partnership for U.S. federal income tax purposes. The factual representations upon which Clifford Chance US LLP has relied are: (1) the Funds have not elected and will not elect to be treated as a corporation for U.S. federal income tax purposes; and (2) for each taxable year, 90% or more of a Fund’s gross income will be qualifying income. Shareholders should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. Each Fund’s sponsor will use its best efforts to cause the operation of a Fund in such manner as is necessary for a Fund to continue to meet the qualifying income exception.

While it is expected that each Fund will operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities the Funds are undertaking and the possibility of future changes in its circumstances, it is possible that a Fund will not so qualify for any particular year. Clifford Chance US LLP has no obligation to advise a Fund or its shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. A Fund’s taxation as a partnership will depend on such Fund’s ability to meet, on a continuing basis, through actual operating results, the qualifying income exception, the compliance of which will not be reviewed by Clifford Chance US LLP. Accordingly, no assurance can be given that the actual results of a Fund’s operations for any taxable year will satisfy the qualifying income exception.

If, for any reason a Fund becomes taxable as a corporation for U.S. federal income tax purposes, such Fund’s items of income and deduction would not pass through to the Fund’s shareholders and shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The Fund would be required to pay income tax at corporate rates on its net income. Distributions by the Fund to the shareholders would constitute dividend income taxable to such shareholders, to the extent of the Fund’s earnings and profits, and the payment of these distributions would not be deductible by the Fund. These consequences would have a material adverse effect on the Fund, the Fund’s shareholders and the value of the Shares.

If at the end of any taxable year a Fund fails to meet the qualifying income exception, the Fund may still qualify as a partnership if the Fund is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (1) the failure is cured within a reasonable time after discovery, (2) the failure is determined by the IRS to be inadvertent, and (3) the Fund agrees to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether a Fund would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief is available for the Fund’s first taxable year as a publicly traded partnership. If this relief provision is not applicable to a particular set of circumstances involving a Fund, it will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and a Fund retains its partnership qualification, the Fund or its shareholders (during the failure period) will be required to pay such amounts as determined by the IRS.

The remainder of this discussion assumes that each Fund will qualify to be taxed as a partnership for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in a Fund is required to include in income its allocable share of a Fund’s income, gain, loss, deduction and other items for a Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in a Fund may be required to take into account taxable income without a corresponding current receipt of cash if a Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of a Fund’s expenses or capital losses. Each Fund’s taxable year ends on December 31 unless otherwise required by law. Each Fund uses the accrual method of accounting.

Shareholders must take into account their share of ordinary income realized by the respective Fund’s investments, including from accruals of interest on the U.S. Treasury securities or other cash and cash equivalents held in a Fund’s portfolio. Each Fund may hold U.S. Treasury securities or other debt instruments with “acquisition discount” or “original issue discount,” in which case shareholders in such Fund are required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Fund may also acquire U.S. Treasury securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and shareholders in such Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by such Fund. Income or loss from transactions involving certain derivative instruments, such as periodic and certain non-periodic payments in swap transactions, will also generally constitute ordinary income or loss and may result in recognition of taxable income to a U.S. Shareholder on a current basis even though receipt of those amounts may occur in a subsequent year.

The character and timing of income that a Fund earns from the positions in its investment strategy depends on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and Congress sometimes take steps which change the manner in which certain positions are taxed. For example, the IRS has issued guidance indicating that a position that certain taxpayers were previously accounting for as prepaid forward contracts for U.S. federal income tax purposes should, instead, be accounted for under the U.S. federal income tax rules for non-dollar denominated debt instruments. The IRS has also released a Notice seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The Notice asks for comments about, among other questions, when investors in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of a Fund’s investments, possibly with retroactive effect. As the Funds pass-through their items of income, gain and loss to Shareholders, any change in the manner in which a Fund accounts for these items could have an adverse impact on the shareholders of that Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, certain non-equity options and certain non-U.S. currency forward contracts. The Sponsor expects substantially all of its futures contracts and foreign currency forward contracts to qualify as Section 1256 Contracts. Swap agreements and forward contracts are generally not Section 1256 Contracts. Section 1256 Contracts held by the Funds at the end of a taxable year of the Funds will be treated for U.S. federal income tax purposes as if they were sold by the Funds at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by a Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by a Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year. Due to the Funds’ investment strategy, it is also likely that a significant portion of any capital gain or loss realized by the Funds with respect to non-Section 1256 Contracts will be short-term.

Allocation of the Funds’ Profits and Losses

For U.S. federal income tax purposes, a shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items are determined by the Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “Monthly Allocation and Revaluation Conventions” and “Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.

Monthly Allocation and Revaluation Conventions

In general, each Fund’s taxable income and losses are determined monthly and are apportioned among the shareholders of a Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the BATS Exchange on the first business day of the next succeeding month. By investing in Shares, a U.S. holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below, except for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs, in which case the allocation shall take place as described above.

Under the monthly allocation convention, whoever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. For the initial month during which a Fund becomes operational, the shareholders at the close of trading at month-end will also receive that month’s allocation. As a result, a holder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s monthly convention for allocating income and deductions. If this were to occur, a Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, a Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in that Fund’s assets. This results in the allocation of items of a Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by such Fund at the time new Shares are issued or old Shares are redeemed, or the reverse section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in a Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, each Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in a Fund’s assets based on a calculation utilizing the creation/redemption price of a Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption, or the “revaluation convention.” As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in a Fund’s assets at the time it acquires the Shares or (2) a purchase of newly issued Shares will not be allocated its entire share in the loss in a Fund’s assets accruing after the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Sponsor, in an attempt to eliminate book-tax disparities, allocates items of income, gain, or loss for U.S. federal income tax purposes among the Members under the principles of the remedial method of Section 1.704-3(d) of the Regulations.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions.

If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Funds must be reallocated among the shareholders. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Sponsor is authorized to revise the Funds’ allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Funds.

Section 754 Election

Each Fund has made or intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Fund generally has the effect of requiring a purchaser of Shares in that Fund to adjust, utilizing the lowest closing price during the month, its proportionate share of the basis in that Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in that Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of a Fund’s assets associated with all of the other shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of a Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, in making the election under Section 754 of the Code, a Fund applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to a Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by a Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, each Fund is required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. Each Fund seeks such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that a Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that a Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Fund Interests and its share of inside basis.

Constructive Termination

A Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Shares in that Fund within a twelve-month period. A constructive termination results in the closing of a Fund’s taxable year for all holders of Shares in that Fund. In the case of a holder of Shares reporting on a taxable year other than the taxable year used by a Fund (which is a fiscal year ending December 31), the early closing of a Fund’s taxable year may result in more than twelve months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. A Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if a Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. (See “—U.S. Shareholders—Tax Basis in Shares” below.) Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “—U.S. Shareholders—Disposition of Shares” below. The Funds do not currently expect to make any cash distributions.

Creation and Redemption of Creation Units

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit. If a Fund disposes of assets in connection with the redemption of a Creation Unit, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption of a Creation Unit may also affect an investor’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by a Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of a Fund, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of a Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.

Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year. That rate is currently 15%, but is scheduled to increase to 20% for tax years beginning after December 31, 2012. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may generally also offset up to $3,000 per year of ordinary income.

Medicare Tax on Investment Income

Certain U.S. shareholders that are individuals, estates or trusts must pay an additional 3.8% tax on their “net investment income” for taxable years beginning after December 31, 2012. U.S. Shareholders should consult their own tax advisors regarding the effect, if any, of this tax on their investment in the Funds.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (1) the amount of cash paid by such U.S. Shareholder for its Shares and (2) such U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (1) the U.S. Shareholder’s share of a Fund’s taxable income, including capital gain, (2) the U.S. Shareholder’s share of a Fund’s income, if any, that is exempt from tax and (3) any increase in the U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (1) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (2) the U.S. Shareholder’s share of a Fund’s losses and deductions, (3) the U.S. Shareholder’s share of a Fund’s expenditures that is neither deductible nor properly chargeable to its capital account and (4) any decrease in the U.S. Shareholder’s share of a Fund’s liabilities.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. Shareholder’s share of losses and expenses of a Fund is subject to certain limitations, including, but not limited to, rules providing that: (1) a U.S. Shareholder may not deduct a Fund’s losses that are allocated to it in excess of its adjusted tax basis in its Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; (3) the ability of individuals to take certain itemized deductions may be limited by the “alternative minimum tax;” and (4) a noncorporate U.S. Shareholder may deduct its share of expenses of a Fund only to the extent that such share, together with such noncorporate U.S. Shareholder’s other miscellaneous itemized deductions, exceeds 2 percent of such noncorporate U.S. Shareholder’s adjusted gross income. It is anticipated that Management Fees that each Fund will pay will constitute miscellaneous itemized deductions. To the extent that a loss or expense that cannot be deducted currently is allocated to a U.S. Shareholder, such U.S. Shareholder may be required to report taxable income in excess of its economic income or cash distributions on the Shares. Prospective shareholders are urged to consult their own tax advisors with regard to these and other limitations on the ability to deduct losses or expenses with respect to an investment in a Fund.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. Each Fund has elected, or is expected to elect, to treat such expenses as ratably deductable over 180 months, beginning with the month the Fund is considered to have started its investment activities for federal tax purposes. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so-called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Transferor/Transferee Allocations

In general, a Fund’s taxable income and losses are determined monthly and are apportioned among a Fund’s shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the BATS Exchange on the first business day of the next succeeding month. With respect to any Share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity and except with respect to the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs) for U.S. federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s convention for allocating income and deductions. In that event, a Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s Shares), or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of a Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. Each Fund’s Sponsor is authorized to revise a Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by each Fund

Information returns will be filed with the IRS as required with respect to income, gain, loss, deduction and other items derived from Shares of each Fund. Each Fund will file a partnership return with the IRS and a Schedule K-1 to the shareholders.

Treatment of Securities Lending Transactions Involving Shares

A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the relevant Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Audits and Adjustments to Tax Liability

Under the Code, adjustments in tax liability with respect to a Fund’s items generally will be made at the Fund level in a partnership proceeding rather than in separate proceedings with each shareholder. Pursuant to the Trust Agreement, the Sponsor will represent each Fund as such Fund’s “Tax Matters Partner” during any audit and in any dispute with the IRS. Each shareholder will be informed of the commencement of an audit of a Fund. In general, the Tax Matters Partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the shareholders.

Adjustments resulting from an IRS audit may require each shareholder to adjust a prior year’s liability, and possibly may result in an audit of its return. Any audit of a shareholder’s return could result in adjustments not related to a Fund’s returns as well as those related to the Fund’s returns.

The Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against shareholders for items in a Fund’s returns. The Tax Matters Partner may bind a shareholder with less than a 1% profits interest in a Fund to a settlement with the IRS unless that shareholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the shareholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any shareholder having at least a 1% interest in profits or by any group of shareholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each shareholder with an interest in the outcome may participate.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Fund, withheld on payments made to the Trust or paid by the Trust on behalf of Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for U.S. federal income tax purposes, both their share of a Fund’s items of income and gain and also their share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, a Fund. U.S. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a Fund’s material advisers could be required to maintain a list of persons investing in that Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

U.S. Shareholders should consult their own tax advisers regarding any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.

Non-U.S. Shareholders

Except as described below, each Fund anticipates that a non-U.S. Shareholder will not be subject to U.S. federal income tax on such shareholder’s distributive share of a Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to U.S. federal income tax on gains on the sale of Shares in a Fund’s or such shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from a Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

To the extent any interest income allocated to a non-U.S. Shareholder is considered “portfolio interest,” generally neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides the relevant Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (“FATCA”) generally impose a new reporting and 30% withholding tax regime with respect to certain items of U.S. source income (including dividends and interest) and gross proceeds from the sale or other disposal of property that can produce U.S. source interest or dividends (“Withholdable Payments”). As a general matter, the new rules are designed to require U.S. persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership. The new withholding rules generally apply to Withholdable Payments (other than gross proceeds of the type described above) made after December 31, 2013 and payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2016.

The new rules will subject a non-U.S. Shareholder’s share of Withholdable Payments received by a Fund to 30% withholding tax unless such shareholder provides information, representations and waivers of non-U.S. law as may be required to comply with the provisions of the new rules, including information regarding certain U.S. direct and indirect owners of such non-U.S. Shareholder. A non-U.S. Shareholder that is treated as a “foreign financial institution” will generally be subject to withholding unless it agrees to report certain information to the IRS regarding its U.S. accountholders and those of its affiliates.

Although the application of the new withholding rules to a sale or other disposal of an interest in a partnership is unclear, it is possible that the gross proceeds of the sale or other disposal of an interest in a Fund will be subject to tax under the new withholding rules if such proceeds are treated as an indirect disposal of the non-U.S. Shareholder’s interest in assets that can produce U.S. source interest or dividends, unless the selling non-U.S. Shareholder provides appropriate reporting information. Prospective shareholders should consult their own advisors regarding the requirements under FATCA with respect to their own situation.

Regulated Investment Companies (RICs)

The treatment of a RIC’s investment in a Fund will depend, in part, on whether a Fund is classified as a qualified publicly traded partnership (“PTP”) for purposes of the RIC rules. RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat net income derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC. Similarly, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with certain asset diversification tests applicable to determining whether an entity qualified as a RIC. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as owning its proportionate share of the partnership’s assets and earning its proportionate share of the partnership’s income for purposes of the income and asset tests relevant to determining whether an entity qualifies as a RIC.

Prospective RIC investors should consult a tax adviser regarding the treatment of an investment in a Fund under current tax rules and in light of their particular circumstances.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Funds) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition. Each Fund does not expect to incur a significant amount of acquisition indebtedness with respect to its assets.

To the extent a Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by a Fund during the taxable year. In determining the unrelated debt-financed income of a Fund, an allocable portion of deductions directly connected with a Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns; in view of the potential for UBTI, the Shares may not be a suitable investment for a charitable remainder trust.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the U.S. federal income tax consequences described above, the potential state and local tax consequences of investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. A Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.

Backup Withholding

In certain circumstances, shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

PART TWO: GENERAL POOL DISCLOSURE

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

PERFORMANCE OF THE OTHER COMMODITY POOLS OPERATED BY THE COMMODITY POOL OPERATOR

The following performance information is presented in accordance with CFTC regulations. No performance information is presented with respect to the Funds, which have not traded prior to the date of this Prospectus and which will not begin trading until after the initial Creation Units of such Funds are purchased by the initial Authorized Participant(s) (all as described in the “Plan of Distribution” section of this Prospectus). The performance of the Funds will differ materially in certain respects from the performance of the Other Funds which are included herein.

The performance of the Other Funds which is summarized herein is materially different in certain respects from the Funds and the past performance summaries of the Other Funds below are generally not representative of how the Funds might perform in the future. As of the date of this prospectus, one Other Fund (ProShares UltraPro Short Euro) has not been publicly offered. Accordingly, this Other Fund has no performance information as of October 31, 2012.

All summary performance information is as of October 31, 2012. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra DJ-UBS Commodity[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of October 31, 2012:	$41,711,516
Aggregate Net Capital Subscriptions[3] as of October 31, 2012:	$3,216,959
Net Asset Value as of October 31, 2012:	$6,451,442
Net Asset Value per Share[4] as of October 31, 2012:	$25.80
Worst Monthly Loss:[5]	-27.91%
(September 2011)
Worst Peak-to-Valley Loss:[6]	-49.29%
(April 2011 – May 2012)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 31, 2012. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:1

	2008	2009	2010	2011	2012
January		-11.51%	-14.51%	1.63%	4.65%
February		-9.37%	6.89%	2.58%	5.24%
March		5.85%	-2.89%	4.06%	-8.43%
April		0.66%	3.56%	6.11%	-1.16%
May		26.77%	-13.83%	-10.53%	-17.71%
June		-4.85%	0.16%	-10.87%	10.78%
July		5.57%	13.55%	6.50%	12.77%
August		-1.97%	-5.36%	1.52%	2.35%
September		2.33%	14.71%	-27.91%	3.15%
October		5.82%	9.65%	13.16%	-7.85%
November	-1.59%	6.47%	-1.44%	-4.74%
December	-9.91%	3.47%	22.04%	-7.73%
Annual	-11.34%	27.25%	28.95%	-28.84%
Year-to-Date	N/A	N/A	N/A	N/A	-0.29%

[1]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of October 31, 2012. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort DJ-UBS Commodity[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of October 31, 2012:	$95,173,240
Aggregate Net Capital Subscriptions[3] as of October 31, 2012:	$8,650,362
Net Asset Value as of October 31, 2012:	$3,104,398
Net Asset Value per Share[4] as of October 31, 2012:	$51.74
Worst Monthly Loss:[5]	-23.20%
(May 2009)
Worst Peak-to-Valley Loss:[6]	-74.41%
(February 2009 – April 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 31, 2012. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:2

	2008	2009	2010	2011	2012
January		8.25%	15.02%	-2.66%	-5.44%
February		7.52%	-8.21%	-3.16%	-5.47%
March		-10.44%	1.86%	-5.66%	8.11%
April		-3.46%	-4.33%	-6.50%	0.31%
May		-23.20%	14.14%	9.15%	20.41%
June		0.93%	-1.55%	11.01%	-11.11%
July		-8.52%	-12.92%	-6.96%	-12.82%
August		-0.65%	4.72%	-2.99%	-3.00%
September		-4.80%	-13.42%	35.06%	-3.84%
October		-7.91%	-10.27%	-13.06%	7.74%
November	1.14%	-7.92%	-1.01%	3.77%
December	5.97%	-4.66%	-19.03%	7.04%
Annual	7.18%	-45.43%	-34.35%	18.60%
Year-to-Date	N/A	N/A	N/A	N/A %	-9.10%

[2]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of October 31, 2012. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra DJ-UBS Crude Oil[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of October 31, 2012:	$4,474,894,368
Aggregate Net Capital Subscriptions[3] as of October 31, 2012:	$221,529,152
Net Asset Value as of October 31, 2012:	$493,751,170
Net Asset Value per Share[4] as of October 31, 2012:	$26.98
Worst Monthly Loss:[5]	-40.05%
(December 2008)
Worst Peak-to-Valley Loss:[6]	-73.02%
(Inception – October 2012)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 31, 2012. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:3

	2008	2009	2010	2011	2012
January		-29.62%	-17.41%	-0.76%	-1.50%
February		-22.51%	16.44%	-0.93%	16.39%
March		6.57%	9.05%	16.17%	-8.66%
April		-10.92%	6.28%	11.89%	1.99%
May		58.86%	-30.86%	-21.14%	-32.85%
June		7.46%	-1.02%	-15.38%	-5.48%
July		-5.61%	6.72%	-1.08%	5.40%
August		-6.46%	-16.13%	-16.65%	18.59%
September		-1.64%	17.69%	-22.33%	-9.61%
October		16.57%	1.00%	35.20%	-13.83%
November	-1.38%	-1.68%	4.12%	15.54%
December	-40.05%	-2.91%	17.17%	-4.15%
Annual	-40.88%	-14.59%	-0.99%	-18.23%
Year-to-Date	N/A	N/A	N/A	N/A	-34.00%

[3]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of October 31, 2012. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort DJ-UBS Crude Oil[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of October 31, 2012:	$1,820,263,580
Aggregate Net Capital Subscriptions[3] as of October 31, 2012:	$43,256,008
Net Asset Value as of October 31, 2012:	$117,621,786
Net Asset Value per Share[4] as of October 31, 2012:	$45.77
Worst Monthly Loss:[5]	-40.18%
(May 2009)
Worst Peak-to-Valley Loss:[6]	-83.85%
(February 2009 – February 2012)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 31, 2012. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:4

	2008	2009	2010	2011	2012
January		20.65%	19.06%	-1.93%	-0.18%
February		15.74%	-17.55%	-1.17%	-15.40%
March		-23.29%	-9.94%	-16.39%	7.52%
April		2.31%	-7.28%	-12.36%	-3.25%
May		-40.18%	37.38%	17.41%	45.59%
June		-11.11%	-2.10%	13.87%	-0.83%
July		-1.14%	-8.74%	-0.90%	-8.47%
August		3.15%	16.03%	11.34%	-17.32%
September		-4.21%	-16.55%	21.29%	8.99%
October		-17.10%	-3.48%	-30.03%	12.73%
November	-2.35%	-1.21%	-6.34%	-15.40%
December	19.09%	1.00%	-15.66%	1.48%
Annual	16.28%	-52.91%	-25.70%	-23.66%
Year-to-Date	N/A	N/A	N/A	N/A	17.91%

[4]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of October 31, 2012. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra DJ-UBS Natural Gas[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 4, 2011
Aggregate Gross Capital Subscriptions[2] as of October 31, 2012:	$103,718,075
Aggregate Net Capital Subscriptions[3] as of October 31, 2012:	$48,422,801
Net Asset Value as of October 31, 2012:	$56,397,565
Net Asset Value per Share[4] as of October 31, 2012:	$52.71
Worst Monthly Loss:[5]	-39.34%
(March 2012)
Worst Peak-to-Valley Loss:[6]	-81.26%
(Inception– May 2012)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 31, 2012. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:5

	2011	2012
January		-33.79%
February		-7.98%
March		-39.34%
April		-0.48%
May		-0.06%
June		21.89%
July		25.45%
August		-28.03%
September		23.96%
October	-3.23%	3.07%
November	-24.05%
December	-30.62%
Year-to-Date	-49.01%	-48.31%

[5]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of October 31, 2012. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort DJ-UBS Natural Gas[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 4, 2011
Aggregate Gross Capital Subscriptions[2] as of October 31, 2012:	$37,116,515
Aggregate Net Capital Subscriptions[3] as of October 31, 2012:	$16,815,995
Net Asset Value as of October 31, 2012:	$16,500,325
Net Asset Value per Share[4] as of October 31, 2012:	$20.62
Worst Monthly Loss:[5]	-28.95%
June 2012
Worst Peak-to-Valley Loss:[6]	-57.86%
March 2012 – October 2012

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 31, 2012. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2011	2012
January		30.13%
February		0.98%
March		56.44%
April		-4.32%
May		-8.88%
June		-28.95%
July		-27.12%
August		30.80%
September		-23.39%
October	0.57%	-6.83%
November	27.35%
December	39.41%
Year-to-Date	78.55%	-13.36%

[6]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of October 31, 2012. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Gold[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of October 31, 2012:	$491,853,007
Aggregate Net Capital Subscriptions[3] as of October 31, 2012:	$174,565,032
Net Asset Value as of October 31, 2012:	$362,865,011
Net Asset Value per Share[4] as of October 31, 2012:	$90.72
Worst Monthly Loss:[5]	-23.82%
(December 2011)
Worst Peak-to-Valley Loss:[6]	-31.36%
(August 2011 – December 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 31, 2012. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:7

	2008	2009	2010	2011	2012
January		10.61%	-2.22%	-11.26%	28.64%
February		6.21%	4.96%	12.66%	2.55%
March		-8.60%	0.81%	3.57%	-12.33%
April		-7.93%	11.30%	13.40%	-1.83%
May		21.19%	4.29%	-0.32%	-11.53%
June		-8.76%	5.47%	-4.33%	4.62%
July		0.44%	-12.14%	16.53%	2.48%
August		3.04%	13.12%	22.50%	2.91%
September		7.95%	9.62%	-21.35%	15.51%
October		8.54%	5.68%	12.10%	-6.64%
November		26.93%	4.89%	2.19%
December	23.30%	-15.05%	2.65%	-23.82%
Annual	23.30%	42.95%	57.02%	9.71%
Year-to-Date	N/A	N/A	N/A	N/A	19.51%

[7]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of October 31, 2012. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Gold[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of October 31, 2012:	$421,001,759
Aggregate Net Capital Subscriptions[3] as of October 31, 2012:	$220,311,677
Net Asset Value as of October 31, 2012:	$101,691,377
Net Asset Value per Share[4] as of October 31, 2012:	$59.93
Worst Monthly Loss:[5]	-24.37%
(January 2012)
Worst Peak-to-Valley Loss:[6]	-88.74%
(Inception – September 2012)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 31, 2012. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:8

	2008	2009	2010	2011	2012
January		-12.44%	0.61%	11.62%	-24.37%
February		-8.58%	-6.45%	-11.95%	-3.48%
March		4.35%	-2.01%	-4.43%	12.18%
April		6.15%	-11.01%	-12.72%	0.60%
May		-18.90%	-5.46%	-0.84%	11.02%
June		8.14%	-6.70%	3.70%	-6.17%
July		-1.67%	12.44%	-15.13%	-3.57%
August		-4.12%	-12.50%	-21.72%	-3.63%
September		-8.81%	-9.53%	21.16%	-14.63%
October		-9.09%	-6.43%	-12.90%	6.40%
November		-22.76%	-6.35%	-3.74%
December	-22.47%	15.24%	-4.06%	28.00%
Annual	-22.47%	-45.91%	-45.83%	-27.18%
Year-to-Date	N/A	N/A	N/A	N/A	-27.55%

[8]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of October 31, 2012. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Silver[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of October 31, 2012:	$2,045,397,657
Aggregate Net Capital Subscriptions[3] as of October 31, 2012:	$864,920,651
Net Asset Value as of October 31, 2012:	$808,331,641
Net Asset Value per Share[4] as of October 31, 2012:	$50.68
Worst Monthly Loss:[5]	-50.93%
(September 2011)
Worst Peak-to-Valley Loss:[6]	-79.94%
(April 2011 – June 2012)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 31, 2012. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:9

	2008	2009	2010	2011	2012
January		30.91%	-9.19%	-19.29%	39.92%
February		10.07%	-3.77%	44.19%	21.64%
March		-3.39%	16.36%	25.05%	-25.33%
April		-8.72%	11.87%	62.43%	-8.23%
May		48.18%	-2.78%	-43.56%	-19.70%
June		-20.90%	0.64%	-19.37%	-8.46%
July		-5.87%	-12.07%	25.13%	7.40%
August		11.41%	13.00%	6.12%	16.30%
September		25.22%	35.55%	-50.93%	27.12%
October		-0.05%	16.11%	22.20%	-13.81%
November		17.86%	25.47%	-17.46%
December	14.42%	-13.40%	25.30%	-21.78%
Annual	14.42%	99.56%	173.63%	-44.69%
Year-to-Date	N/A	N/A	N/A	N/A	17.34%

[9]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of October 31, 2012. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Silver[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[2] as of October 31, 2012:	$1,872,116,999
Aggregate Net Capital Subscriptions[3] as of October 31, 2012:	$467,852,091
Net Asset Value as of October 31, 2012:	$136,793,863
Net Asset Value per Share[4] as of October 31, 2012:	$45.47
Worst Monthly Loss:[5]	-42.41%
(April 2011)
Worst Peak-to-Valley Loss:[6]	-99.20%
(Inception – September 2012)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 31, 2012. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:10

	2008	2009	2010	2011	2012
January		-30.75%	6.25%	17.54%	-32.75%
February		-12.75%	-1.65%	-33.03%	-20.18%
March		-3.04%	-17.28%	-26.55%	27.37%
April		4.15%	-13.65%	-42.41%	6.34%
May		-37.42%	-3.39%	20.59%	20.84%
June		18.90%	-5.63%	16.50%	3.78%
July		0.97%	10.64%	-26.91%	-9.59%
August		-16.54%	-14.05%	-13.79%	-15.77%
September		-26.33%	-28.05%	38.68%	-25.12%
October		-4.39%	-18.10%	-28.46%	14.03%
November		-19.82%	-26.17%	15.21%
December	-21.60%	11.08%	-24.65%	14.07%
Annual	-21.60%	-76.00%	-78.79%	-61.57%
Year-to-Date	N/A	N/A	N/A	N/A	-40.70%

[10]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of October 31, 2012. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Euro[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of October 31, 2012:	$31,586,320
Aggregate Net Capital Subscriptions[3] as of October 31, 2012:	$4,449,476
Net Asset Value as of October 31, 2012:	$4,710,528
Net Asset Value per Share[4] as of October 31, 2012:	$23.55
Worst Monthly Loss:[5]	-16.10%
(January 2009)
Worst Peak-to-Valley Loss:[6]	-35.67%
(November 2009 – July 2012)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 31, 2012. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:11

	2008	2009	2010	2011	2012
January		-16.10%	-6.28%	4.70%	1.94%
February		-2.14%	-3.74%	1.57%	3.62%
March		9.48%	-1.78%	5.42%	0.05%
April		-0.98%	-2.97%	9.16%	-1.62%
May		14.01%	-15.18%	-5.62%	-12.87%
June		-1.71%	-0.90%	1.50%	4.59%
July		3.03%	13.32%	-1.85%	-5.68%
August		1.01%	-5.63%	-0.09%	4.30%
September		4.06%	15.54%	-13.16%	4.23%
October		1.04%	4.08%	6.42%	1.48%
November	-3.10%	4.00%	-13.15%	-5.83%
December	20.70%	-9.23%	5.95%	-7.32%
Annual	16.96%	3.03%	-14.48%	-7.28%
Year-to-Date	N/A	N/A	N/A	N/A	-1.40%

[11]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of October 31, 2012. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Short Euro[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	June 26, 2012
Aggregate Gross Capital Subscriptions[2] as of October 31, 2012:	$4,000,200
Aggregate Net Capital Subscriptions[3] as of October 31, 2012:	$4,000,200
Net Asset Value as of October 31, 2012:	$3,836,729
Net Asset Value per Share[4] as of October 31, 2012:	$38.37
Worst Monthly Loss:[5]	-2.27%
(August 2012)
Worst Peak-to-Valley Loss:[6]	-5.35%
(July 2012 – October 2012)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 31, 2012. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:12

2012
January	—
February	—
March	—
April	—
May	—
June[13]	-1.32%
July	2.68%
August	-2.27%
September	-2.24%
October	-0.93%
November
December
Year-to-Date[14]	-4.09%

[12]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.
[13]	Represents rate of return from inception to June 29, 2012, as the inception of trading date for the pool was after June 1, 2012.
[14]	Represents inception-to-date rate of return, as the inception of trading date for the pool was after January 1, 2012.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of October 31, 2012. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Euro[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of October 31, 2012:	$2,038,526,391
Aggregate Net Capital Subscriptions[3] as of October 31, 2012:	$639,424,904
Net Asset Value as of October 31, 2012:	$714,684,685
Net Asset Value per Share[4] as of October 31, 2012:	$19.77
Worst Monthly Loss:[5]	-18.61%
(December 2008)
Worst Peak-to-Valley Loss:[6]	-36.77%
(November 2008 – April 2011)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 31, 2012. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:15

	2008	2009	2010	2011	2012
January		17.58%	6.32%	-5.04%	-2.49%
February		1.29%	3.37%	-1.95%	-3.88%
March		-9.86%	1.30%	-5.56%	-0.47%
April		0.18%	2.58%	-8.81%	1.33%
May		-12.88%	16.81%	5.21%	14.31%
June		0.93%	0.30%	-2.15%	-4.86%
July		-3.45%	-12.37%	1.32%	5.50%
August		-1.43%	5.33%	-0.58%	-4.52%
September		-4.24%	-14.03%	14.26%	-4.43%
October		-1.41%	-4.60%	-6.97%	-1.77%
November	2.93%	-4.32%	14.26%	5.48%
December	-18.61%	9.68%	-6.11%	7.49%
Annual	-16.22%	-10.84%	8.66%	0.22%
Year-to-Date	N/A	N/A	N/A	N/A	-2.78%

[15]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of October 31, 2012. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Yen[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of October 31, 2012:	$9,999,181
Aggregate Net Capital Subscriptions[3] as of October 31, 2012:	$3,786,887
Net Asset Value as of October 31, 2012:	$4,995,194
Net Asset Value per Share[4] as of October 31, 2012:	$33.30
Worst Monthly Loss:[5]	-15.60%
(February 2009)
Worst Peak-to-Valley Loss:[6]	-18.31%
(January 2009 – March 2009)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 31, 2012. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:16

	2008	2009	2010	2011	2012
January		1.67%	6.21%	-2.25%	1.83%
February		-15.60%	2.89%	0.55%	-12.23%
March		-3.21%	-9.78%	-3.51%	-3.77%
April		0.49%	-1.08%	4.97%	7.33%
May		6.81%	6.40%	-1.08%	3.66%
June		-2.48%	5.51%	2.38%	-4.03%
July		3.30%	4.39%	9.24%	4.50%
August		3.19%	5.59%	0.78%	-0.57%
September		7.30%	0.99%	-1.62%	0.56%
October		-0.79%	7.47%	-2.89%	-4.85%
November	3.03%	8.35%	-7.64%	1.40%
December	10.44%	-14.04%	5.91%	1.29%
Annual	13.79%	-8.11%	28.13%	8.90%
Year-to-Date	N/A	N/A	N/A	N/A	-8.67%

[16]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of October 31, 2012. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Yen[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[2] as of October 31, 2012:	$846,276,549
Aggregate Net Capital Subscriptions[3] as of October 31, 2012:	$304,554,891
Net Asset Value as of October 31, 2012:	$233,676,378
Net Asset Value per Share[4] as of October 31, 2012:	$43.28
Worst Monthly Loss:[5]	-10.60%
(December 2008)
Worst Peak-to-Valley Loss:[6]	-47.04%
(March 2009 – January 2012)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 31, 2012. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:17

	2008	2009	2010	2011	2012
January		-2.56%	-6.25%	1.85%	-2.11%
February		17.12%	-3.39%	-0.87%	13.43%
March		2.07%	10.27%	2.79%	3.44%
April		-1.17%	0.74%	-5.14%	-7.26%
May		-7.18%	-7.31%	0.74%	-3.88%
June		1.58%	-5.58%	-2.64%	3.81%
July		-3.95%	-4.67%	-8.79%	-4.54%
August		-3.66%	-5.79%	-1.49%	0.25%
September		-7.28%	-1.61%	1.33%	-0.88%
October		0.16%	-7.23%	2.26%	4.80%
November	-3.07%	-8.10%	7.93%	-1.62%
December	-10.60%	15.36%	-6.09%	-1.51%
Annual	-13.35%	-1.10%	-26.84%	-12.90%
Year-to-Date	N/A	N/A	N/A	N/A	5.64%

[17]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of October 31, 2012. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra Australian Dollar[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	July 17, 2012
Aggregate Gross Capital Subscriptions[2] as of October 31, 2012:	$4,000,200
Aggregate Net Capital Subscriptions[3] as of October 31, 2012:	$4,000,200
Net Asset Value as of October 31, 2012:	$4,115,454
Net Asset Value per Share[4] as of October 31, 2012:	$41.15
Worst Monthly Loss:[5]	-2.91%
August 2012
Worst Peak-to-Valley Loss:[6]	-2.91%
July 2012 – August 2012

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 31, 2012. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:18

	2008	2009	2010	2011	2012
July[19]					4.03%
August					-2.91%
September					1.26%
October					0.60%
Annual
Year-to-Date[20]	N/A	N/A	N/A	N/A	2.88%

[18]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.
[19]	Represents rate of return from inception to July 31, 2012, as the inception of trading date for the pool was after July 1, 2012.
[20]	Represents inception-to-date rate of return, as the inception of trading date for the pool was after January 1, 2012.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of October 31, 2012. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares UltraShort Australian Dollar[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	July 17, 2012
Aggregate Gross Capital Subscriptions[2] as of October 31, 2012:	$4,000,200
Aggregate Net Capital Subscriptions[3] as of October 31, 2012:	$4,000,200
Net Asset Value as of October 31, 2012:	$3,833,634
Net Asset Value per Share[4] as of October 31, 2012:	$38.33
Worst Monthly Loss:[5]	-4.17%
July 2012
Worst Peak-to-Valley Loss:[6]	-4.17%
Inception – July 2012

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 31, 2012. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:21

	2008	2009	2010	2011	2012
July[22]					-4.17%
August					2.68%
September					-1.71%
October					-0.91%
Annual
Year-to-Date[23]	N/A	N/A	N/A	N/A	-4.16%

[21]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.
[22]	Represents rate of return from inception to July 31, 2012, as the inception of trading date for the pool was after July 1, 2012.
[23]	Represents inception-to-date rate of return, as the inception of trading date for the pool was after January 1, 2012.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of October 31, 2012. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Ultra VIX Short-Term Futures ETF[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 3, 2011
Aggregate Gross Capital Subscriptions[2] as of October 31, 2012:	$1,366,440,501
Aggregate Net Capital Subscriptions[3] as of October 31, 2012:	$644,347,791
Net Asset Value as of October 31, 2012:	$165,622,104
Net Asset Value per Share[4] as of October 31, 2012:	$33.07
Worst Monthly Loss:[5]	-57.41%
(March 2012)
Worst Peak-to-Valley Loss:[6]	-98.73%
(Inception – September 2012)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 31, 2012. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:24

	2011	2012
January		-44.29%
February		-18.65%
March		-57.41%
April		-6.68%
May		55.72%
June		-53.69%
July		-20.88%
August		-30.01%
September		-42.97%
October	-55.10%	8.82%
November	-4.14%
December	-28.30%
Year-to-Date	-69.14%	-95.54%

[24]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of October 31, 2012. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares VIX Short-Term Futures ETF[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[2] as of October 31, 2012:	$1,005,515,509
Aggregate Net Capital Subscriptions[3] as of October 31, 2012:	$309,853,137
Net Asset Value as of October 31, 2012:	$180,599,395
Net Asset Value per Share[4] as of October 31, 2012:	$20.07
Worst Monthly Loss:[5]	-32.69%
(March 2012)
Worst Peak-to-Valley Loss:[6]	-83.56%
(September 2011 – September 2012)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 31, 2012. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:25

	2011	2012
January	-12.84%	-24.92%
February	-6.37%	-8.04%
March	-1.88%	-32.69%
April	-21.52%	-1.14%
May	-8.52%	28.89%
June	-1.13%	-29.23%
July	11.10%	-9.26%
August	65.31%	-15.49%
September	38.45%	-22.58%
October	-24.39%	5.60%
November	1.68%
December	-14.06%
Year-to-Date	-4.53%	-73.73%

[25]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of October 31, 2012. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares Short VIX Short-Term Futures ETF[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 3, 2011
Aggregate Gross Capital Subscriptions[2] as of October 31, 2012:	$473,241,494
Aggregate Net Capital Subscriptions[3] as of October 31, 2012:	$34,161,231
Net Asset Value as of October 31, 2012:	$47,089,711
Net Asset Value per Share[4] as of October 31, 2012:	$62.78
Worst Monthly Loss:[5]	-26.85%
(May 2012)
Worst Peak-to-Valley Loss:[6]	-29.34%
(March 2012 – May 2012)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 31, 2012. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:26

	2011	2012
January		31.19%
February		4.50%
March		39.60%
April		-3.41%
May		-26.85%
June		29.51%
July		5.11%
August		16.15%
September		23.07%
October	27.51%	-7.74%
November	-10.40%
December	13.17%
Year-to-Date	29.29%	142.73%

[26]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

The following performance information is presented in accordance with CFTC regulations.

All summary performance information is as of October 31, 2012. Performance information is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

Name of Pool:	ProShares VIX Mid-Term Futures ETF[1]
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[2] as of October 31, 2012:	$238,169,930
Aggregate Net Capital Subscriptions[3] as of October 31, 2012:	$165,306,751
Net Asset Value as of October 31, 2012:	$98,613,771
Net Asset Value per Share[4] as of October 31, 2012:	$39.05
Worst Monthly Loss:[5]	-17.84%
(September 2012)
Worst Peak-to-Valley Loss:[6]	-56.40%
(September 11 – October 2012)

[1]	ProShare Capital Management, LLC serves as the sole commodity trading advisor for this pool. Therefore, the performance of the commodity trading advisor is the same as that of the pool.
[2]	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
[3]	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
[4]

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 31, 2012. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

[5]

“Worst Monthly Loss” is the largest single month loss sustained since inception of trading. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

[6]

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:27

	2011	2012
January	-10.88%	-9.76%
February	-3.79%	1.25%
March	-1.77%	-17.42%
April	-6.98%	-0.83%
May	-2.60%	13.10%
June	1.15%	-12.30%
July	-3.41%	-5.77%
August	28.73%	-2.59%
September	16.65%	-17.84%
October	-16.01%	-5.91%
November	7.47%
December	-8.29%
Year-to-Date	-7.31%	-47.33%

[27]	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

USE OF PROCEEDS

Substantially all of the proceeds of the offering of the Shares of the Funds will be used to enter into Financial Instruments in which a Fund invests, in combination with cash or cash equivalents and/or U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements) that may in part be used for direct investment or deposited with the FCMs as margin in connection with futures contracts or in segregated accounts at the Funds’ custodian bank as collateral for swap agreements. To the extent that the Funds do not invest the proceeds of the offering of the Shares in the manner described above on the day such proceeds are received, such proceeds will be deposited with the Custodian in a non-interest bearing account.

To the extent that the Funds trade in futures contracts on U.S. exchanges, the assets deposited by the Funds with the FCMs (or another eligible financial institution, as applicable) as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations to margin futures contract positions.

The Sponsor has selected Goldman, Sachs & Co. (Goldman Sachs), Jefferies Bache, LLC (JBL), Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill Lynch) and RBC Capital Markets, LLC (RBC) as its FCMs. JBL currently is an indirect, wholly owned subsidiary of Jefferies Group, Inc. Prior to July 1, 2011, JBL had been an indirect, wholly owned subsidiary of Prudential Financial, Inc. operating under the name Prudential Bache Commodities, LLC. Each of Goldman Sachs, JBL, Merrill Lynch and RBC, in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Funds and as such arranges for the execution and clearing of the Funds’ futures transactions. Each of Goldman Sachs, JBL, Merrill Lynch and RBC acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give-up all such transactions to Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable. Each of Goldman Sachs, JBL, Merrill Lynch and RBC is registered as an FCM with the CFTC and is a member of the NFA. Goldman Sachs, JBL and RBC are clearing members of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. Merrill Lynch is a clearing member of the CBOT and the CME, and is either a clearing member or member of all other principal U.S. futures and futures options exchanges. With regard to those domestic futures and futures options exchanges of which it is not a clearing member, Merrill Lynch has entered into third party brokerage relationships with FCMs that are clearing members of those exchanges. Neither Goldman Sachs, JBL, Merrill Lynch nor RBC is affiliated with or acts as a supervisor of the Trust, the Funds, the Sponsor, the Trustee or BBH&Co. (the Administrator and the Custodian). Neither Goldman Sachs, JBL, Merrill Lynch nor RBC is acting as an underwriter or sponsor of the offering of the Shares, or has passed upon the merits of participating in this offering. Neither Goldman Sachs, JBL, Merrill Lynch nor RBC has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Neither Goldman Sachs, JBL, Merrill Lynch nor RBC provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon Goldman Sachs, JBL, Merrill Lynch or RBC in deciding whether to invest in the Funds or retain their interests in the Funds. Prospective subscribers should also note that the Sponsor may select additional clearing brokers or replace Goldman Sachs, JBL, Merrill Lynch and/or RBC as the Funds’ clearing broker.

To the extent, if any, that the Funds enter into trades in futures on markets other than regulated U.S. futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

The Sponsor, a registered commodity pool operator and commodity trading advisor, is responsible for the cash management activities of the Funds, including investing in cash equivalents that may be used as margin for the Financial Instruments as described above.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement).

CREATION AND REDEMPTION OF SHARES

Each Fund will create and redeem Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares of a Fund. Except when aggregated in Creation Units, the Shares are not redeemable securities.

The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook. By placing a purchase order, an Authorized Participant agrees to deposit cash with the Custodian of the Funds.

If permitted by the Sponsor in its sole discretion with respect to a Fund, an Authorized Participant may also agree to enter into or arrange for an exchange of futures contract for related position (“EFCRP”) or block trade with the relevant Fund whereby the Authorized Participant would also transfer to such Fund a number and type of exchange-traded futures contracts at or near the closing settlement price for such contracts on the purchase order date. Similarly, the Sponsor in its sole discretion may agree with an Authorized Participant to use an EFCRP to effect an order to redeem Creation Units.

An EFCRP is a technique permitted by the rules of the applicable futures exchange that, as utilized by a Fund in the Sponsor’s discretion, would allow such Fund to take a position in a futures contract from an Authorized Participant, or give futures contracts to an Authorized Participant, in the case of a redemption, rather than to enter the futures exchange markets to obtain such a position. An EFCRP by itself will not change either party’s net risk position materially. Because the futures position that a Fund would otherwise need to take in order to meet its investment objective can be obtained without unnecessarily impacting the financial or futures markets or their pricing, EFCRPs can generally be viewed as transactions beneficial to a Fund. A block trade is a technique that permits certain Funds to obtain a futures position without going through the market auction system and can generally be viewed as a transaction beneficial to the Fund.

Authorized Participants pay a fixed transaction fee of up to $500 in connection with each order to create or redeem a Creation Unit in order to compensate BBH&Co., as the Administrator, the Custodian and the Transfer Agent of each Fund and its Shares, for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. Authorized Participants also may pay a variable transaction fee to the Fund of up to 0.10% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors. Further detail on the fees is set forth in the Authorized Participant Handbook.

The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to SEI or the Administrator without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement and the related procedures attached thereto may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from the Funds receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Funds, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act, as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the 1934 Act, and regulated by FINRA, or exempt from being, or otherwise not required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.

Pursuant to the Authorized Participant Agreement, the Sponsor agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Distributor to create one or more Creation Units. For purposes of processing both purchase and redemption orders, a “Business Day” for each Fund means any day on which the NAV of a Fund is determined.

Purchase orders must be placed by the cut-off time shown on page 2, or earlier if the NYSE, BATS Exchange or any exchange material to the valuation or operation of such Fund closes before the cut-off time. If a purchase order is received prior to the applicable cut-off time, the day on which SEI receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next Business Day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Creation Unit is the NAV of 50,000 Shares of the applicable Fund on the purchase order date plus the applicable transaction fee. For each Fund, Authorized Participants have create/redeem cut-off times prior to the NAV calculation time, which may be different from the close of U.S. markets, as shown in the table on page 2.

Delivery of Cash

Cash required for settlement will typically be transferred to the Custodian through: (1) the Continuous Net Settlement (“CNS”) clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment (DVP) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the Custodian does not receive the cash by the market close on the first Business Day following the purchase order date (T+1), such order may be charged interest for delayed settlement or cancelled. The Sponsor reserves the right to extend the deadline for the Custodian to receive the cash required for settlement up to the third Business Day following the purchase order date (T+3). In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. Additional fees may apply for special settlement. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

Delivery of Exchange of Futures Contract for Related Position (EFCRP) Futures Contracts or Block Trades

In the event that the Sponsor shall have determined to permit the Authorized Participant to transfer futures contracts pursuant to an EFCRP or to engage in a block trade purchase of futures contracts from the Authorized Participant with respect to a Fund, as well as to deliver cash, in the creation process, futures contracts required for settlement must be transferred directly to the Fund’s account at its FCM. If the cash is not received by the market close on the third Business Day following the purchase order date (T+3); such order may be charged interest for delayed settlements or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the cash purchase amount and the futures contracts.

Suspension or Rejection of Purchase Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right to purchase, or postpone the purchase settlement date: (1) for any period during which any of the BATS Exchange, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Fund is closed or when trading is suspended or restricted on such exchanges in any of the underlying Reference Assets; (2) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

•	it determines that the purchase order is not in proper form;

•	the Sponsor believes that the purchase order would have adverse tax consequences to a Fund or its shareholders;

•	the order would be illegal; or

•	circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Distributor to redeem one or more Creation Units. If a redemption order is received prior to the applicable cut-off time or earlier if the NYSE, BATS Exchange or other exchange material to the valuation or operation of such Fund closes before the cut-off time, the day on which SEI receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Creation Units. Individual shareholders may not redeem directly from a Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon (Eastern Time), on the first Business Day immediately following the redemption order date (T+1). The Sponsor reserves the right to extend the deadline for the Fund to receive the Creation Units required for settlement up to the third Business Day following the redemption order date (T+3). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order, or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. Additional fees may apply for special settlement.

Upon request of an Authorized Participant made at the time of a redemption order, the Sponsor at its sole discretion may determine, in addition to delivering redemption proceeds, to transfer futures contracts to the Authorized Participant pursuant to an EFCRP or to a block trade sale of futures contracts to the Authorized Participant.

Determination of Redemption Proceeds

The redemption proceeds from a Fund consist of the cash redemption amount and, if permitted by the Sponsor in its sole discretion with respect to a Fund, an EFCRP or block trade with the relevant Fund as described in “- Creation and Redemption of Shares” above. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of such Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of such Fund’s NAV on the redemption order date, less transaction fees and any amounts attributable to any applicable EFCRP or block trade.

Delivery of Redemption Proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon (Eastern Time), on the third Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, a Fund’s DTC account has been credited with the Creation Units to be redeemed. The Fund should be credited through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment basis. If a Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent whole Creation Units are received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent any remaining whole Creation Units are received if: (1) the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine, and (2) the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to a Fund’s DTC account by noon (Eastern Time), on the third Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.

In the event that the Authorized Participant shall have requested, and the Sponsor shall have determined to permit the Authorized Participant to receive futures contracts pursuant to an EFCRP, as well as the cash redemption proceeds, in the redemption process, futures contracts required for settlement shall be transferred directly from the Fund’s account at its FCM to the account of the Authorized Participant at its FCM.

Suspension or Rejection of Redemption Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date: (1) for any period during which any of the NYSE, BATS Exchange, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Fund is closed or when trading is suspended or restricted on such exchanges in any of the underlying Reference Assets; (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfillment of the order might be unlawful.

Creation and Redemption Transaction Fee

To compensate BBH&Co. for services in processing the creation and redemption of Creation Units and to offset some or all of the transaction costs, an Authorized Participant may be required to pay a fixed transaction fee to BBH&Co. of up to $500 per order to create or redeem Creation Units and may pay a variable transaction fee to a Fund of up to 0.10% of the value of a Creation Unit. An order may include multiple Creation Units. The transaction fee(s) may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.

Special Settlement

The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.

LITIGATION

As of the date of this Prospectus, there is no pending legal proceeding, other than ordinary routine litigation incidental to the business of the Trust and that which is described below, to which the Trust or a Fund is a claimant or defendant or to which any of their property is the subject.

As of the date of this Prospectus, there are no material administrative, civil or criminal actions, whether pending or concluded, within five years preceding the date of the Prospectus, against the Sponsor. Louis Mayberg and Michael Sapir, both principals of the Sponsor, have been named as defendants in a purported class action lawsuit in the United States District Court for the Southern District of New York, styled In re ProShares Trust Securities Litigation, Civ. No. 09-cv-6935. The Trust is also a defendant in this action, along with several others. The action was initially brought by Steven Novick, on behalf of himself and all others similarly situated, in a complaint filed August 5, 2009, and was consolidated on April 28, 2011, with 33 related putative class actions. The second amended complaint alleges that the defendants violated Sections 11 and 15 of the 1933 Act by including untrue statements of material fact and omitting material facts in the Registration Statement for one or more of ProShares’ exchange traded funds (“ETFs”) and allegedly failing to adequately disclose the funds’ investment objectives and risks. Claimants, all purchasers of shares of ETFs sold by the Trust or ProShares Trust, seek class certification, compensatory damages, punitive damages, litigation costs, expectation damages and declaratory judgment. The six other series of the Trust named in the complaint are ProShares Ultra Silver, ProShares Ultra Gold, ProShares UltraShort Gold, ProShares UltraShort DJ-UBS Crude Oil, ProShares Ultra DJ-UBS Crude Oil, and ProShares UltraShort Silver. On September 10, 2012, the District Court issued an Opinion and Order dismissing the class action lawsuit in its entirety. On December 17, 2012, the plaintiffs filed an appeal brief to the United States Court of Appeals for the Second Circuit. The Trust believes the complaint is without merit and that the anticipated outcome will not adversely impact the operation of the Trust or any of its funds.

JBL currently is an indirect, wholly owned subsidiary of Jefferies Group, Inc. Prior to July 1, 2011, JBL had been an indirect, wholly owned subsidiary of Prudential Financial, Inc. operating under the name Prudential Bache Commodities, LLC. JBL is registered as an FCM with the CFTC and is a member of the NFA. Goldman Sachs, JBL and RBC are clearing members of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. Merrill Lynch is registered as an FCM with the CFTC and is a member of the NFA. Merrill Lynch is a clearing member of the CBOT and the CME, and is either a clearing member or member of all other principal U.S. futures and futures options exchanges. With regard to those domestic futures and futures options exchanges of which it is not a clearing member, Merrill Lynch has entered into third-party brokerage relationships with FCMs that are clearing members of those exchanges.

From time to time, each of Goldman Sachs, JBL, Merrill Lynch and RBC (in its capacity as a commodities broker) and its respective principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the actions described in the section entitled “Futures Commission Merchant—Litigation and Regulatory Disclosure Relating to FCMs” beginning on page 28, each of Goldman Sachs, JBL, Merrill Lynch and RBC has advised that during the five years preceding the date of this Prospectus there has been no material administrative, civil, or criminal action against it or any of its respective principals.

DESCRIPTION OF THE SHARES; THE FUNDS; CERTAIN MATERIAL

TERMS OF THE TRUST AGREEMENT

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, the Funds, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

Description of the Shares

Each Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Funds.

The Shares may be purchased from the Funds or redeemed on a continuous basis, but only by Authorized Participants and only in Creation Units. Individual Shares may not be purchased or redeemed from the Funds. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from the Funds.

Principal Office; Location of Records; Fiscal Year

The Trust is organized as a statutory trust under the DSTA. The Trust is managed by the Sponsor, whose office is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

The books and records of the Funds are maintained as follows: all marketing materials are maintained at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456. Creation Unit creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and certain trading and related documents received from FCMs are maintained by BBH&Co., 50 Milk Street, Boston, Massachusetts 02109.

All other books and records of the Funds (including minute books and other general corporate records, trading records and related reports) are maintained at the Funds’ principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

Trust books and records located at the foregoing addresses, are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of each Fund ends on December 31 of each year.

The Funds

The Trust is formed and operated in a manner such that each Fund is liable only for obligations attributable to such Fund and shareholders of a Fund are not subject to the losses or liabilities of any other series of the Trust. If any creditor or shareholder in a Fund asserted against a Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or, collectively, claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund, are enforceable only against the assets of that Fund, and not against any other series of the Trust or the Trust generally, or any of their respective assets. The assets of each Fund include only those funds and other assets that are paid to, held by, or distributed to the Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares or Creation Units in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series of the Trust or the Trust generally.

The Trustee

Wilmington Trust Company, a Delaware trust company, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of a Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by the Funds, as appropriate, and is indemnified by the Funds, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day-to-day management of the business and operations of the Funds and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Funds and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

The Sponsor

ProShare Capital Management LLC, is the Sponsor of the Trust, the Funds and the other series of the Trust. As noted above, the Sponsor has exclusive management and control of all aspects of the business of the Funds. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor serves as the Trust’s commodity pool operator and commodity trading advisor.

Specifically, with respect to the Trust, the Sponsor:

•	selects the Funds’ service providers;

•	negotiates various agreements and fees;

•	performs such other services as the Sponsor believes that the Trust may require from time to time;

•	selects the FCM and Financial Instrument counterparties, if any;

•	manages the Funds’ portfolio of other assets, including cash equivalents; and

•	manages the Funds with a view toward achieving the Funds’ investment objectives.

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares of the Funds offered hereby is speculative and involves a high degree of risk.

The principal office of the Sponsor is located at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814. The telephone number of the Sponsor is (240) 497-6400.

Background and Principals

The Sponsor serves as both commodity pool operator and commodity trading advisor of the Trust and the Funds. The Sponsor is registered as a commodity pool operator and commodity trading advisor with the CFTC and is a member in good standing of the NFA. The Sponsor’s membership with the NFA was originally approved on June 11, 1999. It withdrew its registration with the NFA on August 31, 2000 but later re-applied and had its registration subsequently approved on January 8, 2001. Its membership with the NFA is currently effective. The Sponsor’s registration as a commodity trading advisor was approved on June 11, 1999 and is currently effective. The Sponsor’s registration as a commodity pool operator was originally approved on June 11, 1999. It withdrew its registration as a commodity pool operator on August 30, 2000 but later re-applied and had its registration subsequently approved on November 28, 2007. Its registration as a commodity pool operator is currently effective. As a registered commodity pool operator and commodity trading advisor, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the CEA, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Sponsor is also subject to periodic inspections and audits by the CFTC and NFA. Its principal place of business is 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814, and its telephone number is (240) 497-6400. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and the Funds.

In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Sponsor is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts. For past performance of commodity pools operated by the Sponsor, see the section entitled “Performance of the Offered Commodity Pools Operated by the Commodity Pool Operator” on page 24 and the section entitled “Performance of Other Commodity Pools Operated by the Commodity Pool Operator” on page 56.

Executive Officers of the Trust and Principals and Significant Employees of the Sponsor

Name	Position
Michael L. Sapir	Chief Executive Officer and Principal of the Sponsor
Louis M. Mayberg	Principal Executive Officer of the Trust; Chief Financial Officer and Principal of the Sponsor
William E. Seale	Principal of the Sponsor
Sapir Family Trust	Principal of the Sponsor
Northstar Trust	Principal of the Sponsor
Edward J. Karpowicz	Principal Financial Officer of the Trust
Todd B. Johnson*	Chief Investment Officer and Principal of the Sponsor
Howard S. Rubin	Director, Portfolio Management and Associated Person of the Sponsor
Michael Neches	Senior Portfolio Manager and Associated Person of the Sponsor
Jeffrey Ploshnick	Senior Portfolio Manager and Associated Person of the Sponsor
Ryan Dofflemeyer	Portfolio Manager and Associated Person of the Sponsor
Lisa P. Johnson	Principal of the Sponsor
Victor M. Frye	Principal of the Sponsor

*	Denotes principal of the Sponsor who supervises persons who participate in making trading decisions for the Funds.

The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor. PFA is also a commodity trading advisor registered under the CEA.

ProFund Advisors LLC (“PFA”) and ProShare Advisors LLC (“PSA”) are investment advisers registered under the Investment Advisers Act of 1940 (the “Advisers Act”).

Michael L. Sapir, Chairman, Chief Executive Officer and a listed principal of the Sponsor since August 14, 2008; Chairman, Chief Executive Officer and a member of PFA since April 1997, and a listed principal of PFA since November 26, 2012; and Chairman, Chief Executive Officer and a member of PSA since January 2005. As Chairman and Chief Executive Officer of the Sponsor, PSA and PFA, Mr. Sapir’s responsibilities include oversight of all aspects of the Sponsor, PSA and PFA, respectively.

Louis M. Mayberg, Chief Financial Officer, a member and a listed principal of the Sponsor since June 9, 2008; a member of PFA since April 1997 and a listed principal of PFA since November 26, 2012; and a member of PSA, since January 2005. Principal Executive Officer of the Trust since June 2008. As Chief Financial Officer of the Sponsor, Mr. Mayberg’s responsibilities include oversight of the financial matters of the Sponsor. As Principal Executive Officer of the Trust, his responsibilities include oversight of operations of the Trust.

William E. Seale, Ph.D., a member of the Sponsor and a listed principal of the Sponsor since June 11, 1999; a member of PFA since April 1997; and a member of PSA since April 2005. He served as Chief Investment Officer of PFA from January 2003 to July 2005 and from October 2006 to June 2008 and Director of Portfolio from January 1997 to January 2003. He served as Chief Investment Officer of PSA from October 2006 to June 2008. In these roles, Dr. Seale’s responsibilities included oversight of the investment management activities of the respective entities. Dr. Seale is a former commissioner of the CFTC.

Sapir Family Trust, a listed principal of the Sponsor. The Sapir Family Trust has ownership interest in the Sponsor and PSA. The Sapir Family Trust has passive ownership interest in the Sponsor and exercises no management authority over the Funds.

Northstar Trust, a listed principal of the Sponsor. Northstar Trust has ownership interest in the Sponsor and PFA. Northstar Trust has passive ownership interest in the Sponsor and exercises no management authority over the Funds.

Edward J. Karpowicz, Principal Financial Officer of the Trust since July 2008. Mr. Karpowicz has been employed by PFA since July 2002 as Vice President of Financial Administration.

Todd B. Johnson, a registered associated person of the Sponsor since January 29, 2010, a listed principal of the Sponsor since January 16, 2009 and Chief Investment Officer of the Sponsor since February 27, 2009. In this role, Mr. Johnson’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Johnson has served as Chief Investment Officer of PSA and PFA since December 2008 and has been registered as an associated person of PFA since December 5, 2012 and listed as a principal of PFA since November 26, 2012. Mr. Johnson served from 2002 to December 2008 at World Asset Management (a financial services firm), working as President and Chief Investment Officer from January 2006 to December 2008, and as Managing Director and Chief Investment Officer of Quantitative Investments of Munder Capital Management, an asset management firm, from January 2002 to December 2005.

Howard Rubin, CFA, a registered associated person and an NFA associate member of the Sponsor since July 14, 2008 and Director, Portfolio Management of the Sponsor since December 1, 2009. In these roles, Mr. Rubin’s responsibilities include day-to-day portfolio management of the Funds. Mr. Rubin has been registered as an associated person of PFA since December 5, 2012. Mr. Rubin has served as Senior Portfolio Manager of PSA since December 2007 and Senior Portfolio Manager of the Sponsor from November 27, 2008 through November 30, 2009. Mr. Rubin has also served as Senior Portfolio Manager of PFA since November 2004 and Portfolio Manager of PFA from April 2000 through November 2004. Mr. Rubin holds the Chartered Financial Analyst (CFA) designation.

Michael Neches, a registered associated person and an NFA associate member of the Sponsor since November 16, 2011 and Senior Portfolio Manager of the Sponsor since, June 27, 2012. In these roles, Mr. Neches’ responsibilities include day-to-day portfolio management of the Funds and other series of the Trust. Mr. Neches has been registered as an associated person of PFA since December 5, 2012. Mr. Neches serves as a Senior Portfolio Manager of PSA since December 2009; has served as Associate Portfolio Manager from January 2007 through November 2009; and has served as Portfolio Analyst from November 2004 through December 2006.

Jeffrey Ploshnick, a registered associated person and an NFA associate member of the Sponsor since April 12, 2011 and Senior Portfolio Manager of the Sponsor since April 12, 2011. In these roles, Mr. Ploshnick’s responsibilities include day-to-day portfolio management of certain series of the Trust. Mr. Ploshnick has been registered as an associated person of PFA since December 5, 2012. Mr. Ploshnick also serves as a Senior Portfolio Manager of PFA since May 2007 and has served as Portfolio Manager from February 2001 to April 2007.

Ryan Dofflemeyer, a registered associated person and an NFA associate member of the Sponsor since October 26, 2010 and Portfolio Manager of the Sponsor since January 3, 2011. In these roles, Mr. Dofflemeyer’s responsibilities include day-to-day portfolio management of certain series of the Trust. Mr. Dofflemeyer has been registered as an associated person of PFA since December 5, 2012. Mr. Dofflemeyer also serves as a Portfolio Manager of PFA since August 2007 and was a Portfolio Analyst between October 2003 and August 2007. In addition, Mr. Dofflemeyer also serves as Portfolio Manager for Horizon BetaPro Funds (investment funds) since May 2008 and Portfolio Manager of PSA since March 2010. Mr. Dofflemeyer worked as a Research Assistant for the Investment Company Institute (investment funds trade organization) from September 2001 to August 2003.

Lisa Johnson, a listed principal of the Sponsor since November 11, 2008 and a listed principal of PFA since November 26, 2012. Ms. Johnson’s responsibilities include the review and approval of advertising material of the Sponsor. Ms. Johnson has been employed with PDI since April 2008 as Head of Compliance. Prior to her employment with PDI, Ms. Johnson was the Senior Corporate Compliance Officer for ICMA Retirement Corporation (a financial services company) where she was employed from February 2005 to April 2008. She served as Senior Compliance Officer for Delaware Investments (a financial services firm) from January 2001 to February 2005. Ms. Johnson is FINRA registered and holds Series 7, 24 and 63 licenses. She also possesses a Certified Regulatory and Compliance Professional designation, from the NASD Institute at Wharton.

Victor Frye, a listed principal of the Sponsor since December 2, 2008 and a listed principal of PFA since November 26, 2012. Mr. Frye’s responsibilities include the review and approval of advertising material of the Sponsor. Mr. Frye has been employed by PFA since October 2002 as Chief Compliance Officer.

Fiduciary and Regulatory Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Funds and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Trust has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Funds.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of a Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator and commodity trading advisor), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds

As of the date of this Prospectus, the Sponsor owns $200 worth of Shares in each Fund. As of the date of this Prospectus, none of the principals of the Sponsor have an ownership or beneficial interest in any Fund.

Although the Sponsor does not currently trade or hold any commodity interests for its own account as of the date of this Prospectus, the Sponsor and its principals reserve the right to trade commodity interests for their own accounts. Fund investors will not be permitted to inspect the records of such person’s trades or any written policies related to such trading.

Management; Voting by Shareholders

The shareholders of the Funds take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to the Funds, provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the BATS Exchange, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Trust and the Funds in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Possible Repayment of Distributions Received by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of the Funds could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The Shares of each Fund will trade on the BATS Exchange and provide institutional and retail investors with direct access to each Fund. Each Fund’s Shares may be bought and sold on the BATS Exchange like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements are posted on the Sponsor’s website at www.ProShares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

The Sponsor will notify shareholders of any change in the fees paid by the Trust or of any material changes to the Funds by filing with the SEC a supplement to this Prospectus and a Form 8-K, as applicable, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.ProShares.com. Any such notification will include a description of shareholders’ voting rights.

Net Asset Value (NAV)

The NAV in respect of a Fund, means the total assets of that Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, consistently applied under the accrual method of accounting. In particular, the NAV includes any unrealized profit or loss on open Financial Instruments, and any other credit or debit accruing to a Fund but unpaid or not received by a Fund. The NAV per Share of a Fund is computed by dividing the value of the net assets of such Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining the NAV. Each Fund’s NAV is calculated on each day other than a day when the NYSE, the BATS Exchange or other exchange material to the valuation or operation of such Fund is closed for regular trading. The Funds compute their NAVs at 3:00 p.m. (Eastern Time), or an earlier time as set forth on www.ProShares.com if necessitated by the NYSE, the BATS Exchange or other exchange material to the valuation or operation of such Fund closing early. Each Fund’s NAV is calculated only once each trading day.

In calculating the NAV of a Fund, the settlement value of the Fund’s non-exchange traded Financial Instruments, is determined by applying the then-current disseminated level for the applicable benchmark to the terms of such Fund’s non-exchange traded Financial Instruments. However, in the event that an underlying Index Component is not trading due to the operation of daily limits or otherwise, the Sponsor may, in its sole discretion, choose to fair value the index level in order to value the Fund’s non-exchange traded Financial Instruments for purposes of the NAV calculation. Such fair value prices would generally be determined based on available inputs about the current value of the underlying Index Components and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

Futures contracts traded on a U.S. exchange are calculated at their then-current market value, which is based upon the settlement price or the last traded price before the NAV time, for that particular futures contract traded on the applicable U.S. exchange on the date with respect to which the NAV is being determined. If a futures contract traded on a U.S. exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. Such fair value prices would generally be determined based on available inputs about the current value of the underlying assets and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

The Funds may use a variety of money market instruments to invest excess cash. Short-term debt instruments used in this capacity and expected to be held-to-maturity will be priced for NAV purposes at amortized cost.

Indicative Optimized Portfolio Value (“IOPV”)

The IOPV is an indicator of the value of a Fund’s net assets at the time the IOPV is disseminated. The IOPV is calculated and disseminated every 15 seconds throughout the trading day. The IOPV is generally calculated using the prior day’s closing net assets of a Fund as a base and updating throughout the trading day changes in the value of the Financial Instruments held by a Fund. The IOPV should not be viewed as an actual real time update of the NAV because the NAV is calculated only once at the end of each trading day. The IOPV also should not be viewed as a precise value of the Shares. The IOPV will be updated during the BATS Exchange Core Trading Session when applicable futures exchanges are trading futures contracts held by the Funds. As the final settlement price for each Index Component is determined, each specific Index Component’s price will remain fixed and the IOPV will reflect such settlement prices. The IOPV will cease updating after all Index Component settlement prices for the current day have been determined.

The BATS Exchange disseminates the IOPV. In addition, the IOPV is published on the BATS Exchange’s website and is available through on-line information services such as Bloomberg and/or Reuters.

Termination Events

The Trust, or, as the case may be, a Fund, may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders.

DISTRIBUTIONS

The Sponsor does not expect to make distributions. Depending on a Fund’s performance and an investor’s own tax situation, an investor’s income tax liability for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed the capital gains an investor may realize from selling his, her or its shares of such Fund in a taxable year.

THE ADMINISTRATOR

The Sponsor and the Trust, on behalf of itself and on behalf of the Funds, have appointed BBH&Co. as the Administrator of the Funds and BBH&Co. has entered into an administrative agency agreement (the “Administrative Agency Agreement”) with the Trust (for itself and on behalf of the Funds) and the Sponsor in connection therewith. In addition, BBH&Co. serves as Transfer Agent of the Funds pursuant to the Administrative Agency Agreement. A copy of the Administrative Agency Agreement is available for inspection at BBH&Co.’s offices identified above.

The Administrator’s fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

Pursuant to the terms of the Administrative Agency Agreement and under the supervision and direction of the Sponsor, BBH&Co. prepares and files certain regulatory filings on behalf of the Funds. BBH&Co. may also perform other services for the Funds pursuant to the Administrative Agency Agreement as mutually agreed to from time to time.

The Administrator and any of its affiliates may, from time to time, purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Sponsor, on behalf of the Funds, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Funds and their shareholders.

BBH&Co., a private bank founded in 1818, is not a publicly held company nor is it insured by the Federal Deposit Insurance Corporation. BBH&Co. is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§ 160 – 181, and is subject to regulation, supervision, and examination by the New York State Banking Department. BBH&Co. is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

THE CUSTODIAN

BBH&Co. serves as the Custodian of the Funds and has entered into a custodian agreement (the “Custodian Agreement”) with the Trust (for itself and on behalf of the Funds) in connection therewith. Pursuant to the terms of the Custodian Agreement, BBH&Co. is responsible for the holding and safekeeping of assets delivered to it by the Funds, and performing various administrative duties in accordance with instructions delivered to BBH&Co. by the Funds. The Custodian’s fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

THE TRANSFER AGENT

BBH&Co. serves as the Transfer Agent of the Funds for Authorized Participants and has entered into the Administrative Agency Agreement referred to above in connection therewith. Pursuant to the terms of the Administrative Agency Agreement, BBH&Co. is responsible for processing purchase and redemption orders and maintaining records of the ownership of the Funds. The Transfer Agent fees are paid on behalf of the Funds by the Sponsor out of the Management Fee.

THE DISTRIBUTOR

SEI serves as the Distributor of the Funds and assists the Sponsor and the Administrator with functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, and consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance matters in connection with marketing efforts.

SEI retains all marketing materials separately for the Funds, at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456; and its telephone number is (610) 676-1000.

The Sponsor, out of the relevant Management Fee, pays SEI for performing its duties on behalf of the Funds. For more information on the compensation paid to SEI, see the section entitled “Plan of Distribution—General” on page 98.

Description of SEI

SEI is a wholly owned subsidiary of SEI Investments Company, which is a public company and a global provider of investment processing, fund processing, and investment management business outsourcing solutions.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of the Funds, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares of the Funds outstanding at any time. The representations, undertakings and agreements made on the part of the Funds in the global certificates are made and intended for the purpose of binding only the Funds and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of the Funds by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Funds.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS OR REVERSE SPLITS

If the Sponsor believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and, if necessary in the Sponsor’s opinion, to make a corresponding change in the number of Shares of a Fund constituting a Creation Unit.

CONFLICT OF INTEREST

The Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. The Sponsor does not expect that material conflicts of interest will arise in the operation of the Funds, each of which operates independently of the others. However, since the Sponsor in its capacity as the Trust’s commodity pool operator has chosen itself to serve as the Trust’s commodity trading advisor, the Sponsor may be deemed as having a conflict of interest concerning its ability to exercise independent judgment in respect of the selection or retention of a trading advisor for the Funds.

MATERIAL CONTRACTS

Administrative Agency Agreement

BBH&Co. serves as the Funds’ Administrator pursuant to the terms of the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of the Funds, the Administrator and the Sponsor. The Administrator performs or supervises the performance of services necessary for the operation and administration of the Funds (other than making investment decisions or providing services provided by other service providers), including the NAV calculations, accounting and other fund administrative services.

BBH&Co. serves as the Funds’ Transfer Agent. Pursuant to the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of the Funds, the Transfer Agent and the Sponsor, the Transfer Agent serves as the Funds’ transfer agent and agent in connection with certain other activities as provided under the Administrative Agency Agreement. Under the Administrative Agency Agreement, the Transfer Agent’s services include, among other things, assisting the Funds with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by the Funds or the Sponsor.

The Administrative Agency Agreement has an initial term of one year and, after the initial term, will continue in effect for successive one year periods unless terminated on at least seventy-five (75) days’ prior written notice by any party to the other parties. Notwithstanding the foregoing, any party may terminate the Administrative Agency Agreement at any time upon thirty (30) days’ prior written notice to the other party if either party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law.

In its capacity as Administrator and Transfer Agent, BBH&Co. is both exculpated and indemnified under the Administrative Agency Agreement.

Custodian Agreement

BBH&Co. serves as the Funds’ Custodian. Pursuant to the Custodian Agreement between the Trust, on its own behalf and on behalf of the Funds, and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by the Funds during the term of the Custodian Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custodian Agreement, the Custodian may deposit and/or maintain the investment assets of the Funds in a securities depository and may appoint a subcustodian to hold investment assets of the Funds. The Custodian establishes and maintains one or more securities accounts and cash accounts for the Funds pursuant to the Custodian Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Funds.

The Custodian Agreement had an initial term of one year. After the initial term, the Custodian Agreement continued and will continue in effect for successive one year periods unless the Trust, on behalf of the Funds, independently, or the Custodian terminates the Custodian Agreement by giving to the other party a notice in writing specifying the date of such termination, which will not be less than seventy-five (75) days after the date of such notice. In the event of the appointment of a successor custodian, the parties agree that the investment assets of the Funds held by the Custodian or any subcustodian shall be delivered to the successor custodian in accordance with reasonable instructions described in the Custodian Agreement. The parties further agree to cooperate in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian is appointed, the Custodian shall in like manner transfer the Funds’ investment assets in accordance with the instructions set forth in the Custodian Agreement. If no instructions are given as of the effective date of termination, the Custodian may, at any time on or after such termination date and upon ten (10) consecutive calendar days’ written notice to the Fund, either:

(1) deliver the investment assets held under the Custodian Agreement to the Fund; or (2) deliver any investment assets held under the Custodian Agreement to a bank or trust company that meets the criteria set forth in the Custodian Agreement, with such delivery being at the risk of the Funds. In the event that investment assets or moneys of the Funds remain in the custody of the Custodian or its subcustodians after the date of termination of the Custodian Agreement due to the failure of the Fund to issue instructions with respect to its disposition or the fact that such disposition could not be accomplished in accordance with such instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such investments and moneys during such period as the Custodian or its subcustodians retain possession of such items, and the provisions of the Custody Agreement shall remain in full force and effect until the disposition of the investment assets.

The Custodian is both exculpated and indemnified under the Custodian Agreement.

Distribution Agreement

Pursuant to a distribution agreement (the “Distribution Agreement”) between the Trust and SEI, SEI assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

The Distribution Agreement will become effective on the date of the offering of the Shares of the Funds and the Distribution Agreement will continue until December 19, 2014, continuing automatically for successive periods of three years. The Distribution Agreement may be terminated by either party at the end of the initial term or the end of any renewal term on ninety (90) days’ prior written notice. Notwithstanding the foregoing, either party may terminate the Distribution Agreement in the event of a material breach of the agreement by the other party, upon forty-five (45) days’ prior written notice, if such breach is not cured. The Distribution Agreement will automatically terminate in the event of a liquidation of the Trust.

Futures Account Agreement

Each of Goldman Sachs, JBL, Merrill Lynch and RBC, in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Funds’ futures transactions. Pursuant to futures account agreements (each, a “Futures Account Agreement”) between Goldman Sachs and the Funds, JBL and the Funds, Merrill Lynch and the Funds and RBC and the Funds, the Funds agree to indemnify and hold harmless each of Goldman Sachs, JBL, Merrill Lynch and RBC, its directors, officers, employees, agents and affiliates from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable, in connection with: (1) any failure by the Funds to perform its obligations under the Futures Account Agreement and any exercise by Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable, of its rights and remedies thereunder; (2) any failure by the Funds to comply with the applicable law; (3) any action reasonably taken by Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable, or its affiliates or agents to comply with the applicable law; and (4) any reliance by Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable, on any instruction, notice or communication that Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable reasonably believes to originate from a person authorized to act on behalf of the Funds. Also, the Funds agree to remain liable for and pay to Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable, on demand the amount of any deficiency in the Funds’ Accounts, and the Funds shall reimburse, compensate and indemnify Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable, for any and all costs, losses, penalties, fines, taxes and damages that Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable may incur in collecting such deficiency or otherwise exercising its rights and remedies under the Futures Account Agreement.

The Futures Account Agreement may be terminated at any time by the Funds, or Goldman Sachs, JBL, Merrill Lynch or RBC, as applicable, by written notice to the other.

PURCHASES BY EMPLOYEE BENEFIT PLANS

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, which may include, among other things, the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses and that an investment in a Fund complies with the Plan documents and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NONE OF THE FUNDS IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

A regulation issued under ERISA by the U.S. Department of Labor contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”), and (2) an exception applicable if equity interests purchased by a plan are not significant, or the Insignificant Participation Exception.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) ”freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly-Offered Security Exception should apply with respect to the Shares of each Fund.

Ineligible Purchasers

Among other considerations, Shares may not be purchased with the assets of a Plan if the Sponsor, the FCMs or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and the Code with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Funds are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell shares in secondary market transactions through brokers. Shares of the Funds will trade on the BATS Exchange to be announced prior to the commencement of trading. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.

Authorized Participants

The Funds continuously offer Shares in Creation Units to Authorized Participants. It is expected that the initial Authorized Participant(s) will, subject to certain terms and conditions, make minimum initial purchases of at least two initial Creation Units of each Fund at an initial price per Share of $40.00. A Fund will not commence trading unless and until its initial Authorized Participant effects the minimum initial purchase with respect to such Fund. Following the initial purchases by the initial Authorized Participant(s), Shares of the Funds will be offered to Authorized Participants in Creation Units at each Fund’s respective NAV. On the day that the initial Authorized Participant purchases the initial Creation Unit of a Fund, such Fund’s initial NAV per Share will be established as of the times indicated under the section “Creation and Redemption of Shares—Creation Procedures—Determination of Required Payment”.

Authorized Participants, including the initial Authorized Participant(s), may offer to the public, from time to time, Shares of a Fund from any Creation Units they create. Shares of a Fund offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of each Fund on the BATS Exchange, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. Additionally, the price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit. Authorized Participants do not receive from any Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with the purchase and sale of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, ABN AMRO, Banca IMI Securities Corp., Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., EWT, LLC, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., Jefferies & Company, Inc., J.P. Morgan Securities Inc., Knight Execution & Clearing Services LLC, Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co. LLC, Newedge USA LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, SG Americas Securities, LLC, Timber Hill, LLC, UBS Securities LLC, Virtu Financial BD LLC and Wedbush Morgan Securities, Inc. have each executed an Authorized Participant Agreement and are the only Authorized Participants.

Likelihood of Becoming a Statutory Underwriter

Each Fund will issue Shares in Creation Units to Authorized Participants from time to time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. The initial Authorized Participant(s) or an Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would be subject to the prospectus-delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from each Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant for the Funds would be a statutory underwriter with respect to its purchase of initial Creation Units of the Funds as described above.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.

Summary of Certain Items Paid by the Trust or the Sponsor in Connection with the Distribution

Payment	Recipient	Payor	Maximum Payment	Services Provided
Distribution/Services Fee	SEI Investments Distribution, Inc. (SEI)	ProShare Capital Management LLC (the Sponsor)	$2,331,661 (equal to approximately 0.04% of gross offering proceeds)*	Taking purchase and redemption orders for Creation Units; Providing a prospectus with respect to the above orders; Reviewing any permitted advertising or marketing material; and Archiving associated records.

Wholesaling Support and Distribution and Shareholder Services Fee	ProFunds Distributors, Inc. (PDI), an affiliated broker-dealer of the Sponsor	ProShare Capital Management LLC (the Sponsor)	$2,863,386 (equal to approximately 5.11% of gross offering proceeds)*	Wholesaling support, including promoting the sale of investment products; Conducting training seminars on investment products; Creating and maintaining advertising and sales literature files; and retaining associated records.

*	“Gross offering proceeds” includes proceeds from other series of the Trust that are registered on the same registration statement as the Funds but are not offered by this Prospectus. These series are: ProShares Ultra DJ-UBS Commodity; ProShares UltraShort DJ-UBS Commodity; ProShares Ultra DJ-UBS Natural Gas; ProShares UltraShort DJ-UBS Natural Gas; ProShares Ultra Euro; ProShares Ultra Yen; ProShares Short-VIX Short-Term Futures ETF; ProShares Ultra Australian Dollar; ProShares Short Euro; ProShares UltraShort Australian Dollar; ProShares UltraPro Short Euro; and ProShares VIX Mid-Term Futures ETF.

For additional details, see below.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The Sponsor (from its own assets) pays SEI for performing its duties on behalf of the Funds. The fees paid to SEI represent the greater of (i) a fixed amount per fund of the Trust per annum or (ii) 0.004% of the aggregate average daily net assets of the Trust if such assets are less than or equal to $30 billion, or 0.0035% of the aggregate average daily assets of the Trust if the assets exceed $30 billion. Assuming the minimum gross offering proceeds are sold, the amount payable to SEI is estimated to be $555,750, equal to approximately 1.10% of gross offering proceeds. Assuming the maximum gross offering proceeds are sold, the maximum amount payable to SEI will be $2,331,661, an amount equal to approximately 0.04% of gross offering proceeds. These amounts include reimbursements to SEI for marketing material review. “Gross offering proceeds”, as used in this section, includes proceeds from other series of the Trust that are registered on the same registration statement as the Funds but are not offered by this Prospectus. These series are: ProShares Ultra DJ-UBS Commodity; ProShares UltraShort DJ-UBS Commodity; ProShares Ultra DJ-UBS Natural Gas; ProShares UltraShort DJ-UBS Natural Gas; ProShares Ultra Euro; ProShares Ultra Yen; ProShares Short-VIX Short-Term Futures ETF; ProShares Ultra Australian Dollar; ProShares Short Euro; ProShares UltraShort Australian Dollar; ProShares UltraPro Short Euro; and ProShares VIX Mid-Term Futures ETF. For a description of services provided by SEI, see the section entitled “The Distributor” on page 92.

Also, the Sponsor (from its own assets) pays ProFunds Distributors, Inc. (PDI), an affiliated broker-dealer of the Sponsor and a FINRA member, to provide wholesaling and distribution/shareholder services support for all funds that it manages. For its services, the Sponsor pays PDI: 1) a fixed amount split among the Sponsor and two of its investment adviser affiliates pro rata based on the amount of net assets managed by that entity; and 2) reimbursements for any sales-related expenses PDI incurs on behalf of the Sponsor. Irrespective of the amount sold, the amount payable to PDI is estimated to be $2,863,386. This amount includes a portion of the fixed amount payable to PDI along with reimbursements for non-transaction based compensation (salaries), gifts, business entertainment expenses, training and education. Assuming the minimum gross offering proceeds are sold, this amount would constitute 5.11% of gross offering proceeds. Assuming the maximum gross offering proceeds are sold, this amount would constitute approximately 0.10% of gross offering proceeds.

The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. In any event, the maximum amount of all items of value, including compensation paid from the offering proceeds and in the form of “trail commissions,” to be paid to FINRA members, including SEI and PDI, in connection with the offering of the Shares by a Fund will not exceed 10% of gross offering proceeds.

LEGAL MATTERS

Clifford Chance US LLP has advised the Sponsor in connection with the Shares being offered hereby. Richards, Layton & Finger, P.A. has represented the Trust in connection with the legality of the Shares being offered hereby. Clifford Chance US LLP has prepared the section “Material U.S. Federal Income Tax Considerations”.

No counsel has been engaged to act on behalf of the shareholders with respect to matters relating to the Trust or any Fund. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report of Internal Control over Financial Reporting) incorporated in this Prospectus by reference to ProShares Trust II’s Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE INVESTORS CAN FIND MORE INFORMATION

The Trust has filed a Registration Statement on Form S-1 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of each Fund. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain historical information. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries and may not be complete; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

You should read the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2011, the Quarterly Report on Form 10-Q for the period ended March 31, 2012, the Quarterly Report on Form 10-Q for the period ended June 30, 2012, and the Quarterly Report on Form 10-Q for the period ended September 30, 2012, each of which has been incorporated by reference in this Prospectus. Please refer to the section entitled “Incorporation by Reference of Certain Documents” in this Prospectus. The Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q, along with any amendments thereto, prior to the date of this Prospectus, do not provide financial information with respect to the Funds because they have not commenced trading and do not have any performance history. The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the current annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.ProShares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

PRIVACY POLICY

The Trust’s Commitment to Investors

The Sponsor and the Trust are committed to respecting the privacy of personal information investors entrust to the Trust in the course of doing business.

The Information the Trust Collects About Investors

The Sponsor, on behalf of the Trust, collects non-public personal information from various sources. For instance, forms may include names, addresses, and social security numbers. The Funds receive information from transactions in investors’ accounts, including account balances, and from correspondence between investors and the Funds or third parties, such as the Funds’ service providers. The Sponsor, on behalf of the Funds, uses such information provided by investors or their representative to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfill legal and regulatory requirements.

How the Trust Handles Investors’ Personal Information

The Sponsor does not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. The Sponsor may share information about investors with certain third parties who are not affiliated with the Trust to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for the Funds is essential.

The Sponsor may also share information with companies that perform administrative or marketing services for the Funds including research firms. When the Funds enter into such a relationship, such third parties’ use of customer’s information is restricted and they are prohibited from sharing it or using it for any purposes other than those for which they were hired. The Sponsor also requires service providers to maintain physical, electronic and procedural safeguards that comply with federal standards to guard investors’ non-public personal information.

How the Trust Safeguards Investors’ Personal Information

The Sponsor maintains physical, electronic, and procedural safeguards to protect investors’ personal information. Within the Funds, access to personal information is restricted to those employees who require access to that information in order to provide products or services to customers such as processing transactions and handling inquiries. Use of customer information is restricted and customer information is required to be held in strict confidence.

The Sponsor will adhere to the policies and practices described in this notice for both current and former customers of the Funds.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows the Trust to “incorporate by reference” into this Prospectus certain information that the Trust files with the SEC, meaning it can disclose important information to an investor by referring to those documents on file with the SEC.

The information that the Trust incorporates by reference is an important part of this Prospectus, and later information that is filed with the SEC will automatically update and, where applicable, supersede any information contained in this Prospectus or previously incorporated by reference in this Prospectus. The Trust incorporates by reference the documents listed below, and any future filings it may make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the effectiveness of the Registration Statement containing this Prospectus.

This filing incorporates by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2011;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2012;

•	Our Quarterly Report on Form 10-Q for the period ended June 30, 2012; and

•	Our Quarterly Report on Form 10-Q for the period ended September 30, 2012.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

The Trust will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. In addition, the Trust will also provide you with information regarding the other series of the Trust upon your request, at no cost. Any request may be made by writing or calling at the following address or telephone number:

ProShares Trust II

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite1000

Bethesda, Maryland 20814

Telephone: (240) 497-6400

These documents may also be accessed through the web at www.ProShares.com or as described under “Where Investors Can Find More Information.” The information and other content contained on or linked from the website are not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.

Annual, quarterly and current reports and other information are on file with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding the Trust and the Funds.

APPENDIX A — GLOSSARY

The Glossary below defines certain of the terms and meanings used throughout this Prospectus. Each term also is defined the first time it is used in this Prospectus.

1933 Act	Securities Act of 1933, as amended

1934 Act	Securities Exchange Act of 1934, as amended

1940 Act	Investment Company Act of 1940, as amended

Administrator	Brown Brothers Harriman & Co., as administrator for the Funds

Advisers Act	The Investment Advisers Act of 1940

Authorized Participant	Those who may purchase (i.e., create) or redeem Creation Units directly from the Funds

BATS Exchange	The BATS Exchange

BBH&Co.	Brown Brothers Harriman & Co.

Business Day	Any day on which the NAV of a specified Fund is determined.

CBOE	Chicago Board Options Exchange

CBOT	Chicago Board of Trade

CEA	U.S. Commodity Exchange Act of 1936

CFE	CBOE Futures Exchange

CFTC	United States Commodity Futures Trading Commission

CME	Chicago Mercantile Exchange

Creation Unit	A block of 50,000 Shares that is created for sale by the Trust to Authorized Participants and/or submitted to the Trust for redemption by an Authorized Participant.

Custodian	Brown Brothers Harriman & Co., as custodian for the Funds

DCFI	S&P Dynamic Commodities Futures Index

DFFI	S&P Dynamic Financial Futures Index

DFI	S&P Dynamic Futures Index

Distributor	SEI Investments Distribution Co., as distributor for the Funds

DSTA	Delaware Statutory Trust Act

DTC	Depository Trust Company

FCM	Futures Commission Merchant

Financial Instrument	Futures contracts or other instruments, including swap agreements, whose value is derived from the value of an underlying asset, rate or benchmark.

FINRA	Financial Industry Regulatory Authority, Inc.

Fund(s)	One or more of the series of the Trust offered herein.

Goldman Sachs	Goldman, Sachs & Co.

ICE	Intercontinental Exchange

Index Components	Futures contracts on sixteen different tangible commodities and eight different financials

IRS	United States Internal Revenue Service

JBL	Jefferies Bache, LLC

LME	London Metal Exchange

Merrill Lynch	Merrill Lynch, Pierce, Fenner & Smith Incorporated

NAV	Net Asset Value

NFA	National Futures Association

NSCC	National Securities Clearing Corporation

NYMEX	New York Mercantile Exchange

NYSE	New York Stock Exchange

Other Fund	A series of the Trust that is not being offered by this Prospectus.

PDI	ProFunds Distributors, Inc.

PTP	Publicly traded partnership

RBC	RBC Capital Markets, LLC

Reference Asset	The underlying asset that is used to determine the value of a Financial Instrument.

S&P	Standard & Poor’s

SEC	United States Securities & Exchange Commission

SEI	SEI Investments Distribution Co.

Shares	Common units of beneficial interest that represent units of fractional undivided beneficial interest in and ownership of the Funds.

Sponsor	ProShare Capital Management LLC

Sub-Indexes	S&P Dynamic Commodities Futures Index and S&P Dynamic Financial Futures Index

Transfer Agent	Brown Brothers Harriman & Co., as transfer agent for the Funds

Trust	ProShares Trust II

Trustee	Wilmington Trust Company

U.S.	United States of America

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